  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 21, 1996

                                                      REGISTRATION NO. 33-99506

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 2
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                                 PEOPLE'S BANK
                  (ORIGINATOR OF THE TRUST DESCRIBED HEREIN)
               (EXACT NAME AS SPECIFIED IN REGISTRANT'S CHARTER)

                    PEOPLE'S BANK CREDIT CARD MASTER TRUST
                         (ISSUER OF THE CERTIFICATES)

      UNITED STATES                  6025                    06-1213065
     (STATE OR OTHER           (PRIMARY STANDARD          (I.R.S. EMPLOYER
     JURISDICTION OF              INDUSTRIAL            IDENTIFICATION NO.)
    INCORPORATION OR          CLASSIFICATION CODE
      ORGANIZATION)                 NUMBER)

                                850 MAIN STREET
                         BRIDGEPORT, CONNECTICUT 06604
                                (203) 338-7171
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDINGAREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                           WILLIAM T. KOSTURKO, ESQ.
                                GENERAL COUNSEL
                                 PEOPLE'S BANK
                                850 MAIN STREET
                         BRIDGEPORT, CONNECTICUT 06604
                                (203) 338-7171
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------

                                   COPY TO:
       LAURA A. DEFELICE, ESQ.                  ANDREW M. FAULKNER, ESQ.
        MAYER, BROWN & PLATT                      SKADDEN, ARPS, SLATE,
            1675 BROADWAY                            MEAGHER & FLOM
                                                    919 THIRD AVENUE
    NEW YORK, NEW YORK 10019
           (212) 506-2500                       NEW YORK, NEW YORK 10022
                                                     (212) 735-3000

                               ----------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this registration statement becomes effective.

                               ----------------

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

                               ----------------

                        CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                               PROPOSED           PROPOSED
                                AMOUNT         MAXIMUM            MAXIMUM        AMOUNT OF
  TITLE OF EACH CLASS OF        TO BE     AGGREGATE OFFERING     AGGREGATE      REGISTRATION
SECURITIES BEING REGISTERED   REGISTERED  PRICE PER UNIT (1) OFFERING PRICE (1)   FEE (2)
- --------------------------------------------------------------------------------------------
 Floating Rate Class A
  Asset Backed
  Certificates, Series
  1996-1................     $379,000,000        100%           $379,000,000    $130,689.66
 Floating Rate Class B
  Asset Backed
  Certificates, Series
  1996-1................     $ 21,000,000        100%           $ 21,000,000    $  7,241.38
- --------------------------------------------------------------------------------------------
 Total..................     $400,000,000        100%           $400,000,000    $137,931.04

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee.

(2) $70,000 of which has been previously paid.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                             CROSS REFERENCE SHEET

         NAME AND CAPTION IN FORM S-1               CAPTION IN PROSPECTUS
         ----------------------------               ---------------------
  1. Forepart of Registration Statement and
     Outside Front Cover Page of Prospectus.. Front Cover Page of Registration
                                              Statement; Outside Front Cover
                                              Page of Prospectus
  2. Inside Front and Outside Back Cover
     Pages of Prospectus..................... Inside Front Cover Page of
                                              Prospectus; Outside Back Cover
                                              Page of Prospectus
  3. Summary Information, Risk Factors and
     Ratio of Earnings to Fixed Charges...... Prospectus Summary; Risk
                                              Factors; The Trust; The
                                              Receivables; Receivables Yield
                                              Considerations; Certain Legal
                                              Aspects of the Receivables
  4. Use of Proceeds......................... Use of Proceeds
  5. Determination of Offering Price.........                 *
  6. Dilution................................                 *
  7. Selling Security Holders................                 *
  8. Plan of Distribution.................... Underwriting
  9. Description of Securities to be
     Registered.............................. Prospectus Summary; The Trust;
                                              The Receivables; Maturity
                                              Assumptions; Receivable Yield
                                              Considerations; Description of
                                              the Certificates; Certain
                                              Federal Income Tax Consequences
 10. Interests of Named Experts and Counsel..                 *
 11. Information with Respect to the
     Registrant.............................. The Trust; The Credit Card
                                              Business of People's Bank;
                                              People's Bank; Description of
                                              the Certificates
 12. Disclosure of Commission Position on
    Indemnification for Securities Act
    Liabilities..............................                 *

- --------
* Not applicable.

                             EXPLANATORY NOTE

  This Registration Statement contains a Prospectus relating to a public offering by People's Bank Credit Card Master Trust of $379,000,000 aggregate principal amount of Floating Rate Class A Asset Backed Certificates, Series 1996-1 (the "Class A Certificates") and $21,000,000 aggregate principal amount of Floating Rate Class B Asset Backed Certificates, Series 1996-1 (the "Class B Certificates" and, together with the Class A Certificates, the "Certificates"). This Registration Statement also contains a Prospectus Supplement which will be used in connection with the Prospectus for the Certificates in connection with certain offers and sales outside the United States.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                SUBJECT TO COMPLETION, DATED JUNE 21, 1996

                               $400,000,000
                     PEOPLE'S BANK CREDIT CARD MASTER TRUST

  $379,000,000 FLOATING RATE CLASS A ASSET BACKED CERTIFICATES, SERIES 1996-1

$21,000,000 FLOATING RATE CLASS B ASSET BACKED CERTIFICATES, SERIES 1996-1

                                 people's bank

                            TRANSFEROR AND SERVICER
                                  ----------

  Each of the Floating Rate Class A Asset Backed Certificates, Series 1996-1 (the "Class A Certificates") and each of the Floating Rate Class B Asset Backed Certificates, Series 1996-1 (the "Class B Certificates" and, together with the Class A Certificates, the "Certificates") offered hereby will evidence undivided interests in certain assets of the People's Bank Credit Card Master Trust (the "Trust") created pursuant to a pooling and servicing agreement dated as of June 1, 1993, as amended, between People's Bank, as transferor and servicer (the "Transferor"), and Bankers Trust Company, as trustee. The property of the Trust includes, among other things, receivables (the "Receivables") generated from time to time in a portfolio of VISA(R) and MasterCard(R) credit card accounts, all monies due or to become due in payment of the Receivables, Recoveries, Interchange, the benefits of the funds and securities on deposit in a Cash Collateral Account with respect to the Certificates and certain interest rate cap agreements, each as defined or described herein. People's Bank services the Receivables, and People's Structured Finance Corp. ("PSFC"), a wholly-owned subsidiary of People's Bank, owns the undivided interest in the Trust not represented by the Certificates or other series of investor certificates issued by the Trust. People's Bank has previously offered four series of certificates, and PSFC and People's Bank may offer from time to time other series of certificates which evidence fractional undivided interests in certain assets of the Trust, which may have terms significantly different from the Certificates, by exchanging a portion of PSFC's interest in the Trust.

  Interest with respect to the Certificates is scheduled to be distributed on July 15, 1996 and on the 15th day of each month thereafter (or, if such 15th day is not a business day, on the next succeeding business day) (each a "Distribution Date"). Interest will accrue on the Class A Certificates from the Closing Date through and including

                                              (Continued on following page)

 THERE CURRENTLY IS NO SECONDARY MARKET FOR THE CERTIFICATES, AND THERE IS NO ASSURANCE THAT ONE WILL DEVELOP. POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" COMMENCING ON PAGE 25.
                                  ----------

THE CERTIFICATES  REPRESENT INTERESTS IN  THE TRUST  ONLY AND DO  NOT REPRESENT
 INTERESTS IN OR RECOURSE OBLIGATIONS OF PEOPLE'S BANK, PSFC OR ANY OF THEIR AFFILIATES. A CERTIFICATE IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL
  DEPOSIT INSURANCE CORPORATION (THE "FDIC"). THE RECEIVABLES ARE NOT INSURED
   OR GUARANTEED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY.
                                  ----------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

                                  ----------

                                              PRICE TO  UNDERWRITING PROCEEDS TO
                                              PUBLIC(1) DISCOUNT(2)  PSFC(1)(3)
                                              --------- ------------ -----------
Per Class A Certificate......................        %          %            %
Per Class B Certificate......................        %          %            %
Total........................................   $          $            $

- -----

(1) Plus accrued interest, if any, at the applicable Certificate Rate (as defined herein) from the Closing Date.

(2) People's Bank and PSFC have agreed to indemnify the Underwriters (as defined herein) against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

(3) Before deduction of expenses of the offering payable by People's Bank estimated to be $635,431.04.

                                  ----------

  The Certificates are offered by the Underwriters as specified herein, subject to receipt and acceptance by the Underwriters and subject to their right to reject in whole or in part. It is expected that the Certificates will be
delivered in book-entry form on or about July   , 1996, through the facilities
of The Depository Trust Company, Cedel Bank, societe anonyme, and the Euroclear System.

                 UNDERWRITERS OF THE CLASS A CERTIFICATES

GOLDMAN, SACHS & CO.
                             J.P. MORGAN & CO.
                                                       SALOMON BROTHERS INC

                                  ----------

                 UNDERWRITERS OF THE CLASS B CERTIFICATES

                           GOLDMAN, SACHS & CO.

                                  ----------


                 The date of this Prospectus is   , 1996.

(Continued from previous page)

July 14, 1996 at the rate of % per annum and with respect to each Interest Period (as defined herein) thereafter in the manner and with the exceptions described herein at the rate of % per annum above the London interbank offered quotations rate for one-month United States dollar deposits. Interest will accrue on the Class B Certificates from the Closing Date through and including July 14, 1996 at the rate of % per annum and with respect to each Interest Period thereafter in the manner and with the exceptions described herein at the rate of % per annum above the London interbank offered quotations rate for one-month United States dollar deposits. See "Description of the Certificates--Interest Payments". Principal with respect to the Class A Certificates is scheduled to be distributed on each Distribution Date commencing with the December 2000 Distribution Date, but may be paid earlier under certain limited circumstances as described herein. Principal with respect to the Class B Certificates is scheduled to be distributed on the February 2002 Distribution Date, but may be paid earlier or later under certain limited circumstances as described herein. See "Maturity Assumptions". Principal payments will not be made to Class B Certificateholders until the final principal payment has been paid in respect of the Class A Certificates. See "Description of the Certificates--Principal Payments".

  The fractional undivided interest in the Trust represented by the Class B Certificates will be subordinated to the Class A Certificates to the extent described herein.

                         REPORTS TO CERTIFICATEHOLDERS

  Unless and until Definitive Certificates (as defined herein) are issued, monthly and annual reports containing unaudited information concerning the Trust and prepared by the Servicer will be sent on behalf of the Trust to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Certificates, pursuant to the Agreement. See "Description of the Certificates--Book-Entry Registration", "--Reports to Certificateholders" and "--Evidence as to Compliance". Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Transferor does not intend to send any of its financial reports to Certificateholders or to the owners of beneficial interests in the Certificates ("Certificate Owners"). The Servicer will file with the Securities and Exchange Commission (the "Commission") such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                             AVAILABLE INFORMATION

  The Transferor, as originator of the Trust, has filed a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with the Commission on behalf of the Trust with respect to the Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement and amendments thereof and exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Web site at "http://www.sec.gov" that contains information regarding registrants that file electronically with the Commission.

  Application will be made to list the Class A Certificates on the Luxembourg Stock Exchange.

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

  The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus. A listing of the pages on which some of such terms are defined is found in the "Index of Key Terms". Unless the context requires otherwise, certain capitalized terms, when used herein, relate only to the Certificates.

Title of Securities.........
                              $379,000,000 Floating Rate Class A Asset Backed Certificates, Series 1996-1 (the "Class A Certificates") and $21,000,000 Floating Rate Class B Asset Backed Certificates, Series 1996-1 (the "Class B Certificates" and, together with the Class A Certificates, the "Certificates").

The Trust..............       The Certificates represent fractional undivided
                              interests in certain assets of People's Bank
                              Credit Card Master Trust (the "Trust"). The
                              Trust's fiscal year ends December 31. As used herein, the term "Series 1996-1 Supplement" refers to the supplement relating to the Certificates; the term "Agreement" refers to the Pooling and Servicing Agreement dated as of June
                              1, 1993, as amended, and, unless the context requires otherwise, refers to the Agreement as supplemented by the Series 1996-1 Supplement; the term "Certificateholders" refers to holders of the Certificates; the term "Class A
                              Certificateholders" refers to holders of the Class A Certificates and the term "Class B
                              Certificateholders" refers to holders of the Class B Certificates; and the term "Series" refers to any series of certificates issued by the Trust, including the Certificates.

                              The Trust has previously issued four other
                              Series. See "Annex I: Prior Series Issued" for a summary of these previously issued Series.

Trustee.....................  Bankers Trust Company, a New York banking corporation (the "Trustee"). The Corporate Trust Office is located at 4 Albany Street, New York, New York 10006.

Transferor..................
                              People's Bank, a Connecticut stock savings bank and a majority-owned subsidiary of People's Mutual Holdings, is the Transferor of the Receivables and the originator of the Trust. The principal executive offices of People's Bank are located at 850 Main Street, Bridgeport Center, Bridgeport, Connecticut 06604, telephone number
                              (203) 338-7171.

Trust Assets................  The property of the Trust includes receivables
                              (the "Receivables") arising under certain
                              VISA(R)* and MasterCard(R)* credit card accounts, all Receivables in Automatic Additional Accounts and Additional Accounts added
- --------
* VISA(R) and MasterCard(R) are registered trademarks of VISA USA, Inc. and MasterCard International Incorporated, respectively.

                              to the Trust from time to time, all monies due or to become due in payment of the Receivables, all proceeds of the Receivables, proceeds of insurance policies relating to the Receivables, and the right to receive Interchange, Recoveries, all monies on deposit in certain bank accounts of the Trust, all monies on deposit in certain bank accounts established and maintained for the benefit of certificateholders of any Series, funds and securities on deposit in a collateral account in the name of the Trustee (the "Cash Collateral Account") for the benefit of the Certificateholders, an interest rate cap agreement for the exclusive benefit of the Class A Certificateholders (the "Class A Interest Rate Cap") and an interest rate cap agreement for the exclusive benefit of the Class B Certificateholders (the "Class B Interest Rate Cap" and, together with the Class A Interest Rate Cap, the "Interest Rate Caps"), each provided by Swiss Bank Corporation, acting through its London branch (the "Interest Rate Cap Provider"), and any Enhancement issued with respect to any other Series (the benefits of such Enhancement with respect to other Series will not be available for the benefit of the Certificateholders). The holders of the certificates of other Series will not be entitled to the benefits of the Interest Rate Caps or funds deposited in the Cash Collateral Account. The term "Enhancement" shall mean, with respect to any other Series, any letter of credit, cash collateral account, surety bond, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate cap or swap or other contract or agreement principally for the benefit of certificateholders of such Series. The term "Enhancement" shall mean, with respect to the Certificates, the Available Cash Collateral Amount, the Interest Rate Caps and, in the case of the Class A Certificates, the Class B Investor Interest.

                              The Transferor conveyed to the Trust on July 9, 1993, on October 4, 1994, on July 14, 1995 and on May 1, 1996, and the assets of the Trust include, Receivables from the portfolio of VISA credit card accounts and MasterCard credit card accounts owned by the Transferor which met the criteria set forth in the Agreement. The Transferor has conveyed, and will continue to convey, to the Trustee all Receivables arising under the Accounts from time to time thereafter until termination of the Trust. The Trust does not and will not include the Receivables of any Removed Accounts which may be removed from the Trust from time to time. Automatic Additional Accounts will consist of certain of the Transferor's VISA credit card accounts and MasterCard credit card accounts (including certain Affinity Program Accounts and Agent Bank Accounts) constituting Eligible Automatic Additional Accounts and satisfying certain other criteria, and arising in Accounts designated by the Transferor from time to time. Additional Accounts may, subject to certain conditions, also include certain other consumer revolving credit accounts. See "Description of the Certificates--Addition of Accounts". The term "Trust Portfolio" means the pool of Eligible Receivables representing assets of the Trust as of a specified date.

Securities Offered.....       The Class A Certificates and the Class B
                              Certificates will be issued on July  , 1996 (the
                              "Closing Date") in book-entry form only, in the initial principal amounts of $379,000,000 and $21,000,000, respectively, and will be represented by one or more Certificates registered in the name of Cede. A Certificate
                              Owner will not be entitled to receive a
                              definitive certificate representing such person's interest, except in the event that Definitive
                              Certificates are issued under the limited circumstances described herein. In such event, interests in the Certificates will be available in minimum denominations of $1,000 and integral multiples thereof. All references herein to Certificateholders, Class A Certificateholders or
                              Class B Certificateholders shall refer to Certificate Owners, except as otherwise specified herein. See "Description of the Certificates--
                              Definitive Certificates".

                              Each of the Certificates offered hereby and issued pursuant to the Agreement represents a fractional undivided interest in certain assets of the Trust. The Trust assets will be allocated among the Certificateholders, the holders of certificates of any other Series which is outstanding at the time of such allocation and the certificate (the "Exchangeable Transferor Certificate") that represents the Transferor Interest (as defined below), which is currently held by People's Structured Finance Corp. ("PSFC"), a wholly-owned special purpose Connecticut subsidiary of People's Bank, pursuant to an Assignment and Assumption Agreement, dated as of December 15, 1995, by and between the Transferor and PSFC. PSFC, in its capacity as holder of the Exchangeable Transferor Certificate, or any other permitted assignee of the Exchangeable Transferor Certificate that is then currently the registered holder of the Exchangeable Transferor Certificate, is sometimes referred to herein as the "Holder of the Exchangeable Transferor Certificate".

                              The Certificates represent interests in the Trust only and do not represent interests in or recourse obligations of the Transferor, PSFC or any of their affiliates. A Certificate is not a deposit and is not insured by the Federal Deposit Insurance Corporation (the "FDIC"). The Receivables are not insured or guaranteed by the FDIC or any other governmental agency.

Investor Interest;
 Transferor Interest...       On the Closing Date, the amount of the Class A
                              Certificateholders' interest in Principal
                              Receivables will equal

                              $379,000,000 (the "Class A Initial Investor
                              Interest") and the amount of the Class B
                              Certificateholders' interest in Principal
                              Receivables will equal $21,000,000 (the "Class B Initial Investor Interest" and, together with the Class A Initial Investor Interest, the "Initial Investor Interest"). Such amounts may be reduced to reflect the tender and cancellation of Certificates pursuant to an Investor Exchange. The Class A Certificateholders' interest in Principal Receivables on any date after the Closing Date (the "Class A Investor Interest") will equal the Class A Initial Investor Interest, less all payments in respect of principal made on the Class A Certificates, less any charge offs of the Class A Investor Interest, plus any reimbursements of the charge offs of the Class A Investor Interest, in each case as of such date. The Class B Certificateholders' interest in Principal Receivables on any date after the Closing Date (the "Class B Investor Interest") will equal the Class B Initial Investor Interest, less all payments in respect of principal made on the Class B Certificates, less any Reallocated Principal Collections and charge offs of the Class B Investor Interest, plus any reimbursements of Reallocated Principal Collections and charge offs of the Class B Investor Interest, in each case as of such date. The aggregate of the Class A Investor Interest and the Class B Investor Interest at any time is the "Investor Interest". During an Amortization Period, the Investor Interest will decline as principal is paid to the Certificateholders. The Holder of the Exchangeable Transferor Certificate holds in the Trust the remaining undivided interest in the Principal Receivables (as defined below) and amounts not represented by the Certificates or any other Series of certificates that have been issued at the time of such determination (the "Transferor Interest"). As new Receivables are added to the Trust and as payments are made on the Transferor Interest, the principal amount of the Transferor Interest will fluctuate. The Holder of the Exchangeable Transferor Certificate may tender the Exchangeable Transferor Certificate or, if provided in the relevant Supplement, the Transferor may tender certificates representing all or a portion of any Series of certificates and the Holder of the Exchangeable Transferor Certificate may tender the Exchangeable Transferor Certificate, to the Trustee and, upon satisfying certain conditions, cause the Trustee to issue one or more new Series, as described in "Description of the Certificates--Exchanges", which Exchange may have the effect of decreasing the Transferor Interest. As of the date hereof, four other Series have been issued by the Trust. See "Annex I: Prior Series Issued".

                              The Certificates will include the right to
Allocation Percentages......  receive (but only to the extent required to make payments under the Agreement) a percentage (the "Investor Percentage") of the collections of

                              Finance Charge Receivables and Principal
                              Receivables received during each calendar month (a "Monthly Period"). The Investor Percentage (x) with respect to the allocation of Finance Charge Receivables and Receivables in Defaulted Accounts, at all times, and (y) with respect to Collections (as defined in the Agreement) of Principal Receivables during the Revolving Period will be, on any date of determination (other than a date of determination occurring during the Paired Amortization Period), the percentage equivalent of a fraction, the numerator of which is the Investor Interest, determined as of the last day of the Monthly Period immediately preceding such date of determination, and the denominator of which is the greater of (i) the Aggregate Principal Receivables, determined as of the last day of the Monthly Period immediately preceding such date of determination, and (ii) the sum of the numerators used to calculate the investor percentages with respect to Principal Receivables for all Series of certificates outstanding. The Investor Percentage with respect to the allocation of Principal Receivables during the Controlled Amortization Period and the Rapid Amortization Period (each, an "Amortization Period") will be, on any date of determination (other than a date of determination occurring during the Paired Amortization Period), the percentage equivalent of a fraction, the numerator of which is the Investor Interest as of the close of business on the last day of the Revolving Period (or, if there has been an Investor Exchange with respect to the Certificates after the end of the Revolving Period, the Investor Interest as of the end of the Revolving Period reduced ratably to reflect the amount of Certificates tendered and cancelled pursuant to any Investor Exchange) and the denominator of which is the greater of (a) the Aggregate Principal Receivables determined as of the last day of the Monthly Period immediately preceding such date of determination and (b) the sum of the numerators used to calculate the investor percentages for such date of determination with respect to Principal Receivables for all Series of certificates outstanding. The period from the Closing Date to and including the date on which the investor interest of the Trust's Series 1993-1 4.80% Asset Backed Certificates (the "Paired Certificates") has been paid in full is referred to herein as the "Paired Amortization Period". The Investor Percentage of Collections of Principal Receivables for the Certificates, for any date of determination in the Revolving Period or the Rapid Amortization Period occurring during the Paired Amortization Period, will be the percentage equivalent of the same fraction as is described above for the applicable period, except that the numerator thereof will be reduced by the numerator used to calculate the investor percentage for such date of determination with respect to Collections of Principal Receivables for the Paired Certificates pursuant to the related Supplement. The expected final distribution date for the Paired Certificates is December 16, 1996. See "Annex I: Prior Series Issued". The foregoing notwithstanding, during the Controlled Amortization Period, the Investor Percentage of Collections of Principal Receivables may be reset at the option of the Servicer (and any such reset Investor Percentage will apply in any Rapid Amortization Period following the Controlled Amortization Period) on the date of issuance of any new Series of certificates to a fixed percentage equivalent of a fraction which shall not be greater than the fraction described in the fifth preceding sentence and shall not be less than the greater of (i) a fraction, the numerator of which is the Investor Interest, determined as of the close of business on the last day of the Monthly Period immediately preceding the date of determination, and the denominator of which is the greater of
                              (a) the Aggregate Principal Receivables
                              determined as of the last day of the Monthly
                              Period immediately preceding such date of determination, and (b) the sum of the numerators used to calculate the investor percentages for such date of determination with respect to Principal Receivables for all Series of certificates outstanding and (ii) a fraction that when multiplied by the amount of collections of Principal Receivables for the preceding Monthly Period will equal the greater of the Class A Controlled Distribution Amount and the Class B Controlled Distribution Amount for such Monthly Period, plus 10% of the Class A Controlled Amortization Amount, minus any Available Shared Principal Collections with respect to such Monthly Period. The Investor Percentage with respect to the allocation of Principal Receivables during the Rapid Amortization Period will remain fixed at the Investor Percentage in effect at the commencement of the Rapid Amortization Period and may not be reset except as described above in connection with the Paired Amortization Period. See "Description of the Certificates--Allocation Percentages" and "--Pay Out Events".

                              The term "Aggregate Principal Receivables" means in the case of any date of determination, the sum of (i) the aggregate amount of Principal Receivables and (ii) the amount on deposit in the Excess Funding Account (exclusive of the amount of any investment earnings thereon), in each case, as of the end of the last day of the Monthly Period immediately preceding such date of determination. The term "Available Shared Principal Collections" means, on any date, Shared Principal Collections allocable to the Certificates from each other Series that has a controlled or scheduled amortization or accumulation period beginning after the Class B Expected Final Distribution Date.

                              The Investor Percentage of Collections so allocated during the Revolving Period and the Amortization Periods to the

                              Certificateholders will be further allocated between the Class A Certificateholders and the Class B Certificateholders in accordance with the Class A Investor Percentage and the Class B Investor Percentage, respectively. The "Class A Investor Percentage" and the "Class B Investor Percentage" mean, respectively, the percentage equivalent of a fraction, the numerator of which is the Class A Investor Interest or the Class B Investor Interest, as the case may be, determined as of the last day of the Monthly Period immediately preceding such date of determination, and the denominator of which is the sum of the Class A Investor Interest and the Class B Investor Interest, determined as of the last day of the Monthly Period immediately preceding such date of determination.

Interest....................  Interest is required to be distributed on July
                              15, 1996 and on the 15th day of each month
                              thereafter, or, if such 15th day is not a
                              business day, on the next succeeding business day (each, a "Distribution Date"), in an amount equal to, in the case of the Class A Certificates, the sum of (w) the product of (a) the London interbank offered quotations rate for one-month United States dollar deposits ("LIBOR"),
                              determined as described herein, plus   % (the
                              "Class A Certificate Rate") (or   % for the
                              Initial Interest Period), (b) the lesser of the Class A Investor Interest as of the preceding Distribution Date (or, in the case of the first Distribution Date, the Class A Initial Investor Interest) after giving effect to all payments, deposits and withdrawals on such Distribution Date and the Expected Class A Principal as of the preceding Distribution Date, and (c) the actual number of days in the related Interest Period divided by 360, plus (x) the product of (a) the Class A Excess Principal, (b) the lesser of the
                              Class A Certificate Rate and   %, and (c) the
                              actual number of days in the related Interest Period divided by 360 (collectively, the "Class A Monthly Interest"), plus (y) to the extent permitted by applicable law, any interest accrued on the Class A Certificates (including interest on any overdue Class A Monthly Interest) during any prior accrual period which has not been distributed to the Class A Certificateholders, plus, to the extent that there is available Excess Spread, (z) an amount equal to the product of (a) the amount by which the Class A
                              Certificate Rate exceeds   %, (b) the Class A
                              Excess Principal and (c) the actual number of days in the related Interest Period divided by 360 (the "Class A Excess Interest"). In the case of the Class B Certificates, interest will be distributed in an amount equal to the sum of (w) the product of (a) LIBOR, determined as described
                              herein, plus   % (the "Class B Certificate Rate";
                              the Class A Certificate Rate and the Class B
                              Certificate Rate are each sometimes referred to as a "Certificate Rate" and collectively, the
                              "Certificate Rates") (or   % for the Initial
                              Interest Period),

                              (b) the lesser of the Class B Investor Interest as of the preceding Distribution Date (or, in the case of the first Distribution Date, the Class B Initial Investor Interest) after giving effect to all payments, deposits and withdrawals on such Distribution Date and the Expected Class B Principal as of the preceding Distribution Date, and (c) the actual number of days in the related Interest Period divided by 360, plus (x) an amount equal to the product of (a) the Class B Excess Principal, (b) the lesser of the Class B
                              Certificate Rate and   %, and (c) the actual
                              number of days in the related Interest Period divided by 360 (collectively, the "Class B Monthly Interest"), plus (y) to the extent permitted by applicable law, any interest accrued on the Class B Certificates (including interest on any overdue Class B Monthly Interest) during any prior accrual period which has not been distributed to the Class B Certificateholders, plus, to the extent that there is available Excess Spread, (z) an amount equal to the product of (a) the amount by which the Class B
                              Certificate Rate exceeds   %, (b) the Class B
                              Excess Principal and (c) the actual number of days in the related Interest Period divided by 360 (the "Class B Excess Interest"). For any Interest Period in which the Class A Certificate Rate or the Class B Certificate Rate, as the case may be, exceeds the Class A Cap Rate or the Class B Cap Rate, respectively, the portion of the Class A Monthly Interest or the Class B Monthly Interest attributable to the amount by which the Class A Certificate Rate or the Class B Certificate Rate, as the case may be, exceeds the Class A Cap Rate or the Class B Cap Rate, respectively, will be funded from payments made pursuant to the Class A Interest Rate Cap or the Class B Interest Rate Cap, respectively, and from Excess Spread. Interest distributable on July 15, 1996 will accrue from and including the Closing Date to and including July 14, 1996 (the "Initial Interest Period").

Revolving Period............
                              No principal will be payable to
                              Certificateholders until the December 2000
                              Distribution Date or, upon the occurrence of a Pay Out Event as described herein, the first Distribution Date with respect to the Rapid Amortization Period. For each Monthly Period during the period from and including the Closing Date, up to and including the day prior to the day on which the Controlled Amortization Period or the Rapid Amortization Period commences (the "Revolving Period"), collections of Principal Receivables otherwise allocable to the Certificateholders will, subject to certain limitations, be applied as Shared Principal Collections, as described below, and thereafter paid to the Holder of the Exchangeable Transferor Certificate to maintain the Investor Interest at the Initial Investor Interest. See "Description of the Certificates-Pay Out Events" for a discussion of the events which might lead to the termination of the Revolving Period prior to the end of the October 2000 Monthly Period.

Principal Payments;
 Controlled Amortization
 Period.....................  Unless a Pay Out Event has occurred or is deemed to occur, commencing on the first day of the Monthly Period relating to the December 2000 Distribution Date (the "Controlled Amortization Date") and ending on the earlier of the date when the Certificates have been paid in full, or the occurrence of a Pay Out Event (the "Controlled Amortization Period"), collections of Principal Receivables allocable to the Certificates, along with Shared Principal Collections from other Series, if any, will be distributed monthly on each Distribution Date related to the Controlled Amortization Period to the Class A Certificateholders, in an amount up to the Class A Controlled Distribution Amount, until the Class A Investor Interest is paid in full. Principal payments on the Class B Certificates will commence on the Class B Payment Commencement Date. During either Amortization Period, the aggregate amount of collections of Principal Receivables allocable to the Class A Certificates and the Class B Certificates (together with certain amounts treated as Collections of Principal Receivables, including amounts applied with respect to Investor Default Amounts and Investor Charge Offs, the "Principal Allocation") will equal the product of (a) the applicable Investor Percentage and (b) the amount of collections of Principal Receivables.

                              If the Principal Allocation for any Monthly
                              Period during the Controlled Amortization Period is equal to or greater than the sum of the Class A Controlled Amortization Amount or the Class B Controlled Amortization Amount, as applicable, and the existing Deficit Controlled Amortization Amount (such sum, either the "Class A Controlled Distribution Amount" or the "Class B Controlled Distribution Amount", respectively; each, a "Controlled Distribution Amount"), the amount of the applicable Controlled Distribution Amount will be paid as provided herein from the Trust to the Certificateholders in respect of the Investor Interest, and any excess of such Principal Allocation over the applicable Controlled Distribution Amount will be applied as Shared Principal Collections, as described below, and if not so used, paid from the Trust to the Holder of the Exchangeable Transferor Certificate. If the Principal Allocation for any Monthly Period during the Controlled Amortization Period is less than the applicable Controlled Distribution Amount, the sum of such Principal Allocation and the amount of any Shared Principal Collections available from other Series to the Certificates of this Series, in an aggregate amount not to exceed the applicable Controlled Distribution Amount, will be paid from the Trust to the applicable Certificateholders in respect of the Class A Investor Interest or the Class B Investor Interest. The amount of the accrued and unpaid monthly excesses of the applicable Controlled Amortization Amount for the Class A Certificates or
                              the Class B Certificates, as the case may be, for each preceding Monthly Period over the sum of the Principal Allocation and the amount of any Shared Principal Collections available to the Certificates for each such Monthly Period will be the "Deficit Controlled Amortization Amount" for any Transfer Date or Distribution Date. See "Maturity Assumptions", "Description of the Certificates--Application of Collections" and "-- Subordination of the Class B Certificates".
Principal Payments; Rapid
 Amortization Period........  During the period beginning on the day on which a
                              Pay Out Event occurs or is deemed to occur and continuing to and including the earlier of (a) the date on which the Investor Interest has been paid in full and (b) the Scheduled Series 1996-1 Termination Date (the "Rapid Amortization Period"), the Principal Allocation along with Shared Principal Collections from other Series, if any, will be distributed monthly to the Class A Certificateholders until the Class A Investor Interest is paid in full and, following the final principal payment to the Class A Certificateholders, to the Class B Certificateholders until the Class B Investor Interest is paid in full, on each Distribution Date beginning with the month following the Monthly Period in which the Rapid Amortization Period commences. See "Description of the Certificates-Pay Out Events" for a discussion of the events which might lead to the commencement of a Rapid Amortization Period.

Final Payment of Principal
 and Interest...............
                              The final distributions of principal and interest on the Class A Certificates and the Class B Certificates, respectively, are scheduled to be made on the January 2002 Distribution Date (the "Class A Expected Final Distribution Date") and the February 2002 Distribution Date (the "Class B Expected Final Distribution Date"; the Class A Expected Final Distribution Date and the Class B Expected Final Distribution Date are each sometimes referred to as an "Expected Final Distribution Date" and collectively, the "Expected Final Distribution Dates") and will be made no later than the November 2004 Distribution Date (the "Scheduled Series 1996-1 Termination Date"). After the Scheduled Series 1996-1 Termination Date, neither the Trust nor the Transferor will have any further obligation to pay principal or interest on the Certificates.

Exchanges...................
                              The Agreement authorizes the Trustee to issue two types of certificates: (i) one or more Series of certificates transferable and having the characteristics described below and (ii) the Exchangeable Transferor Certificate, a certificate evidencing the Transferor Interest, currently held by PSFC and transferable only as provided in the Agreement. The Agreement also provides that, pursuant to any one or more supplements to the Agreement (each, a "Supplement"), the

                              Holder of the Exchangeable Transferor Certificate may tender the Exchangeable Transferor Certificate (a "Transferor Exchange") or, if provided in the relevant Supplement, the Transferor may transfer certificates representing any Series of certificates and the Holder of the Exchangeable Transferor Certificate may transfer the Exchangeable Transferor Certificate (an "Investor Exchange"), to the Trustee in exchange for one or more new Series and a reissued Exchangeable Transferor Certificate (any tender pursuant to a Transferor Exchange or an Investor Exchange being referred to as an "Exchange"). The Series 1996-1 Supplement permits an Investor Exchange with respect to the Certificates. See "Description of the Certificates--Exchanges". At all times, however, the interest in the Principal Receivables in the Trust represented by the Transferor Interest must equal or exceed the Minimum Transferor Interest (as defined below). Under the Agreement, the Supplement executed by the Transferor and the Trust in conjunction with an Exchange will define, with respect to any Series, the Principal Terms of the Series. The Transferor and the Holder of the Exchangeable Transferor Certificate may offer any Series to the public or other investors under a prospectus or other disclosure document (a "Disclosure Document") in transactions either registered under the Securities Act or exempt from registration thereunder, directly or through the Underwriters or one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. The Transferor and the Holder of the Exchangeable Transferor Certificate may offer, from time to time, additional Series issued by the Trust. See "Description of the Certificates-- Exchanges".

                              Under the Agreement and pursuant to a Supplement, an Exchange may occur only upon delivery to the Trustee of the following: (i) a Supplement specifying the Principal Terms of such Series,
                              (ii) an opinion of counsel to the effect that the certificates of such Series under existing law will be characterized as indebtedness for Federal income tax purposes and that the issuance of such Series will not materially adversely affect the Federal income tax characterization of any outstanding Series, (iii) if required by the related Supplement, the form of Enhancement, (iv) if an Enhancement is required by the Supplement, an appropriate Enhancement instrument or agreement, (v) written confirmation from the Rating Agency that the Exchange will not result in such Rating Agency reducing or withdrawing its rating on any then outstanding Series rated by it, and (vi) the existing Exchangeable Transferor Certificate and, if applicable, the certificates representing the Series to be exchanged.

                              The Holder of the Exchangeable Transferor
                              Certificate also has the right, upon Transferor consent, to transfer the Exchangeable Transferor Certificate, and the Transferor also has the right to sell, transfer or pledge the Accounts, provided that certain requirements contained in the Agreement are satisfied and that the Rating Agency has confirmed that such sale, transfer or pledge will not result in the reduction or withdrawal of its then existing rating of the Certificates. See "Description of the Certificates--Sale of Accounts" and "--Certain Matters Regarding the Transferor and the Servicer".

Receivables.................
                              The Receivables arise in Accounts that have been selected from the VISA and MasterCard credit card accounts owned by the Transferor based on criteria provided in the Agreement as applied with respect to each Account upon its inclusion in the portfolio and on the date of the inclusion of the related Receivables in the Trust. The Receivables consist of amounts charged by cardholders for goods and services and cash advances (the "Principal Receivables") plus the related periodic finance charges billed to the Accounts, amounts billed to the Accounts in respect of annual membership fees, cash advance fees, late fees, returned check fees, overlimit fees, the premiums of any insurance covering a cardholder's account balances, Recoveries, Interchange and investment earnings on the Excess Funding Account (collectively, the "Finance Charge Receivables"). Proceeds from the sale of all or a portion of an Interest Rate Cap will also be treated under the Supplement as Finance Charge Collections, allocable to the related class of Certificates. In addition, if the Transferor exercises the Discount Option in accordance with the terms and conditions of the Agreement, an amount equal to the product of the Discount Percentage and the amount of Receivables arising in designated Accounts on and after the date such option is exercised that otherwise would be Principal Receivables will be treated as Finance Charge Receivables. See "Description of the Certificates--Discount Option". "Accounts" means VISA and MasterCard credit card accounts identified as part of the accounts underlying the Receivables in the Trust Portfolio as of March 31, 1996 (the "Series Cut-Off Date"), together with Automatic Additional Accounts arising on or prior to the Series Cut-Off Date and Additional Accounts conveyed on or prior to May 1, 1996, but does not include any Removed Accounts. "Recoveries" means amounts received with respect to charged-off credit card receivables of the Bank Portfolio allocable to the Trust. The aggregate amount of Receivables in the Accounts as of the Series Cut-Off Date was approximately $1,798,186,706. The Finance Charge Receivables will not generally affect the amount of the Investor Interest represented by the Certificates or the amount of the Transferor Interest, which are determined on the basis of the amount of the Principal Receivables in the Trust.

                              During the term of the Trust, all new Receivables arising in the Accounts will be automatically transferred (without further action by the Transferor) to the Trust by the Transferor. The total amount of Receivables in the Trust will fluctuate from day to day, because the amount of new Receivables arising in the Accounts and the amount of payments collected on existing Receivables usually differ each day. Because the Transferor Interest represents the interest in the Principal Receivables in the Trust not represented by the Certificates or any other Series of certificates, the amount of the Transferor Interest will fluctuate from day to day as Receivables are collected and new Receivables are transferred to the Trust. See "The Receivables".

                              Pursuant to the Agreement, the Transferor has (subject to certain limitations and conditions) designated and may in the future designate additional eligible consumer revolving credit accounts originated in the ordinary course of the Transferor's business (the "Automatic Additional Accounts") and convey to the Trust all of the Receivables in the Automatic Additional Accounts whether such Receivables are then existing or thereafter created. See "Description of the Certificates-- Addition of Accounts". The Transferor has conveyed and will continue to convey Automatic Additional Accounts consisting of VISA and MasterCard credit card accounts that are Eligible Automatic Additional Accounts and that satisfy certain other criteria. Additionally, pursuant to the Agreement, the Transferor has the right (subject to certain limitations and conditions) and, in some circumstances, is obligated, to designate additional eligible consumer revolving credit accounts to be included as Accounts (the "Additional Accounts") and to convey to the Trust all of the Receivables in the Additional Accounts whether such Receivables are then existing or thereafter created.

                              Further, pursuant to the Agreement, the
                              Transferor has the right (subject to certain limitations and conditions) to remove the Receivables related to certain Accounts designated by the Transferor from the Trust (the "Removed Accounts") and accept the conveyance of all the Receivables in the Removed Accounts, whether such Receivables are then existing or thereafter created.

                              The aggregate undivided interest in the Principal Receivables in the Trust evidenced by the Certificates will never exceed the amount of the Investor Interest regardless of the total amount of Principal Receivables in the Trust at any time.

Denomination................
                              The Certificates will be offered for purchase in minimum denominations of $1,000 and integral multiples thereof.

Registration of               The Certificates will initially be represented by
 Certificates...............  Certificates registered in the name of Cede, as the nominee of DTC. No Certificate Owner will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Certificates (as defined herein) are issued under the limited circumstances described herein. See "Description of the Certificates--Definitive Certificates".

Clearance and Settlement....
                              Certificate Owners may elect to hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe), each of which in turn hold through DTC. Transfers within DTC or Cedel or Euroclear, as the case may be, will be made in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC through the relevant Depositaries of Cedel or Euroclear. See "Description of the Certificates-- Book-Entry Registration" and Annex II.

Servicer....................  The Servicer is People's Bank, a Connecticut
                              chartered stock savings bank. In certain limited circumstances, People's Bank may resign or be removed as Servicer, in which event the Trustee or a third party servicer may be appointed as successor servicer (People's Bank, or any such successor servicer, is referred to herein as the "Servicer"). The Servicer is permitted to delegate certain of its duties as servicer under the Agreement to any of its affiliates, but any such delegation will not relieve the Servicer of its obligations thereunder.

Collections.................
                              The Servicer will deposit all collections of Receivables in an account established for such purpose (the "Collection Account"). All amounts deposited in the Collection Account will be allocated in the manner provided in the Agreement, as supplemented by the Series 1996-1 Supplement, and the Supplements relating to any past or future Series, by the Servicer between amounts collected on Principal Receivables and amounts collected on Finance Charge Receivables. If the Discount Option is exercised by the Transferor, certain collections that would otherwise be characterized as Collections of Principal Receivables may instead be treated as Collections of Finance Charge Receivables. See "Description of the Certificates--Discount Option". In addition, pursuant to the Series 1996-1 Supplement, proceeds from any sale of the Class A Interest Rate Cap or the Class B Interest Rate Cap will be allocated as Finance Charge Receivables to the related class of Certificates. All such amounts will then be allocated in accordance with the respective interests of the Certificateholders, the certificateholders of any other Series and the Holder of the Exchangeable Transferor Certificate in the Principal Receivables and in the Finance Charge Receivables in the Trust. See "Description of the Certificates--Allocation Percentages".

Subordination of the Class
 B Certificates.............  The Class B Investor Interest will be subordinated as described herein to the extent necessary to fund payments with respect to the Class A Certificates and the Class A Monthly Servicing Fee as described herein. To the extent the Class B Investor Interest is thereby reduced, the percentage of collections of Finance Charge Receivables allocated to the Class B Certificateholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Investor Interest is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced. Such reductions of the Class B Investor Interest will thereafter be reimbursed and the Class B Investor Interest increased on each Distribution Date by the amount, if any, of Excess Spread and any Shared Finance Charge Collections from other Series available for that purpose for such Distribution Date. See "Description of Certificates--Subordination of the Class B Certificates" and " --Application of Collections".

Cash Collateral Account.....
                              The Trust will have the benefit of an account (the "Cash Collateral Account"), which will be held in the name of the Trustee for the benefit of the Certificateholders. See "Description of the Certificates--The Cash Collateral Account". The Cash Collateral Account will be funded from the proceeds of a loan made pursuant to a loan agreement (the "Loan Agreement") by a certain financial institution as lender (the "Cash Collateral Lender") and from a deposit by the Transferor on the Closing Date in the aggregate amount of $36,000,000 (the "Initial Cash Collateral Amount"). On the Business Day preceding each Distribution Date (each a "Transfer Date"), the amount available in the Cash Collateral Account (the "Available Cash Collateral Amount") will equal the lesser of the amount on deposit in the Cash Collateral Account and the Required Cash Collateral Amount. The "Required Cash Collateral Amount" with respect to any Transfer Date means, generally, the product of (i) the Investor Interest as of the last day of the Monthly Period preceding such date and
                              (ii) 9%, but in no event less than the lesser of
                              (x) $12,000,000 and (y) the Investor Interest as of the last day of the related Monthly Period; provided, however, that if certain withdrawals are made from the Cash Collateral

                              Account during the Controlled Amortization Period or if a Pay Out Event occurs, the Required Cash Collateral Amount for such Transfer Date shall be the lesser of the Required Cash Collateral Amount for the Transfer Date immediately preceding the occurrence of such withdrawal or such Pay Out Event and the unpaid principal amount of the Certificates.

Application of Funds........  If, in any Monthly Period, collections of Finance
                              Charge Receivables allocable to the Class A
                              Investor Interest for such Monthly Period are insufficient (such insufficiency being the "Class A Required Amount") to pay (i) the interest accrued on the Class A Certificates with respect to the related Distribution Date, in an amount equal to the product of (a) the lesser of the Class A Certificate Rate and the Class A Cap Rate, (b) the Class A Investor Interest as determined as of the preceding Distribution Date (or, for the Initial Interest Period, the Closing
                              Date) after giving effect to all payments, deposits and withdrawals on such Distribution Date or Closing Date, and (c) the actual number of days in the related Interest Period divided by 360 (the "Class A Monthly Cap Rate Interest"), and any Class A Monthly Cap Rate Interest accrued during any prior period not distributed to the Class A Certificateholders, (ii) the Class A Monthly Servicing Fee and any accrued and unpaid Class A Monthly Servicing Fees from prior Monthly Periods, (iii) the Class A Investor Default Amount for such Monthly Period, and (iv) unreimbursed Class A Investor Charge Offs (the aggregate of clauses (i) through (iv), the "Class A Payment Amount"), then first, Excess Spread, if any, from collections of Finance Charge Receivables allocable to the Class B Certificates will be allocated to the Class A Certificates up to the Class A Required Amount, second, Shared Finance Charge Collections, if any, allocable to the Certificates will be allocated to the Class A Certificates up to the remaining Class A Required Amount and third, a withdrawal will be made from the Cash Collateral Account on the Distribution Date immediately following such Monthly Period, to the extent of any remaining Class A Required Amount (but not more than the applicable Available Cash Collateral Amount). If such applicable Available Cash Collateral Amount is less than the remaining Class A Required Amount for such Distribution Date, the applicable Class B Investor Percentage of collections in respect of Principal Receivables will then be used to fund the remaining Class A Required Amount (such collections, "Reallocated Principal
                              Collections"). The Class B Investor Interest will be reduced by the amount of Reallocated Principal Collections.

                              If, on such Distribution Date, the Available Cash Collateral Amount and Reallocated Principal Collections are insufficient to fund the remaining Class A Required Amount for such

                              Monthly Period, the remaining Class B Investor Interest will be reduced (but not in excess of the Class A Investor Default Amount for such Distribution Date) by the amount of such remaining insufficiency, until such time as the Class B Investor Interest has been reduced to zero. Thereafter, the Class A Investor Interest will be reduced by the amount of any remaining Class A Required Amount (a "Class A Investor Charge Off"), but not in excess of the Class A Investor Default Amount for such Distribution Date, and the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust.

                              If, in any Monthly Period, collections of Finance Charge Receivables allocable to the Class B Investor Interest for such Monthly Period are insufficient (such insufficiency being the "Class B Required Amount" and, together with the Class A Required Amount, the "Required Amounts") to pay
                              (i) the interest which accrued on the Class B Certificates with respect to the related Distribution Date, in an amount equal to the product of (a) the lesser of the Class B Certificate Rate and the Class B Cap Rate, (b) the Class B Investor Interest as determined as of the preceding Distribution Date (or, for the Initial Interest Period, the Closing Date), after giving effect to all payments, deposits and withdrawals on such Distribution Date or Closing Date, and (c) the actual number of days in the related Interest Period divided by 360 (the "Class B Monthly Cap Rate Interest"), and any Class B Monthly Cap Rate Interest accrued during any prior period which has not been distributed to the Class B Certificateholders, (ii) the Class B Monthly Servicing Fee and any accrued and unpaid Class B Monthly Servicing Fees from prior Monthly Periods, (iii) the Class B Investor Default Amount for such Monthly Period, and (iv) unreimbursed Class B Investor Charge Offs (the aggregate of clauses (i) through (iv), the "Class B Payment Amount"), then first, Excess Spread, if any, from collections of Finance Charge Receivables allocable to the Class A Certificates will be allocated to the Class B Certificates up to the Class B Required Amount, second, Shared Finance Charge Collections, if any, allocable to the Certificates and not required to pay the Class A Required Amount for such Distribution Date will be allocated to the Class B Certificates up to the remaining Class B Required Amount and third, a withdrawal will be made from the Cash Collateral Account on the Distribution Date immediately following such Monthly Period, to the extent of any remaining Class B Required Amount (but not more than the portion of the applicable Available Cash Collateral Amount, if any, not required to pay the Class A Required Amount for such Distribution Date).

                              If, on such Distribution Date, such portion of the Available Cash Collateral Amount is insufficient to fund the remaining

                              Class B Required Amount for such Monthly Period, the Class B Investor Interest will be reduced (but not in excess of the Class B Investor Default Amount for such Distribution Date) by the amount of such remaining insufficiency (a
                              "Class B Investor Charge Off"). See "Description of the Certificates--The Cash Collateral Account", "--Reallocation of Cash Flows".

                              "Excess Spread" on any Transfer Date will equal the sum of (a) the excess of any collections of Finance Charge Receivables allocated to the Class A Investor Interest over the Class A Payment Amount and (b) the excess of any collections of Finance Charge Receivables allocated to the Class B Investor Interest over the Class B Payment Amount. Any Excess Spread will be applied first, to cover the Required Amounts, second, to cover any accrued and unpaid interest on any overdue Class A Monthly Interest, calculated at a default rate of interest, third, to cover any accrued and unpaid interest on any overdue Class B Monthly Interest, calculated at a default rate of interest, fourth, to reimburse any reductions in the Class B Investor Interest in connection with the payment of the Class A Required Amount, fifth, to replenish the Cash Collateral Account to the Required Cash Collateral Amount, sixth, to cover any Class A Monthly Interest in excess of the Class A Monthly Cap Rate Interest (other than Class A Excess Interest), to the extent not paid by the Interest Rate Cap Provider pursuant to the Class A Interest Rate Cap, seventh, to cover any Class B Monthly Interest in excess of the Class B Monthly Cap Rate Interest (other than Class B Excess Interest), to the extent not paid by the Interest Rate Cap Provider pursuant to the Class B Interest Rate Cap, eighth, to amounts due and payable under the Loan Agreement, ninth, to cover any Class A Excess Interest, tenth, to cover any Class B Excess Interest, eleventh, as Shared Finance Charge Collections, as specified below, twelfth, to cover other accrued and unpaid expenses of the Trust, if any, and thereafter paid to the Holder of the Exchangeable Transferor Certificate. See "Description of the Certificates--Allocation of Funds--Payment of Fees, Interest and Other Items".

                              In addition, if on any Transfer Date, the amount on deposit in the Cash Collateral Account exceeds the Required Cash Collateral Amount, such excess will be withdrawn from the Cash Collateral Account and applied as Excess Spread to items sixth through twelfth above, and thereafter paid to the Holder of the Exchangeable Transferor Certificate. See "Description of the Certificates--The Cash Collateral Account".

Interest Rate Cap...........  On the Closing Date, the Trustee will enter into the Class A Interest Rate Cap and the Class B Interest Rate Cap with the

                              Interest Rate Cap Provider for the exclusive benefit of the Class A Certificateholders and the Class B Certificateholders, respectively. On each Transfer Date that the Class A Certificate Rate or the Class B Certificate Rate for the related Interest Period exceeds the Class A Cap Rate or the Class B Cap Rate, respectively, the Interest Rate Cap Provider will make a payment to the Trustee, on behalf of the Trust, based on the amount of such excess and the notional amount of the applicable Interest Rate Cap. The Class A Notional Amount will at all times equal the amount of the Expected Class A Principal, and the Class B Notional Amount will at all times equal the amount of the Expected Class B Principal. The Class A Interest Rate Cap and the Class B Interest Rate Cap will terminate on the day immediately following the Class A Expected Final Distribution Date and the Class B Expected Final Distribution Date, respectively; provided, however, that the Class A Interest Rate Cap and the Class B Interest Rate Cap may each be terminated at an earlier date if the Trustee has obtained a Replacement Interest Rate Cap or entered into a Qualified Substitute Arrangement with respect thereto.

Shared Collections..........  In any Monthly Period during the Revolving
                              Period, collections of Principal Receivables otherwise allocable to the Certificates will be available to cover principal payments due to or for the benefit of the certificateholders of other Series. In addition, if, in any Monthly Period during the Controlled Amortization Period, the Principal Allocation is greater than the Controlled Distribution Amount for the class of Certificates entitled to receive principal payments during such Monthly Period, such excess will also be available to cover principal payments due to or for the benefit of certificateholders of other Series. Such principal collections applied to the payment of certificates of other Series are herein referred to as "Shared Principal Collections". Any such application of Shared Principal Collections will not result in a reduction in the Investor Interest of this Series. In addition, amounts designated as Shared Principal Collections pursuant to the Supplement for any other Series may be applied to cover principal payments due to or for the benefit of the Certificateholders. See "Description of the Certificates--Allocation of Funds".

                              In any Monthly Period, the amount of Excess
                              Spread available after application to the first ten items listed in the fifth paragraph under "Application of Funds" above (such amount constituting "Shared Finance Charge Collections") will be applied to cover any shortfalls with respect to amounts payable from Finance Charge Collections allocable to any other Series then outstanding. In addition, amounts designated as Shared Finance Charge Collections pursuant to the Supplement for any other Series may be applied to cover certain payments due to be made out of Finance Charge Collections to the Certificateholders, including the reimbursement of reductions in the Class B Investor Interest arising in connection with the payment of the Class A Required Amount. See "Description of the Certificates-- Allocation of Funds".

                              Shared Finance Charge Collections and Shared
                              Principal Collections shall be applied to any Series then outstanding, pro rata based upon the amount of shortfall, if any, with respect to such Series.

Excess Funding Account......
                              At any time during which no Series is in an accumulation period or amortization period, or the principal funding account for a Series in amortization is fully funded, and the Transferor Interest equals or is less than the Minimum Transferor Interest, funds (to the extent available therefor as described herein) otherwise payable to the Holder of the Exchangeable Transferor Certificate will be deposited in the Excess Funding Account on each business day; provided, however, that to the extent the reduction of the Transferor Interest below the Minimum Transferor Interest is a result of Receivables in Defaulted Accounts, no funds will be deposited in the Excess Funding Account in respect of such reduction attributable to Receivables in Defaulted Accounts (which are not Ineligible Receivables). Funds on deposit in the Excess Funding Account will be withdrawn and paid to the Holder of the Exchangeable Transferor Certificate to the extent that on any day the Transferor Interest exceeds the Minimum Transferor Interest as a result of the addition of new Receivables to the Trust or allocated to one or more Series when they are in accumulation or amortization periods.

                              Any funds on deposit in the Excess Funding
                              Account at the beginning of the Rapid
                              Amortization Period for the Series will be paid to the Certificateholders as provided herein as a payment in respect of principal. Any funds on deposit in the Excess Funding Account during the Controlled Amortization Period will be paid to the Certificateholders as a payment in respect of principal to the extent that monthly collections in respect of Principal Receivables and Shared Principal Collections allocable to the Investor Interest are insufficient to pay the applicable Controlled Distribution Amount.

Repurchase..................
                              The Investor Interest will be subject to optional purchase by the Transferor on any Distribution Date after the Investor Interest is reduced to an amount less than or equal to 5% of the Initial Investor Interest, if certain conditions set forth in the Agreement are met. The Investor Interest will be subject to mandatory purchase by the Transferor on the Distribution

                              Date immediately preceding the Scheduled Series 1996-1 Termination Date if the Investor Interest is reduced to an amount less than or equal to 5% of the Initial Investor Interest, if certain conditions set forth in the Agreement are met. The mandatory purchase requirement is in addition to any other provisions and remedies provided by the Agreement and will not serve to relieve any party of obligations it may otherwise have or waive any remedy that is otherwise provided. The purchase price will equal the Investor Interest plus accrued and unpaid interest on the Certificates and amounts owing to the Cash Collateral Lender through the last day preceding the Distribution Date on which the purchase occurs. See "Description of the Certificates-- Final Payment of Principal; Termination of the Trust".

Tax Status..................
                              Special tax counsel to the Transferor, Mayer, Brown & Platt, is of the opinion that under existing law the Certificates will be characterized as indebtedness for federal income tax purposes. Under the Agreement, the Transferor, the Holder of the Exchangeable Transferor Certificate and the Certificate Owners will agree to treat the Certificates as debt for tax purposes. See "Certain Federal Income Tax Consequences" for additional information concerning the application of federal income tax laws.

ERISA Considerations........
                              Under regulations issued by the Department of Labor, the Trust's assets would not be deemed "plan assets" of an employee benefit plan holding the Certificates of any class if certain conditions are met, including that the Certificates of such class be held by at least 100 persons independent of the Transferor and each other upon completion of the public offering being made hereby. The Class A Underwriters will not sell the Class A Certificates to employee benefit plans unless they believe that the Class A Certificates will be held by at least 100 persons upon the completion of this offering. The Transferor anticipates that the other conditions of the regulations will be met. The Class B Certificates may not be acquired with the assets of any employee benefit plan. If the Trust's assets were deemed to be "plan assets" of such a plan, there is uncertainty as to whether existing exemptions from the "prohibited transaction" rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), would apply to all transactions involving the Trust's assets. Regardless of whether the Trust's assets are deemed to constitute "plan assets", an employee benefit plan's purchase of Certificates may, in the absence of an exemption, constitute a prohibited transaction if any of the Transferor, the Servicer, the Holder of the Exchangeable Transferor Certificate, the Trustee or the Underwriters is a party in interest with respect to that plan. Accordingly, employee benefit plans contemplating purchasing the Certificates should consult their counsel before making a purchase. See "Certain Employee Benefit Plan Considerations".

Class A Certificate
 Rating.....................  It is a condition to the issuance of the Class A
                              Certificates that they be rated in the highest generic rating category by at least one nationally recognized rating agency.

Class B Certificate           It is a condition to the issuance of the Class B
 Rating.....................  Certificates that they be rated in one of the three highest generic rating categories by at least one nationally recognized rating agency.

Listing.....................
                              Application will be made to list the Class A
                              Certificates on the Luxembourg Stock Exchange.

                               RISK FACTORS

  Limited Liquidity. There is currently no market for the Certificates. The Underwriters intend to make a market in the Certificates but are not obligated to do so. There is no assurance that a secondary market will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or that it will continue until the Certificates are paid in full.

  Certain Legal Aspects. While the Transferor transferred interests in the Receivables to the Trust, a court could treat such transaction as an assignment of collateral as security for the benefit of holders of certificates issued by the Trust. The Transferor represents and warrants in the Agreement that the transfer of the Receivables to the Trust is either a valid transfer and assignment of the Receivables to the Trust or the grant to the Trust of a security interest in the Receivables. The Transferor has taken certain actions as are required to perfect the Trust's security interest in the Receivables and warrants that if the transfer to the Trust is deemed to be a grant to the Trust of a security interest in the Receivables, the Trustee will have a first priority perfected security interest therein. Nevertheless, a tax or government lien on property of the Transferor where notice of such lien has been filed before Receivables are transferred to the Trust may have priority over the Trust's interest in such Receivables, and if the FDIC were appointed conservator or receiver of the Transferor, certain administrative expenses of the conservator, receiver or the State of Connecticut Department of Banking may have priority over the Trust's interest in such Receivables. See "Certain Legal Aspects of the Receivables--Transfer of Receivables".

  To the extent that the Transferor has granted a security interest in the Receivables to the Trust and that security interest was validly perfected before the appointment of the FDIC as conservator or receiver and before the Transferor's insolvency, and certain other conditions are satisfied including that such security interest was not taken in contemplation of the insolvency of the Transferor, and was not taken with the intent to hinder, delay or defraud the Transferor or the creditors of the Transferor, such security interest should be enforceable (to the extent of the Trust's "actual direct compensatory damages") and should not be subject to avoidance by the FDIC, as receiver or conservator for the Transferor, and, therefore, in such circumstances, payments to the Trust with respect to the Receivables (up to the amount of such damages) should not be subject to recovery by a conservator or receiver for the Transferor. The foregoing conclusions are based on FDIC general counsel opinions and policy statements regarding the application of certain provisions of the Federal Deposit Insurance Act (as amended, the "FDIA"). While a Policy Statement of the Resolution Trust Company (the "RTC") indicates that "actual direct compensatory damages" would include outstanding principal plus interest accrued to the date of payment, in one case a federal district court held that such damages constituted the fair market value of the repudiated bonds as of the date of repudiation, which, with respect to the Certificates, depending upon circumstances existing on the date of repudiation, could be an amount less than the outstanding principal plus interest accrued to the date of repudiation. The FDIC has not adopted a policy statement on payment of interest on collateralized borrowings of banks. If the conservator or receiver for the Transferor were to assert that such security interest should not be enforceable or should be subject to avoidance or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to the Transferor as provided under the FDIA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. In addition, the appointment of a receiver or conservator could result in administrative expenses of the receiver or conservator having priority over the interest of the Trust in the Receivables. The FDIC, as conservator or receiver, would also have the rights and powers conferred under Connecticut law. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Conservatorship and Receivership".

  If a conservator or receiver were appointed for the Transferor, then a Pay Out Event could occur with respect to all Series then outstanding and, pursuant to the Agreement, new Principal Receivables would not be transferred to the Trust and, unless holders of more than 50% of the investor interest of each Series of certificates issued and outstanding (or with respect to any Series with two or more classes, more than 50% of each class) instruct otherwise, the Trustee would sell the portion of the Receivables allocable to each Series that did not vote to disapprove of the sale of the Receivables in accordance with the Agreement in a commercially reasonable manner and on commercially reasonable terms, which may cause early termination of the Trust and a loss to certificateholders of each such Series (including the Certificateholders) if the proceeds from such early sale allocable to such Series, if any, and the amounts available under any Enhancement applicable to such Series were insufficient to pay certificateholders of such Series in full. If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a conservator or receiver for the Transferor, the conservator or receiver would have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period. A conservator or receiver may also have the power to cause the early sale of the Receivables and the early retirement of the Certificates, to prohibit the continued transfer of Principal Receivables to the Trust, and to repudiate the servicing obligations of the Transferor. In addition, in the event of a Servicer Default relating to the insolvency of the Servicer, if no Servicer Default other than such conservatorship or receivership or insolvency exists, the conservator or receiver for the Servicer may have the power to prevent either the Trustee or the certificateholders from appointing a successor Servicer. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Conservatorship and Receivership".

  Consumer Protection Laws. The Accounts and Receivables are subject to numerous federal and state consumer protection laws imposing requirements on the making, enforcement and collection of consumer loans. The United States Congress ("Congress") and the states may enact laws and amendments to existing laws to regulate further the credit card industry or to reduce finance charges or other fees or charges applicable to credit card accounts. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect the Servicer's ability to collect on the Receivables or maintain the required level of periodic finance charges, annual membership fees and other fees. In addition, failure by the Servicer to comply with such requirements could adversely affect the Servicer's ability to enforce the Receivables. In October 1987, November 1991, and March 1994, certain members of Congress attempted unsuccessfully to limit legislatively the maximum annual percentage rate that may be assessed on credit card accounts. In addition, another unsuccessful attempt was made in 1994 to impose additional disclosure obligations on credit card issuers. The General Accounting Office (the "GAO") issued a report in April 1994 suggesting that an interest rate cap on credit card accounts could increase investor risk and have an adverse effect on the market for credit card-backed securities. In its report, the GAO did not recommend any specific legislative action, but did recommend that the Federal Reserve Board monitor and report on credit card interest rates, profitability, and competitiveness. The Transferor cannot predict what action, if any, will be taken by Congress in connection with the GAO report. If federal legislation were enacted containing an interest rate cap substantially lower than the annual percentage rates currently assessed on the Accounts, it is likely that the Portfolio Yield (averaged over a period of three consecutive Monthly Periods) would be reduced to a rate below the Base Rate for the last of such Monthly Periods and therefore a Pay Out Event would occur with respect to the Certificates. See "Description of the Certificates--Pay Out Events". In addition, during recent years, there has been increased consumer awareness with respect to the level of finance charges and fees and other practices of credit card issuers. As a result of these developments and other factors, there can be no assurance as to whether any federal or state legislation will be promulgated imposing additional limitations on the monthly periodic finance charges or fees relating to the Accounts.

  Since October 1991, a number of lawsuits and administrative actions have been filed in several states against out-of-state banks (both federally-insured state chartered banks and federally-insured national banks) issuing credit cards. These actions challenge a portion of all of various fees and charges (such as late fees, overlimit fees, returned check fees and annual membership fees) assessed against residents of the states in which such suits were filed, based on restrictions or prohibitions under such states' laws alleged to be applicable to the out-of-state credit card issuers. However, on June 3, 1996, the United States Supreme Court unanimously upheld the right of national banks to charge, in any state, late payment fees on credit card accounts permitted by the law of the state in which the credit card issuing national bank has its principal place of business. The United States Supreme Court held that these charges fall within the definition of "interest" as such term is used in the National Bank Act, as interpreted by a regulation of the Comptroller of the Currency, and that such fees and charges charged by national banks are consequently governed by federal law. In a related decision, on June 7, 1996, the United States Supreme Court vacated and remanded decisions of the New Jersey Supreme Court which had held that New Jersey laws prohibiting late fees on credit cards were enforceable in New Jersey against state-chartered credit card issuing banks chartered in other states permitting such late charges. In the future, any decisions that limit a credit card issuer's right to impose credit card charges outside the state of its residence could, to the extent applicable to the Accounts reduce the Portfolio Yield and, if such reduction were significant, result in a Pay Out Event, in which case the Rapid Amortization Period would commence. Certificateholders of an affected Series might then receive principal payments earlier than expected. If the resulting reduction in the Portfolio Yield were significant enough, reductions in payments to certificateholders of an affected Series would occur.

  Pursuant to the Agreement, the Transferor covenants to accept reassignment of each Receivable not complying in all material respects with all requirements of applicable law as of the time of its creation if, as a result of such noncompliance, the related Account becomes a Defaulted Account or the Trust's rights in, to or under the Receivable or its proceeds are impaired or unavailable. The Transferor makes certain other representations and warranties relating to the validity and enforceability of the Receivables. The Trustee has not, however, and it is not anticipated that it will, make any examination of the Receivables or the records relating thereto for the purpose of establishing the presence or absence of defects, compliance with such representations and warranties, or for any other purpose. The sole remedy if any such representation or warranty is breached and such breach continues beyond the applicable cure period is that the Transferor will be obligated to accept reassignment of the Investor Interest in the Receivables affected thereby. See "Description of the Certificate--Representations and Warranties" and "Certain Legal Aspects of the Receivables--Consumer Protection Laws".

  Application of federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders in the Receivables if such laws result in any Receivables being written off as uncollectible when there are insufficient funds available in the Cash Collateral Account to reimburse such losses. See "Description of the Certificates--Defaulted Receivables; Adjustments and Fraudulent Charges".

  Competition in the Bank Credit Card Industry. The bank credit card industry is highly competitive and operates in a regulatory environment increasingly focused on the cost of services charged for credit cards. As new card issuers enter the market and existing issuers seek to expand their shares of the market, there is increased use of advertising, target marketing and pricing competition. The MasterCard and Visa organizations do not require adherence to specific underwriting standards, and therefore credit card issuers may compete on the basis of individual account solicitation and underwriting criteria. People's Bank has traditionally competed as a low rate provider of credit card services and the growth of People's Bank's credit card portfolio is largely due to the low rates charged. The Transferor is participating in such competition through marketing programs, average annual percentage rates, annual membership fees and monthly minimum payment rates the Transferor believes compare favorably to rates and fees charged by certain of the Transferor's competitors and operating efficiencies which permit it to maintain a favorable cost structure. If cardholders choose to utilize competing sources of credit, the amount of new Receivables generated in the Accounts may be reduced and certain purchase and payment patterns with respect to Receivables may be affected. The size of the Trust will be dependent upon the Transferor's continued ability to generate new Receivables. If the amount of new Receivables generated declines significantly, Receivables from Additional Accounts (to the extent available) may be added to the Trust, as described below, or a Pay Out Event could occur, in which event the Rapid Amortization Period would commence. See "Description of the Certificates--Pay Out Events".

  Effect of Paired Series on Allocations. In the event that a Pay Out Event occurs during the Paired Amortization Period, such that both the Certificates and the Paired Certificates are in rapid amortization simultaneously, the Investor Percentage used to determine the share of Collections of Principal Receivables allocable to the Certificates, on any date of determination after the Pay Out Event until the date on which the investor interest of the Paired Certificates is paid in full, will be determined by using a numerator that, as compared to the numerator normally used for such determination during an Amortization Period, is reduced by an amount equal to the numerator used to calculate the investor percentage for the Paired Certificates with respect to Principal Receivables for such date of determination. This change to the Investor Percentage calculation will result in an allocation of Collections of Principal Receivables that is lower than would be the case if the Certificates were not "paired" with the Paired Certificates. Such allocation may lengthen the Rapid Amortization Period and delay the final payment of principal to the Certificateholders. See "Description of the Certificates--Allocation Percentages".

  Payments and Maturity. The Receivables may be paid at any time, and there is no assurance that there will be additional Receivables created in the Accounts or that any particular pattern of cardholder repayments will occur. The commencement and continuation of the Controlled Amortization Period will be dependent upon the continued generation of new Receivables to be conveyed to the Trust. A significant decline in the amount of Receivables generated could result in the occurrence of a Pay Out Event for the Certificateholders and the commencement of the Rapid Amortization Period. Certificateholders should be aware that the Transferor's ability to continue to compete in the current industry environment will affect the Transferor's ability to generate new Receivables to be conveyed to the Trust and may also affect payment patterns. The minimum monthly payment currently required on the Accounts generally approximates 3% of the statement balances (as of specific dates), plus past due amounts. A portion of the Receivables volume is a result of convenience use by obligors who pay their entire monthly statement balance on or prior to its due date and do not incur finance charges thereon. A significant decrease in the cardholder monthly payment rate or minimum required payment could slow the return of principal during either Amortization Period, and such delay of the return of principal could adversely affect the ability of investors to reinvest profitably. See "--Ability to Change Terms of the Receivables", "Maturity Assumptions" and "The Credit Card Business of People's Bank-- Underwriting Procedures".

  Social, Legal and Economic Factors. Changes in card usage and payment pattern by cardholders may result from a variety of social, legal and economic factors. Economic factors include the rate of inflation, unemployment levels, personal bankruptcy levels and relative interest rates. While the Trust Portfolio is a geographically diverse portfolio, the largest concentration of accounts giving rise to the Receivables included in the Trust Portfolio are in Connecticut. See "The Receivables". The loss and delinquency experience in Connecticut is currently more favorable than the experience of the Transferor's overall portfolio of accounts as a whole. Connecticut's economy has historically been highly dependent on the defense industry, which recently has been adversely affected by cutbacks in federal spending. During the past several years, Connecticut has been adversely impacted by employment losses more severe than those of the United States as a whole. Connecticut residents continue, however, to have among the highest per capita income in the United States. The Transferor is unable to determine and has no basis to predict whether, or to what extent, social, legal or economic factors will affect future credit card usage or payment patterns.

  Effect of Subordination. The Class B Certificates are subordinated in right of payment of principal to payments of principal and interest on the Class A Certificates. Payments of principal in respect of the Class B Certificates will not commence until after the final principal payment with respect to the Class A Certificates has been made as described herein. In addition, the Class B Investor Interest is subject to reduction if the Class A Required Amount for any Monthly Period is not funded from collections allocable to the Class A Investor Interest, from payments under the Class A Interest Rate Cap, from Excess Spread, from Shared Finance Charge Collections allocable to the Certificates from other Series or from a withdrawal from the Cash Collateral Account. If the Class B Investor Interest suffers such a reduction, the portion of collections of Finance Charge Receivables allocable to the Class B Certificateholders in future Monthly Periods will be reduced and principal and interest payments on the Class B Certificates may be delayed or reduced. See "Description of the Certificates--Subordination of the Class B Certificates". Such reductions of the Class B Investor Interest will thereafter be reimbursed and the Class B Investor Interest increased on each Distribution Date by the amount, if any, of Excess Spread and Shared Finance Charge Collections from other Series available for that purpose for such Distribution Date.

  Further, in the event of a sale of the Receivables due to an Insolvency Event, the portion of the net proceeds of such sale allocable to pay principal of the Certificateholders' Interest will first be used to pay principal amounts due to the Class A Certificateholders and any remainder will be used to pay amounts due to the Class B Certificateholders, thereby causing a loss to Class B Certificateholders if such portion plus any amount available to be withdrawn from the Cash Collateral Account are insufficient to pay the Class B Certificateholders in full. See "Description of the Certificates--Principal Payments" and "--Pay Out Events". If the Class B Investor Interest is reduced to zero, the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust.

  Ability to Change Terms of the Receivables. Pursuant to the Agreement, the Transferor has not transferred, and will not transfer, the Accounts to the Trust. Only the Receivables arising in the Accounts have been and will be so transferred. As owner of the Accounts, the Transferor has the right (to the extent provided in the applicable credit card agreements and the Agreement) to determine the monthly periodic finance charge and other fees which will be applicable from time to time to the Accounts, to alter the minimum monthly payment required on the Accounts and to change various other terms with respect to the Accounts. A decrease in the monthly periodic finance charges, annual membership fees, cash advance fees or Interchange could decrease the effective yield on the Accounts and could result in the occurrence of a Pay Out Event for the Certificateholders and the commencement of the Rapid Amortization Period. Under the Agreement, the Transferor has agreed that, except as otherwise required by law or as is deemed by the Transferor to be necessary in order to maintain its credit card business, based upon a good faith assessment by it, in its sole discretion, of the nature of the competition in that business, the Transferor will not (i) reduce the annual percentage rate which determines the monthly periodic finance charges assessed on the Receivables or other fees on the accounts, if as a result of such reduction, its reasonable expectation of the Portfolio Yield as of such date would be less than the weighted average base rates of all Series or (ii) unless required by law, reduce such periodic finance charge if its reasonable expectation is that the Portfolio Yield would be less than the highest certificate rate for any Series then issued and outstanding. Such changes may include the reduction or waiver of annual membership fees in connection with the Transferor's marketing effort. The term "Base Rate" with respect to the Certificates generally means, with respect to any Monthly Period, the weighted average of (x) the lesser of the Class A Certificate Rate and Class A Cap Rate and (y) the lesser of the Class B Certificate Rate and the Class B Cap Rate (weighted based on the Class A Investor Interest and the Class B Investor Interest, respectively, as of the last day of the preceding Monthly Period) plus 2% per annum. The term "Portfolio Yield" means generally, with respect to the Certificates and any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is the Finance Charge Receivables allocable to the Investor Interest billed during such Monthly Period after subtracting the Investor Default Amounts for such Monthly Period (but in no event greater than the aggregate amount of Collections for such Monthly Period), and the denominator of which is the Investor Interest as of the last day of the preceding Monthly Period. In addition, the Transferor has agreed that, upon the occurrence of the Pay Out Event described in clause (iv) of "Description of the Certificates--Pay Out Events" (relating to the average of the Portfolio Yield for any three consecutive Monthly Periods being less than the Base Rate), the Transferor will not, unless required by law, reduce the annual percentage rate determining the monthly periodic finance charges on the Accounts to a rate resulting in the weighted average annual percentage rate on the Accounts being less than the weighted average certificate rate then in effect of all classes of investor certificates of each Series plus 2% per annum. The Transferor has also agreed not to change the terms of the Accounts, unless (i) if the Transferor has a comparable segment of credit card accounts, the change is also made applicable to the comparable segment of the portfolio of accounts with similar characteristics owned by it and (ii) if the Transferor does not own such a comparable segment, any such change is not made with the intent to benefit the Transferor materially over the Certificateholders. In servicing the Accounts, the Servicer is also required to exercise the same care and apply the same policies that it exercises in handling similar matters for its own comparable accounts. Except as specified above, there are no restrictions on the Transferor's ability to change the terms of the Accounts. While the Transferor has no current intention of decreasing the monthly periodic finance charges on the overall Trust Portfolio, there can be no assurance that changes in applicable law, changes in the marketplace or prudent business practice might not result in a determination by the Transferor to take actions changing this or other Account terms.

  Master Trust Considerations. The Trust, as a master trust, will issue the Certificates, has issued four prior Series of certificates in July 1993, in February 1994, in October 1994 and in March 1995, and may issue additional Series of certificates in the future. See "Annex I: Prior Series Issued". While the Principal Terms of any Series will be specified in a Supplement, the provisions of a Supplement and, therefore, the terms of any additional Series, will not be subject to the prior review or consent of holders of the certificates of any previously issued Series. Such Principal Terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or other Enhancement, provisions subordinating such Series to another Series (if the Supplement relating to such Series so permits; the Series 1996-1 Supplement will not permit the subordination of such Series) or other Series to such Series, and any other amendment or supplement to the Agreement which is made applicable only to such Series. It is a condition precedent to the issuance of any additional Series that either (x) each Rating Agency deliver written confirmation to the Trustee that such issuance or Exchange will not result in such Rating Agency reducing or withdrawing its rating on any outstanding Series or (y) if at the time of the issuance or Exchange there is no outstanding Series currently rated by a Rating Agency, a nationally recognized investment banking firm or commercial bank deliver a certificate to the Trustee to the effect that the issuance or Exchange will not have an adverse effect on the timing or distribution of payments to such other Series. There can be no assurance, however, that the Principal Terms of any other Series, including any Series issued from time to time hereafter, or that a change in the character of the Trust Portfolio, through, for instance, the addition of Receivables arising from Accounts and Receivables arising from Additional Accounts, might not have an impact on the timing and amount of payments received by a Certificateholder, including as a result of the refixing of the Investor Percentage with respect to the allocation of the Principal Receivables. See "Description of the Certificates--Exchanges" and "-- Allocation Percentages".

  Control. Subject to certain exceptions, the certificateholders of each Series may take certain actions, or direct certain actions to be taken, under the Agreement or the related Supplement. Under certain circumstances, however, the consent or approval of a specified percentage of the aggregate investor interest of all Series or of the investor interest of each Series will be required to take or direct certain actions, including requiring the appointment of a successor Servicer following a Servicer Default, amending the Agreement in certain circumstances and directing a repurchase of all outstanding Series upon the breach of certain representations and warranties by the Transferor. In such instances, the interests of the Holders of the Certificates may not be aligned with the interests of the holders of certificates of such other Series. Thus, even if the requisite majority of Certificateholders votes to take or direct such action, the certificateholders of such other Series may control whether or not such action occurs.

  Certificate Ratings. It is a condition to issuance of the Class A Certificates that they be rated in the highest generic rating category by at least one nationally recognized rating agency. It is a condition to the issuance of the Class B Certificates that they be rated in one of the three highest generic rating categories by at least one nationally recognized rating agency. As used herein, the term "Rating Agency" with respect to the Certificates, and with respect to any other Series, means the rating agency or agencies from whom ratings have been solicited as specified in the Supplement with respect to such Series. The ratings address the likelihood of full payment of principal and interest of the Certificates by the Scheduled Series 1996-1 Termination Date. The ratings are based primarily on the quality of the Receivables, the credit support provided by the Cash Collateral Account, the Interest Rate Caps and, with respect to the rating of the Class A Certificates, the terms of the Class B Certificates. The ratings are not a recommendation to purchase, hold or sell Certificates, inasmuch as such ratings do not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain for any given period of time or that the ratings will not be lowered or withdrawn by the Rating Agency if in its judgment circumstances so warrant. The ratings do not address the possibility of the occurrence of a Pay Out Event, and they do not address the likelihood of any payment in respect of either Class A Excess Interest or Class B Excess Interest.

  Limited Credit Enhancement. Although credit enhancement with respect to the Certificates will be provided by (i) the funds and securities held in the Cash Collateral Account, up to the Available Cash Collateral Amount and (ii) with respect to the Class A Certificates, the subordination of the Class B Certificates, the amounts available in the Cash Collateral Account and the Class B Investor Interest are limited and will be reduced by withdrawals and claims made that are not reimbursed from either Excess Spread or, with respect to the Class B Investor Interest, Shared Finance Charge Collections. If Collections of Finance Charge Receivables allocated to the Investor Interest, funds available in the Cash Collateral Account and Reallocated Principal Collections are not sufficient to cover the Investor Default Amount in any Monthly Period, the Investor Interest will be reduced (unless it is otherwise reimbursed) resulting in a reduction of the amount of collections allocable to Certificateholders in future Monthly Periods and in a reduction of the aggregate principal amount returned to the Certificateholders. If the Available Cash Collateral Amount and, with respect to the Class A Certificates, the Class B Investor Interest are reduced to zero, Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "Description of the Certificates--The Cash Collateral Account".

  The Cash Collateral Account, after the initial deposit, will be replenished and reductions of the Class B Investor Interest will be reimbursed by Excess Spread. Certain factors, such as lowering the finance charges (including late fees and membership charges) on outstanding Receivables balances and increased convenience use by obligors, may lower the amount of Finance Charge Receivables generated as well as collections in respect thereof, and may thereby reduce the Excess Spread available to replenish the credit enhancement. See "Description of the Certificates--The Cash Collateral Account" and "--Subordination of the Class B Certificates". Finally, a slowing in payment rates on the Receivables could extend the expected final Distribution Date for the Class A Certificates and Class B Certificates beyond, respectively, the applicable Expected Final Distribution Date. See "-- Payment and Maturity". The Cash Collateral Account and the Class B Investor Interest may only be utilized to cover Required Amounts on and prior to the Scheduled Series 1996-1 Termination Date and will not be available otherwise to pay the remaining principal on the Certificates at any time.

  Book-Entry Registration. The Certificates will be initially represented by one or more Certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificate Owners or their nominees. Because of this, unless and until Definitive Certificates are issued, Certificate Owners will not be recognized by the Trustee as Certificateholders, as that term is used in the Agreement. Hence, until such time, Certificate Owners will only be able to exercise the rights of Certificateholders indirectly through DTC and its participating organizations. See "Description of the Certificates--Book-Entry Registration" and "-- Definitive Certificates".

  Reports to Certificateholders. Unless and until Definitive Certificates are issued, monthly and annual reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to Cede, as nominee for DTC and the registered holder of the Certificates. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles and will not be sent by the Servicer or the Trustee to the Certificate Owners. See "Description of the Certificates--Book-Entry Registration", "--Definitive Certificates", and "-- Reports to Certificateholders".

  Effect of Reduced Rate of Principal Payments on Interest Rate Cap
Coverage. The Class A Notional Amount and the Class B Notional Amount will amortize according to the expected amortization schedule of the Class A Certificates and Class B Certificates, respectively, based upon equal payments of the Class A Controlled Amortization Amount being paid monthly for fourteen months and the Class B Controlled Amortization Amount being paid in the fifteenth month following the Controlled Amortization Date. If the rate of amortization of the Class A Certificates or the Class B Certificates occurs at a rate that is slower than such expected amortization, the amount of any Class A Excess Principal or Class B Excess Principal will not have the benefit of the Interest Rate Caps. In addition, the Certificates will not include the right to receive any interest on Excess Principal in excess of the Class A Cap Rate or the Class B Cap Rate, as applicable. While distributions may be made in respect of the Class A Excess Interest or the Class B Excess Interest, such distributions are not addressed in the ratings assigned by the Rating Agencies.

                                   THE TRUST

  The Trust has been formed in accordance with the laws of the State of New York pursuant to the Agreement. Prior to its formation, the Trust did not have any assets or obligations. The Trust has not and will not engage in any activity, other than as described herein. The Trust will exist only for the transactions described herein, including the receipt of the Receivables and holding such Receivables, the issuance of the Exchangeable Transferor Certificate, the issuance of certificates of other, previously-issued Series, the issuance of the Certificates and certificates representing additional Series and related activities (including, with respect to any Series, receiving any Enhancement and entering into the Enhancement agreement relating thereto) and making payments thereon. As a consequence, the Trust is not expected to have any need for additional capital resources.

                   THE CREDIT CARD BUSINESS OF PEOPLE'S BANK

GENERAL

  People's Bank began its credit card program in 1985. It launched this program by marketing a low interest rate credit card to highly creditworthy individuals in its market area. As a result of the initial program's success, beginning in January 1987, People's Bank gradually expanded the program nationally. The March 1996 issue of the Nilson Report ranked People's Bank the 25th largest VISA USA, Inc. ("VISA") and MasterCard International Incorporated ("MasterCard") credit card issuer in the United States on the basis of active accounts.

  The Receivables conveyed or to be conveyed to the Trust by People's Bank pursuant to the Agreement have been or will be generated from transactions made by holders of certain VISA and certain MasterCard credit card accounts, a subset of People's Bank's entire portfolio of credit card accounts, and include finance charges and fees billed to the Accounts. The Accounts were generated under the VISA or MasterCard associations of which People's Bank is a member.

  People's Bank services all of its accounts and receivables at its facilities located in Bridgeport, Connecticut. Certain operations are performed on behalf of People's Bank by Total System Services, Inc., of Columbus, Georgia ("Total System"), which operations include statement processing, printing and mailing. People's Bank has used Total System for such services since it launched its credit card program in 1985. If Total System were to fail or become insolvent, delays in processing and recovery of information with respect to charges incurred by cardholders could occur, and the replacement of such services provided to People's Bank could be time-consuming. As a result, delays in payments to Certificateholders could occur.

  The entire portfolio of People's Bank VISA and MasterCard credit card accounts (the "Bank Portfolio"), of which the accounts giving rise to the Trust Portfolio are a part, includes premium accounts (i.e., VISA Gold, Gold MasterCard and business accounts) and standard accounts (i.e., VISA Classic and standard MasterCard). The accounts from which Receivables arose in the initial Trust Portfolio included only the standard accounts and not premium accounts. Effective with the May 1, 1996 addition of Additional Accounts, the Trust Portfolio includes both standard and premium accounts. As of March 31, 1996, 4.83% of the accounts in the Bank Portfolio were premium accounts and 95.17% were standard accounts, and the receivables balance of premium accounts and standard accounts, as a percentage of the total balance of the receivables in the Bank Portfolio, was 5.63% and 94.37%, respectively. Both premium and standard accounts undergo the same credit analysis, but premium accounts generally carry higher annual membership fees and have higher credit limits.

  The VISA and MasterCard credit card accounts may be used for three types of transactions: credit card purchases, cash advances and convenience checks. Purchases occur when cardholders use credit cards to buy goods and/or services. A cash advance is made when a credit card is used to obtain cash from a financial institution or an automated teller machine. Cardholders may also use convenience checks allowing cardholders to (i) transfer balances from other credit card accounts to their People's Bank accounts and (ii) draw against their VISA and MasterCard credit card accounts at any time. Amounts due with respect to purchases, cash advances and convenience checks are included in the Receivables.

  In addition, cardholders have been able to purchase insurance covering their account balances since March 1985. Premiums for this insurance are charged to the account for each monthly Billing Cycle. Such insurance premiums are included in the Receivables transferred to the Trust and are treated as Finance Charge Receivables.

  Each cardholder is subject to an agreement with People's Bank governing the terms and conditions of the related VISA or MasterCard credit card account. Pursuant to each such agreement, except as described herein, People's Bank reserves the right, subject to fifteen days' prior notice to the cardholder or as may be required by law, to add to, change or terminate any terms, conditions, services or features of its VISA or MasterCard credit card accounts at any time, including increasing or decreasing the periodic finance charges, other charges or the minimum monthly payment requirements.

  The credit evaluation, collection and charge-off policies and servicing practices of People's Bank, as well as the terms and conditions governing cardholder agreements in effect as of the date hereof, are under continuous review and may change at any time in accordance with its business judgment, applicable law and guidelines established by regulatory authorities.

  Transactions creating the Receivables through the use of the credit cards are processed through the VISA and MasterCard systems. Should either system materially curtail its activities, or should People's Bank cease to be a member of VISA or MasterCard, for any reason, a Pay Out Event could occur, and delays in payments on the Receivables and possible reductions in the amounts thereof could also occur.

ACCOUNT ORIGINATION

  The VISA and MasterCard credit card accounts owned by People's Bank were principally generated through: (i) direct mail solicitations of individuals who have been prescreened at credit bureaus on the basis of criteria furnished by People's Bank; (ii) applicant-initiated requests; (iii) applications mailed to customers of People's Bank and customers of certain agent banks for which People's Bank acts as a sponsor with VISA and/or MasterCard pursuant to People's Bank's Agent Bank Account program (the "Agent Bank Accounts"); and
(iv) affinity marketing programs which are originated by People's Bank by soliciting prospective cardholders from identifiable groups with a common interest or a common cause, and with the assistance of an organization of the members of such group ("Affinity Program Accounts"). In addition to these account origination methods, People's Bank originates certain co-brand accounts and solicits accounts from students and alumni of local Connecticut universities. People's Bank applies the same credit criteria without distinction among the foregoing sources of applications, as described below in "Underwriting Procedures", and the performance by the cardholders of such accounts is generally comparable to the remaining Bank Portfolio of accounts.

  The largest percentage of all national accounts are originated through targeted, prescreened direct-mail requests and a significant number of accounts are originated through applicant-initiated requests. People's Bank's strategy of offering a low interest rate credit card to highly creditworthy customers has received significant attention by national consumer groups, consumer focused publications and financial journals. These sources frequently publish information regarding People's Bank's credit card products, including People's Bank's toll free customer service telephone number. Prospective applicants contact People's Bank using the toll free telephone number and request an application, which they then complete and return to People's Bank or complete an application over the telephone.

UNDERWRITING PROCEDURES

  All applications for accounts originated by People's Bank are reviewed for completeness and creditworthiness based on the credit underwriting criteria established by People's Bank. People's Bank uses credit reports issued by independent credit reporting agencies with respect to the applicant. In the event there are discrepancies between the application and the credit report, and in certain other circumstances, People's Bank may verify certain information regarding the applicant.

  Applications and prescreened direct mail candidates are evaluated by utilizing a credit scoring system, which was installed in July 1992. Prior to such installation, People's Bank's credit card accounts were underwritten completely judgmentally. Since July 1992, the judgmental underwriting has been used to evaluate only those who score above a preset level. The credit scoring model used by People's Bank was developed with Fair, Isaac Companies, which has extensive experience in developing credit scoring models. Credit scoring is intended to provide a general indication, based on the information available, of the applicant's willingness and ability to repay his or her obligations. Credit scoring evaluates a potential cardholder's credit profile and certain application information in order to statistically quantify credit risk. Models for credit scoring are developed by using statistics to evaluate common characteristics and their correlation with credit risk. From time to time, the credit scoring models used by People's Bank are reviewed and are periodically updated to reflect more current statistical data. Based on statistical analysis, People's Bank established a policy, as of August 1, 1994, that certain accounts receiving high credit scores may be automatically approved without judgmental review.

  In the case of prescreened direct mail solicitations, selection criteria established by People's Bank are used by credit bureaus to generate or screen lists of qualifying individuals. Members of People's Bank's Consumer Credit Department then mail solicitations to those qualifying individuals on the list. Additional credit criteria are applied on a case-by-case basis to those qualifying individuals accepting such solicitation to determine the appropriate line of credit for such individuals. The information requested in the response forms mailed to prescreened prospects is less extensive than the information requested in the applications mailed to individuals who have not been prescreened. Credit limits are assigned to prescreened prospective cardholders based on a credit profile that includes existing indebtedness, past payment patterns on other consumer loans and certain other criteria. The response forms of individuals responding to prescreened direct mail solicitations are reviewed by People's Bank and are checked again through credit reporting bureaus. If no change in credit performance has occurred, an offer of credit is made. Generally, each new cardholder is issued a credit card that expires two years after issuance. People's Bank generally reissues credit cards with two-year expiration dates, so long as the payment history of the cardholder satisfies certain criteria.

BILLING AND PAYMENTS

  The Bank Portfolio has different billing and payment structures, including minimum payment levels, annual membership fees and monthly periodic charges.

  For purposes of administrative convenience, the VISA and MasterCard credit card accounts of People's Bank are currently grouped into twenty-two billing cycles ending on the 5th through 27th day of each month (other than the 24th day) (each, a "Billing Cycle"). Each Billing Cycle has its own monthly billing date, at which time the activity in the related accounts during the month ending on such billing date is processed and billed to accountholders. See "The Receivables". The Accounts include VISA and MasterCard credit card accounts in Billing Cycles ending at the close of business on each of the days referred to above. See "The Receivables".

  Monthly billing statements are sent to accountholders with either debit or credit activity during the Billing Cycle. Generally, each month, accountholders must make at least a minimum payment equal to the greater of
(i) 3% of the account balance and (ii) $10, plus any past due amount; provided, however, that if the remaining balance is less than $10, the minimum payment will be equal to the amount of such remaining balance.

  The monthly periodic finance charges assessed on cash advances and convenience checks are calculated by multiplying the average daily cash advance balance by the applicable monthly periodic rate. Monthly periodic finance charges are calculated on cash advances (including unpaid finance charges) from the date of the transaction or, if a convenience check is used, the day the convenience check is posted to the cardholder's account. The monthly periodic finance charges assessed on purchases are calculated by multiplying the average daily purchase balance by the applicable monthly periodic rate. Monthly periodic finance charges are calculated on purchases (including certain fees and unpaid finance charges) from the date of the purchase or the first day of the Billing Cycle in which the purchase is posted to the account (whichever is later). The credit card agreement provides that monthly periodic finance charges are not assessed in most circumstances on purchases if the purchaser's new balance shown in the billing statement is paid within 25 days after the last day of the Billing Cycle, or if the purchaser's previous balance is zero. With certain exceptions, the current fixed annual percentage rate for purchases is 13.9%; however, periodically People's Bank will offer introductory rates below the standard rate. An increase in the fixed annual percentage rate for purchases might have the result of decreasing the volume of Receivables generated. The current fixed annual percentage rate for cash advances is 18%. For a break-down of the yield from finance charges and fees billed, see the table titled "Revenue Experience Representative Portfolio" included under "Receivable Yield Considerations".

  People's Bank may, at its option, reduce the minimum payment requirements and monthly periodic finance charges described above for the accounts of cardholders who are members of Consumer Credit Counseling Services, an organization which assists financially troubled cardholders with outstanding credit card balances to devise a repayment program. Such repayment program generally involves reducing the minimum monthly payment and/or reducing the finance charges assessed. People's Bank may, but is not obligated to, accept such repayment program.

  People's Bank generally assesses a non-refundable annual membership fee of $25 for standard accounts, $30 for business accounts and $40 for premium accounts. In response to market trends commencing in 1995, People's Bank originated a proportionately larger amount of credit card accounts that did not require payment of an annual membership fee. In addition, People's Bank may waive the annual membership fee, or a portion thereof, in connection with certain solicitations, affinity programs and in certain other cases. Some of the accounts may be subject to certain additional fees, including: (i) a late fee, generally in the amount of $20, with respect to any monthly payment if the required minimum monthly payment is not received by the payment due date shown on the monthly billing statement; (ii) a cash advance fee of $3 per transaction at ATMs, People's Bank or any bank; (iii) an overlimit fee, generally in the amount of $15; and (iv) a returned check fee, generally in the amount of $15. Subject to the requirements of applicable laws, People's Bank may change certain of these fees and rates at any time by written notice to cardholders. Pursuant to the terms of the cardholder agreement, People's Bank may change the terms of such agreement and must give cardholders 15 days prior notice of any change which would result in an increase in the rate of finance charges on existing balances or new activity, or other fees, or impose a fee not set forth in such agreement.

  Payments on People's Bank accounts are generally applied, in the following order, to: finance charges, principal balances for accounts charging introductory rates of interest, the balance of purchases prior to March 1992 and balance transfers prior to May 5, 1993, the balance of cash advances and convenience checks (other than convenience checks used to pay balance transfers) previously billed, the balance of new cash advances, balance transfers on or after May 5, 1993, the balance of purchases previously billed after March 1992 and the balance of new purchases.

  There can be no assurance that periodic finance charges, fees, and other charges imposed by People's Bank will remain at current levels in the future, or that the order of application of payments made on People's Bank's accounts will remain as described above. See "Risk Factors--Consumer Protection Laws".

  Collection of Delinquent Accounts. An account is initially considered delinquent if the minimum monthly payment indicated on the accountholder's statement is not received within one calendar month from the statement date. Efforts to collect delinquent credit card receivables are made by People's Bank's personnel and collection agencies and attorneys retained by People's Bank. Under current practice, accountholders that become one to ten days delinquent are sent a notice on the billing statement and telephone calls to the accountholder begin once an account becomes delinquent. People's Bank uses an automated dialer to telephone delinquent accountholders. People's Bank also uses the on-line collections system of Total System and a Fair, Isaac Companies scoring system to analyze the collection risk on such accounts.

  Generally, within 31 days of contractual delinquency, no additional extensions of credit through such account are authorized and, at 61 days of contractual delinquency, the account is closed. Consistent with the credit and collection policies of People's Bank, in certain infrequent circumstances, People's Bank may enter into arrangements with cardholders to extend or otherwise change payment schedules, which can include the suspension of finance charge accruals or bringing current (or "reaging") accounts where cardholders make three consecutive minimum monthly payments. People's Bank will enter into such arrangements only in circumstances where it believes its ability to collect on the account will be enhanced by such arrangements.

  The current policy of People's Bank is to charge off, as a loan loss, the principal portion of the receivables balance for both purchases and cash advances at any time after the 210th through the 240th day of delinquency. Charge offs may occur earlier in some circumstances, as in the case of bankrupt cardholders. At the time an account is charged off, an evaluation of its collectibility is made on a case by case basis to determine whether further remedies should be pursued by collection personnel at People's Bank, outside collection agencies or, in some cases, outside attorneys. Delinquency levels are monitored by collection managers and information is reported regularly to senior management. Under the terms of the Agreement, any Recoveries will be included in the assets of the Trust and considered Finance Charge Receivables.

LOSS AND DELINQUENCY EXPERIENCE

  The following tables set forth the delinquency and loss experience for each of the periods shown for receivables in accounts which would have substantially satisfied the criteria for inclusion of its related receivables in the Trust Portfolio (the "Representative Portfolio") set forth in the Agreement as applied on each date listed in the tables below (adjusted for the three months ending March 31, 1996 to reflect the May 1, 1996 addition of Additional Accounts). The Servicer will file with the Commission monthly reports with respect to the Trust, including information with respect to revenues, losses and Portfolio Yield with respect to the Accounts. There can be no assurance that the delinquency and loss experience for the Receivables in the future will be similar to the historical experience of the Representative Portfolio included in the tables set forth below because, among other things, economic and financial conditions affecting the ability of cardholders to pay may be different from those which prevailed during the periods reflected below.

                                LOSS EXPERIENCE
                           REPRESENTATIVE PORTFOLIO
                            (DOLLARS IN THOUSANDS)

                             THREE MONTH        YEAR ENDED DECEMBER 31,
                             PERIOD ENDED    --------------------------------
                            MARCH 31, 1996      1995        1994       1993
                            --------------   ----------  ----------  --------
Average Receivables
 Outstanding(1)............   $1,824,704     $1,649,780  $1,182,028  $794,728
Gross Charge Offs(2)(3)....       21,557         56,101      27,858    20,014
Recoveries.................        1,644          5,175       3,876     3,372
Net Charge Offs(3).........       19,913         50,926      23,982    16,642
Net Charge Offs as
 Percentage of Average
 Receivables
 Outstanding(3)............         4.37%(4)       3.09%       2.03%     2.09%

- --------
(1) Average Receivables Outstanding is the average of the daily receivable balance during the period indicated.
(2) Gross Charge Offs are calculated before Recoveries and do not include the amount of any reductions in Average Receivables Outstanding due to fraud.
(3) The amounts of charge-offs include the principal and interest portion of charged off receivables.

(4) Calculated on an annualized basis.

                            DELINQUENCY EXPERIENCE
                           REPRESENTATIVE PORTFOLIO
                            (DOLLARS IN THOUSANDS)

                          AS OF MARCH 31,                      AS OF DECEMBER 31,
                         ------------------ --------------------------------------------------------
                                1996               1995               1994               1993
                         ------------------ ------------------ ------------------ ------------------
     NUMBER OF DAYS
     DELINQUENT(1)       AMOUNT  PERCENTAGE AMOUNT  PERCENTAGE AMOUNT  PERCENTAGE AMOUNT  PERCENTAGE
- ------------------------ ------- ---------- ------- ---------- ------- ---------- ------- ----------
31 to 60 days........... $24,087    1.34%   $23,227    1.27%   $13,888    0.92%   $ 7,199    0.71%
61 to 90 days...........  16,165    0.90     13,292    0.73      7,476    0.50      4,094    0.40
91 to 120 days..........  12,052    0.67     11,397    0.62      5,178    0.34      3,256    0.32
121 to 150 days.........   9,288    0.52      9,032    0.49      4,069    0.27      2,368    0.23
151 to 180 days.........   7,460    0.41      7,384    0.40      3,124    0.21      2,030    0.20
181 days or greater.....  12,576    0.70     10,613    0.58      4,498    0.30      3,101    0.31
                         -------    ----    -------    ----    -------    ----    -------    ----
Total (2)............... $81,628    4.54%   $74,945    4.09%   $38,233    2.54%   $22,048    2.17%
                         =======    ====    =======    ====    =======    ====    =======    ====

- --------
(1) Number of days delinquent means the number of days after the billing date next following the original billing date. For example, 31 days delinquent means that no payment is received within 61 days after the original billing date.
(2) Delinquencies are calculated as a percentage of outstanding receivables as of the end of each calendar month. Delinquencies include bankruptcies.

  The rise in delinquencies and charge-offs as a percentage of the Representative Portfolio in 1995 and in year-to-date 1996 are the result of a variety of factors. Among them are: (i) the reduction in the rate of growth in the Receivables in the Representative Portfolio in calendar year 1995 as compared to the rate of growth in the Receivables in the Representative Portfolio that occurred in 1993 and 1994 (the rate of delinquency on new accounts typically being below the rate of delinquency on seasoned accounts);
(ii) general economic conditions in the United States and particularly the nationwide rise in consumer loan delinquencies and the rise in personal bankruptcy filings; and (iii) the creation and inclusion in the Representative Portfolio of a new product group that generated higher revenues and higher losses. This new product group represented approximately $119 million of receivables as of March 31, 1996. People's Bank will not add additional receivables of this type to the Trust without rating agency approval.

  To the extent that average receivables outstanding do not continue to rise at the same rate as they did from 1993 to 1994, and to the extent that the rate of account seasoning does not remain the same, there can be no assurance that the loss and delinquency amounts as a percentage of the Representative Portfolio will remain at current levels.

  People's Bank believes that conformity with its underwriting procedures (see "--Underwriting Procedures") will keep the loss and delinquency experience within historical norms.

INTERCHANGE

  Creditors participating in the VISA and MasterCard associations receive certain fees as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard systems, a portion of these fees collected in connection with cardholder charges for merchandise and services is passed from the banks clearing the transactions for merchants to credit card issuing banks. These fees currently range from approximately 0.90% to 2.18% of the transaction amount. People's Bank is required, pursuant to the terms of the Agreement, to transfer to the Trust those fees attributed to cardholder charges for merchandise and services in the Accounts ("Interchange"). Such percentages are set by the VISA and MasterCard associations and may be changed by either of them respectively from time to time. Interchange is treated as Finance Charge Receivables for the purposes of determining the amount of Finance Charge Receivables, allocating collections and payments to Certificateholders and calculating the Portfolio Yield.

                                THE RECEIVABLES

  The Receivables conveyed to the Trust arise in Accounts from the Bank Portfolio of VISA and MasterCard credit card accounts on the basis of eligibility criteria set forth in the Agreement (the "Trust Portfolio"). Such criteria do not create a selection adverse to the Certificateholders. Pursuant to the Agreement, the Transferor has the right (and, under certain circumstances, the obligation), subject to certain limitations and conditions set forth therein, to designate from time to time Additional Accounts and to transfer to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. Any Additional Accounts designated pursuant to the Agreement must be Eligible Additional Accounts as of the date the Transferor designates such accounts as Additional Accounts. The Agreement also provides that the Transferor will add as Automatic Additional Accounts certain new accounts opened in the ordinary course of its business. Automatic Additional Accounts will be added to the Trust on the business day that they are originated if certain requirements are satisfied. See "Description of the Certificates--Addition of Accounts". Automatic Additional Accounts will consist of certain of the Transferor's VISA and MasterCard credit card accounts (including certain Affinity Program Accounts and Agent Bank Accounts), constituting Eligible Automatic Additional Accounts and satisfying certain other criteria, and arising in Accounts designated by the Transferor from time to time. The Transferor may designate additional categories of Automatic Additional Accounts; provided, however, that the Transferor shall have received notice from each Rating Agency that such designation will not result in a downgrading or withdrawal of its rating of any certificates of any Series outstanding. In addition, the Transferor is required to designate Eligible Additional Accounts as Additional Accounts (x) to maintain the Transferor Interest such that on any Record Date the Transferor Interest for the related Monthly

Period equals or exceeds 7% or such higher percentage as may be stated in any Supplement (such percentage, the "Minimum Transferor Interest") of the average Aggregate Principal Receivables and (y) to maintain, for so long as certificates of any Series, including the Certificates, remain outstanding, Aggregate Principal Receivables in an amount equal to or greater than the Minimum Aggregate Principal Receivables. The "Minimum Aggregate Principal Receivables" required to be maintained through the designation by the Transferor of Additional Accounts shall generally be an amount equal to the sum of the numerators used to calculate the Investor Percentage with respect to Principal Receivables for each Series. Such amount may be increased by a Supplement pursuant to which additional Series may be issued. The Transferor will convey the Receivables then existing or thereafter created under such Additional Accounts to the Trust. See "Description of the Certificates-- Addition of Accounts". Further, pursuant to the Agreement, the Transferor has the right (subject to certain limitations and conditions discussed herein) to remove certain Accounts designated by the Transferor whether such Receivables are then existing or thereafter created. See "Description of Certificates-- Removal of Accounts". Throughout the term of the Trust, the Accounts from which the Receivables arise will be the same Accounts designated and conveyed by the Transferor to the Trust plus any Additional Accounts and Automatic Additional Accounts and minus any Removed Accounts. As of each date an Account is added, and on any date Additional Accounts or Automatic Additional Accounts are added, to the Trust, and on the date any new Receivables are created or are added to the Trust, as applicable, the Transferor will (or will be deemed to) represent and warrant to the Trust that the Receivables meet the eligibility requirements specified in the Agreement. See "Description of the Certificates--Representations and Warranties".

  Some of the Accounts are recently solicited, unseasoned accounts and the Receivables include Receivables that may be up to 240 days contractually delinquent. Because the Accounts were selected as of the Series Cut-Off Date, there can be no assurance that all of the accounts will continue to meet the eligibility requirements during the life of the Trust. The Receivables in the Accounts are the unsecured obligations of the cardholders.

  The Receivables in the Trust Portfolio as of the Series Cut-Off Date (including Receivables in Additional Accounts added on May 1, 1996) totalled approximately $1,798,186,706. The Accounts had, as of the March 1996 Monthly Period, an average outstanding balance of $1,456 and an average credit limit of $5,024. The percentage of the aggregate total Receivables balance to the aggregate total credit limit was 28.98%, and the weighted average age of the Accounts was approximately 37.13 months. As of the March 1996 Monthly Period, cardholders whose Accounts giving rise to the Receivables are included in the Trust Portfolio have billing addresses in all 50 States and the District of Columbia.

  The following tables summarize the Trust Portfolio's balance and account characteristics of the accounts giving rise to the Receivables as of the close of the March 1996 Monthly Period for each of the Accounts (including the Additional Accounts added on May 1, 1996). Because the future composition of the Trust Portfolio may change over time, these tables may not necessarily be indicative of the composition of the Trust Portfolio after the March 1996 Monthly Period.

                         COMPOSITION BY ACCOUNT BALANCE
                                TRUST PORTFOLIO

       ACCOUNT         NUMBER OF PERCENTAGE OF TOTAL                     PERCENTAGE OF TOTAL
    BALANCE RANGE      ACCOUNTS  NUMBER OF ACCOUNTS  RECEIVABLES BALANCE RECEIVABLES BALANCE
    -------------      --------- ------------------- ------------------- -------------------
Credit
 Balance.....             17,296         1.40%        $   (1,631,542.44)        (0.09)%
Zero
 Balance.....            481,755        39.01                      0.00          0.00
$0.01-
 $500.00.....            163,395        13.23             27,811,210.60          1.55
$500.01-
 $1,000.00...             74,080         6.00             55,562,476.00          3.09
$1,000.01-
 $3,000.00...            234,237        18.97            470,208,030.74         26.15
$3,000.01-
 $5,000.00...            178,273        14.44            698,082,901.72         38.82
$5,000.01-
 $10,000.00..             83,654         6.77            521,932,638.06         29.02
Over
 $10,000.00..              2,199         0.18             26,220,990.94          1.46
                       ---------       ------         -----------------        ------
Total........          1,234,889       100.00%        $1,798,186,705.62        100.00%
                       =========       ======         =================        ======

                          COMPOSITION BY CREDIT LIMIT
                                TRUST PORTFOLIO

       CREDIT          NUMBER OF PERCENTAGE OF TOTAL                     PERCENTAGE OF TOTAL
     LIMIT RANGE       ACCOUNTS  NUMBER OF ACCOUNTS  RECEIVABLES BALANCE RECEIVABLES BALANCE
     -----------       --------- ------------------- ------------------- -------------------
$0.01-
 $1,000.00...             68,217         5.52%        $   14,368,020.04          0.80%
$1,000.01-
 $2,000.00...             83,548         6.77             46,468,412.19          2.58
$2,000.01-
 $3,000.00...            130,389        10.56            115,430,065.05          6.42
$3,000.01-
 $4,000.00...            147,827        11.97            178,808,113.25          9.94
$4,000.01-
 $5,000.00...            231,206        18.72            357,223,082.79         19.87
$5,000.01-
 $10,000.00..            533,984        43.24            997,226,917.60         55.46
Over
 $10,000.00..             39,718         3.22             88,662,094.70          4.93
                       ---------       ------         -----------------        ------
Total........          1,234,889       100.00%        $1,798,186,705.62        100.00%
                       =========       ======         =================        ======

                      COMPOSITION BY PERIOD OF DELINQUENCY
                                TRUST PORTFOLIO

PERIOD OF DELINQUENCY
 (DAYS CONTRACTUALLY   NUMBER OF PERCENTAGE OF TOTAL                     PERCENTAGE OF TOTAL
     DELINQUENT)       ACCOUNTS  NUMBER OF ACCOUNTS  RECEIVABLES BALANCE RECEIVABLES BALANCE
- ---------------------  --------- ------------------- ------------------- -------------------
Current......          1,170,376        94.78%        $1,612,691,526.89         89.68%
1-30 Days....             38,355         3.11            103,867,308.92          5.78
31-60 Days...              8,295         0.67             24,087,356.59          1.34
61 or More
 Days........             17,863         1.44             57,540,513.22          3.20
                       ---------       ------         -----------------        ------
Total........          1,234,889       100.00%        $1,798,186,705.62        100.00%
                       =========       ======         =================        ======

                          COMPOSITION BY ACCOUNT AGE
                                TRUST PORTFOLIO

                 NUMBER OF PERCENTAGE OF TOTAL                     PERCENTAGE OF TOTAL
  ACCOUNT AGE    ACCOUNTS  NUMBER OF ACCOUNTS  RECEIVABLES BALANCE RECEIVABLES BALANCE
  -----------    --------- ------------------- ------------------- -------------------
0 to 6 Months..     97,036         7.86%        $  168,486,432.56          9.37%
Over 6 to 12
 Months........    103,872         8.41            190,186,653.21         10.58
Over 12 to 24
 Months........    303,480        24.58            533,082,749.02         29.64
Over 24 to 48
 Months........    475,358        38.49            573,225,958.08         31.88
Over 48
 Months........    255,143        20.66            333,204,912.75         18.53
                 ---------       ------         -----------------        ------
Total..........  1,234,889       100.00%        $1,798,186,705.62        100.00%
                 =========       ======         =================        ======

                GEOGRAPHIC DISTRIBUTION BY RECEIVABLES BALANCE
                                TRUST PORTFOLIO

                 NUMBER OF PERCENTAGE OF TOTAL                     PERCENTAGE OF TOTAL
                 ACCOUNTS  NUMBER OF ACCOUNTS  RECEIVABLES BALANCE RECEIVABLES BALANCE
                 --------- ------------------- ------------------- -------------------
Connecticut....    224,465        18.18%        $  293,322,142.22         16.31%
California.....     86,733         7.02            148,641,390.45          8.27
Texas..........     71,792         5.81            115,103,953.39          6.40
New York.......     72,604         5.88            101,049,110.36          5.62
Florida........     60,329         4.89             85,041,468.76          4.73
Ohio...........     50,419         4.08             72,185,549.22          4.01
Illinois.......     45,040         3.65             67,819,468.55          3.77
Pennsylvania...     45,240         3.66             61,130,336.60          3.40
Michigan.......     37,377         3.03             57,575,473.71          3.20
Massachusetts..     38,539         3.12             56,406,275.03          3.14
Other(1).......    502,351        40.68            739,911,537.33         41.15
                 ---------       ------         -----------------        ------
Total..........  1,234,889       100.00%        $1,798,186,705.62        100.00%
                 =========       ======         =================        ======

- --------

(1) States with less than 3.14% of the Percentage of Total Receivables
    Balance.

  The largest concentration of Accounts giving rise to Receivables in the Trust Portfolio is in Connecticut. Connecticut's economy has historically been highly dependent on the defense industry, which recently has been adversely affected by cutbacks in federal spending. During the past several years, Connecticut has been adversely impacted by employment losses more severe in Connecticut than in the United States as a whole. See "Risk Factors-Social, Legal and Economic Factors".

                             MATURITY ASSUMPTIONS

  The Agreement provides that Certificateholders will not receive principal payments until the Distribution Date following the commencement of the Controlled Amortization Period, which will commence with the November 2000 Monthly Period, except in the event of a Pay Out Event, which will result in the commencement of the Rapid Amortization Period. A "Pay Out Event" occurs, either automatically or after specified notice, upon (a) the failure of the Transferor to make certain payments or transfers of funds for the benefit of the Certificateholders within the time periods stated in the Agreement, (b) material breaches of certain representations, warranties or covenants of the Transferor, (c) certain insolvency events involving the Transferor, (d) the occurrence of a Servicer Default which would have a material adverse effect on the Certificateholders, (e) the failure of the Transferor to convey Receivables arising under Additional Accounts when required by the Agreement,
(f) the Trust becoming subject to regulation as an "investment company" by the Commission within the meaning of the Investment Company Act of 1940, as amended, (g) a reduction in the Portfolio Yield averaged for any three consecutive Monthly Periods to a rate which is less than the Base Rate, (h) reduction of the Available Cash Collateral Amount to less than the lesser of the Investor Interest as of the last day of the related Monthly Period and 3% of the Initial Investor Interest, (i) the failure to pay each class of Certificates in full on or prior to its applicable Expected Final Distribution Date or (j) the failure of the Interest Rate Cap Provider to make any payment under the Interest Rate Caps within five days of the date such payment was due. See "Description of the Certificates--Pay Out Events".

  During the Controlled Amortization Period, distributions of monthly principal will be made on each Distribution Date (beginning with the December 2000 Distribution Date) to the Class A Certificateholders until the earlier of
(x) the termination of the Trust and (y) the date on which the Class A Investor Interest is paid in full and, beginning with the Class B Payment Commencement Date, to the Class B Certificateholders until the earlier of (x) the termination of the Trust and (y) the date on which the Class B Investor Interest is paid in full, in an amount on any such Distribution Date equal to the lesser of (a) the sum of (i) the Principal Allocation and (ii) the amount of Shared Principal Collections, if any, allocable to the Certificates with respect to such Monthly Period and (b) the applicable Controlled Distribution Amount for the class receiving such distributions, which is equal to the sum of the applicable Controlled Amortization Amount and any existing Deficit Controlled Amortization Amount (both as defined below). The "Class A Controlled Amortization Amount" means $27,071,428.57 and the "Class B Controlled Amortization Amount" means $21,000,000 and "Controlled Amortization Amount" means either the Class A Controlled Amortization Amount or the Class B Controlled Amortization Amount, as context requires. Such amounts may be reduced to reflect the tender and cancellation of Certificates pursuant to an Investor Exchange. The "Class A Controlled Distribution Amount" means, on any Distribution Date, the Class A Controlled Amortization Amount plus the related Deficit Controlled Amortization Amount as of such Distribution Date, and the "Class B Controlled Distribution Amount" means, on any Distribution Date, the Class B Controlled Amortization Amount plus the related Deficit Controlled Amortization Amount as of such Distribution Date, and the "Controlled Distribution Amount" means either the Class A Controlled Distribution Amount or the Class B Controlled Distribution Amount, as context requires. The term "Deficit Controlled Amortization Amount" means, on the Closing Date, zero and, on any Transfer Date or Distribution Date, the amount of the accrued and unpaid monthly excesses of the Controlled Amortization Amount for the applicable class of Certificates and for each preceding Monthly Period over the sum of the Principal Allocation and the amount of any Shared Principal Collections available to the Certificates for each such Monthly Period. Should the Rapid Amortization Period commence, the Certificateholders will be entitled to receive monthly payments as provided herein of principal on each Distribution Date (beginning with the Distribution Date in the month following the month in which the Rapid Amortization Period commences) equal to the product of the applicable Investor Percentage and collections in respect of Principal Receivables received during the related Monthly Period, certain amounts treated as Collections of Principal Receivables with respect to such Monthly Period (including amounts applied with respect to

Investor Default Amounts and Investor Charge Offs) and the amount of Shared Principal Collections, if any, allocable to the Certificates with respect to such Monthly Period. Allocations based upon the applicable Investor Percentage during either the Controlled Amortization Period or the Rapid Amortization Period may result in distributions of principal to Certificateholders greater, relative to the declining balance of the Investor Interest, than would be the case if a percentage based on such declining balance were used to determine the percentage of collections to be distributed in respect of the Investor Interest. See "Description of the Certificates--Allocation Percentages".

  A significant decline in the amount of Receivables generated during the Revolving Period could result in the occurrence of a Pay Out Event for the Certificateholders and the commencement of the Rapid Amortization Period, thus shortening the maturity of the Certificates. Conversely, a significant decline in the amount of Receivables generated during an Amortization Period could result in an extension of the final payment of the Certificates. If the maturity of the Certificates has been shortened at a time when interest rates generally available are lower than the Certificate Rates, the yield to maturity realized by the Certificateholders upon reinvestment at the lower prevailing interest rates may be lower than if the Certificates remained outstanding until the expected maturity. Conversely, if the maturity of the Certificates is extended at a time when interest rates generally available are higher than the Certificate Rates, the yield to maturity realized by the Certificateholders may be lower than if the Certificates had matured when expected and the Certificateholders had reinvested at the higher prevailing interest rates.

  The following table sets forth the highest and lowest cardholder monthly payment rates for the Representative Portfolio during any month in the period shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of the prior month's ending outstanding receivables balance during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.

                      CARDHOLDER MONTHLY PAYMENT RATES(1)
                           REPRESENTATIVE PORTFOLIO

                                         THREE MONTH
                                         PERIOD ENDED YEAR ENDED DECEMBER 31,
                                          MARCH 31,   -------------------------
                                             1996      1995     1994     1993
                                         ------------ -------  -------  -------
Lowest..................................     9.68%       9.12%    9.82%   11.44%
Highest.................................    10.54       11.19    13.02    13.75
Average(2)..............................    10.18       10.03    11.08    12.27

- --------
(1) Monthly payment rates represent total payments collected during a given month expressed as a percentage of the prior month's ending outstanding receivables.
(2) The average monthly payment rates shown are expressed as an arithmetic average of the payment rate during each month of the period indicated.

  The amount of collections of Receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. There can be no assurance that collections of Principal Receivables with respect to the Trust Portfolio, and thus the rate at which Certificateholders could expect to receive payments of principal on the Certificates during either the Controlled Amortization Period or the Rapid Amortization Period, will be similar to the historical experience set forth above. In addition, if a Pay Out Event occurs, the average life and maturity of the Certificates could be significantly reduced.

  Because there may be a slowdown in the payment rate below the payment rate used to determine the Controlled Amortization Amount, or because a Pay Out Event may occur which would initiate the Rapid Amortization Period, there can be no assurance that the actual number of months elapsed from the beginning of the Controlled Amortization Period to the final Distribution Date with respect to the Class A Certificates or the Class B Certificates will equal the expected number of months (respectively, 14 months and 15 months).

                        RECEIVABLE YIELD CONSIDERATIONS

  The gross revenues from finance charges and fees billed to accounts in the Representative Portfolio for each of the three years ended December 31, 1995, 1994 and 1993 and the three month period ended March 31, 1996 (adjusted to include the May 1, 1996 addition of Additional Accounts) are set forth in the following table. The historical yield figures in the table are calculated on a billed basis, net of rebated fees and other charges. Collections of Receivables included in the Trust are on a cash basis and may not reflect the historical yield experience in the table. During periods of increasing delinquencies or periodic payment deferral programs, accrual yields may exceed cash yields as amounts collected on credit card receivables lag behind amounts accrued and billed to cardholders. Conversely, as delinquencies decrease, cash yields may exceed accrual yields as amounts collected in a current period may include amounts accrued during prior periods. The Transferor believes, however, that during the periods shown, the yields presented on an accrual basis closely approximated the yields on a cash basis. The yield on both an accrual and a cash basis will be affected by numerous factors, including the monthly periodic finance charges on the Receivables, the amount of the annual membership fees and cash advance fees, Interchange, changes in the delinquency rate on the Receivables and the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges.

                            REVENUE EXPERIENCE

                         REPRESENTATIVE PORTFOLIO

                          (DOLLARS IN THOUSANDS)

                             THREE MONTH
                             PERIOD ENDED       YEAR ENDED DECEMBER 31,
                              MARCH 31,      --------------------------------
                                 1996           1995        1994       1993
                             ------------    ----------  ----------  --------
Finance Charges and Fees
 Billed(1)..................  $   73,727     $  263,583  $  182,657  $134,354
Average Receivables Out-
 standing(2)................  $1,824,704     $1,649,780  $1,182,028  $794,728
Yield from Finance Charges
 and Fees Billed(3)(4)......       16.16%(5)      15.98%      15.45%    16.91%

- --------
(1) Finance Charges and Fees Billed include periodic finance charges, annual membership fees, late fees, returned check fees, overlimit fees, the premium of any insurance covering a cardholder's account balances, cash advance transaction fees, interchange and recoveries allocable to the related receivables. The annual membership fees, as presented, reflect full recognition upon billing.
(2) Average Receivables Outstanding is the average of the daily receivable balance during the period indicated.
(3) Yield from Finance Charges and Fees Billed is calculated as a percentage of the Average Receivables Outstanding.

(4) Finance Charges and Fees Billed in 1993 and 1994 does not include interchange fees collected on certain accounts that are included in this Representative Portfolio. The Transferor does not believe that the effect on Yield from Finance Charges and Fees Billed resulting from such exclusion is material.

(5) Calculated on an annualized basis.

  The decline in yield from finance charges and fees billed during the years ended December 31, 1993 through 1994, as reflected in the foregoing table, resulted in part both from the decision by the

Transferor in 1992 to lower the fixed annual percentage rate to 11.5% and from the offers of lower introductory rates from time to time. The Transferor's subsequent increase in 1995 in the fixed annual percentage rate to 13.9% contributed to an increase in the yield from finance charges and fees billed over time. There can be no assurance that the yield will remain at levels comparable to historical experience.

  As payment rates decline, the balances subject to monthly periodic finance charges tend to grow, assuming no change in the level of purchasing activity. Accordingly, under these circumstances, the yield related to periodic finance charges normally increases. As account balances increase, annual membership fees, which remain constant, represent a smaller percentage of the aggregate account balance. See "The Credit Card Business of People's Bank".

                                USE OF PROCEEDS

  The net proceeds from the sale of the Certificates, approximately $   ,
before deduction of expenses, will be paid to PSFC. PSFC intends to distribute substantially all of such proceeds to the Transferor through the declaration and payment of a dividend and/or a distribution of capital to the Transferor, and the Transferor will use such proceeds for its general corporate purposes.

                                 PEOPLE'S BANK

  People's Bank was formed in 1842 and is headquartered in Bridgeport, Connecticut. People's Bank is a majority-owned subsidiary of People's Mutual Holdings, which as of March 31, 1996 owns 62.5% of the issued and outstanding common stock of People's Bank. In May 1993, People's Bank issued $69,000,000 of convertible preferred stock. In May 1996, People's Bank notified its preferred shareholders of its intent to redeem all shares of preferred stock, as soon as practicable, subject to regulatory approval. After such stock is fully converted, People's Mutual Holdings will own 60.1% of the common stock of People's Bank. People's Bank is chartered as a Connecticut stock savings bank, and, as a state chartered non-member bank, is regulated by the State of Connecticut Department of Banking and by the FDIC. As of March 31, 1996, People's Bank's total assets were approximately $6.9 billion, total liabilities were approximately $6.3 billion, and total stockholders' equity was approximately $565 million. At March 31, 1996, People's Bank Tier 1 leverage capital ratio was 7.7%, satisfying the minimum ratio of 4.0% to 5.0% generally required by the FDIC. People's Bank is also subject to the FDIC's risk-based capital regulations, which require minimum ratios of Tier 1 Capital and total capital to risk-weighted assets of 4.0% and 8.0%, respectively. People's Bank satisfied these requirements at March 31, 1996 with ratios of 10.7% and 12.0%, respectively. People's Bank regulatory capital ratios at March 31, 1996, exceed the FDIC's numeric criteria for classification as a "well-capitalized" institution. People's Bank's lending activities consist of originating loans secured by residential and commercial properties, and extending secured and unsecured loans to consumers and businesses.

  People's Structured Finance Corp. ("PSFC"), which is currently the Holder of the Exchangeable Transferor Certificate, is a wholly-owned special purpose Connecticut subsidiary of People's Bank. In establishing PSFC, People's Bank has taken steps to ensure that PSFC is a bankruptcy-remote corporation, which steps include (but are not limited to) (a) the appointment of two independent directors to PSFC's board of directors, (b) the creation of PSFC as a special purpose subsidiary of People's Bank pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of PSFC's business and restrictions on PSFC's ability to commence a voluntary case or proceeding under the United States Bankruptcy Code or similar state laws without the prior unanimous affirmative vote of all of its directors, including the prior unanimous affirmative vote of both of its independent directors), and (c) the maintenance by PSFC of separate bank accounts, corporate records and books of account. The Exchangeable Transferor Certificate, representing the Transferor Interest in the Trust, was transferred to PSFC pursuant to an Assignment and Assumption Agreement, dated as of December 15, 1995, by and between People's Bank and PSFC.

                        DESCRIPTION OF THE CERTIFICATES

  The Certificates will be issued pursuant to the Agreement, including the Series 1996-1 Supplement, entered into between People's Bank, as Transferor of the Certificates and as Servicer of the Accounts and the Receivables, and Bankers Trust Company, as Trustee for the certificateholders, substantially in the form filed as exhibits to the Registration Statement of which this Prospectus is a part. Pursuant to the Agreement, the Transferor has executed four Supplements in connection with the issuance of other Series of certificates and may execute further Supplements thereto between the Transferor and the Trustee in order to issue additional Series. See "-- Exchanges". The Trustee will provide a copy of the Agreement (without exhibits or schedules), including each Supplement, to certificateholders without charge upon written request. The following summary describes certain terms of the Agreement (including the Series 1996-1 Supplement) and is qualified in its entirety by reference to the Agreement (including the Series 1996-1 Supplement).

GENERAL

  The Certificates will represent a fractional undivided interest in certain assets of the Trust, including the right to receive the collections received with respect to the Receivables in the Trust allocable to the Certificates, funds on deposit and securities held in the Cash Collateral Account, and the benefit of the Interest Rate Caps. The property of the Trust consists of the Receivables, all monies due or to become due thereunder, all proceeds of the Receivables, Interchange, Recoveries, all monies on deposit in the Collection Account and the Excess Funding Account, funds on deposit in accounts established pursuant to the Series 1996-1 Supplement, funds on deposit in any Series accounts established for the benefit of certificateholders other than the Certificateholders pursuant to the related Supplement, funds on deposit and securities held in the Cash Collateral Account for the benefit of the Certificateholders, the benefit of the Interest Rate Caps and any other Enhancement issued with respect to any additional Series (the drawing on, withdrawal from or payment on such Enhancement, and the funds on deposit in any Series account with respect to any additional Series, will not be available to Certificateholders). The Trust will include the Receivables from Additional Accounts and Automatic Additional Accounts which may be added from time to time pursuant to the terms of the Agreement and will not include the Receivables from any Removed Accounts which may be removed from the Trust from time to time pursuant to the terms of the Agreement.

  Payments of interest and principal will be made on each related Distribution Date to Certificateholders in whose names the Certificates were registered as of (i) the business day preceding the Distribution Date with respect to book-entry Certificates and (ii) the last day of the calendar month preceding such Distribution Date with respect to Definitive Certificates (each, a "Record Date"). Interest will be distributed to Certificateholders on the fifteenth day of each month (or, if such day is not a business day, on the next succeeding business day) (each, a "Distribution Date"), commencing July 15, 1996. Monthly Interest on the Class A Certificates and the Class B Certificates will be distributed to each Certificateholder in an amount equal to the sum of (w) the product of (a) the applicable Certificate Rate, (b) the actual number of days in the related Interest Period or Initial Interest Period divided by 360 and (c) the lesser of the Class A Investor Interest or the Class B Investor Interest, as the case may be, as of the preceding Distribution Date (or, in the case of the first Distribution Date, the Class A Initial Investor Interest or the Class B Initial Investor Interest, as the case may be), after giving effect to all payments, deposits and withdrawals on such Distribution Date, and the Expected Class A Principal or the Expected Class B Principal, as the case may be, as of the preceding Distribution Date, plus (x) the product of (a) the Class A Excess Principal or the Class B Excess Principal, as the case may be, (b) the lesser of the applicable Certificate Rate and either % for the Class A Certificates or % for the Class B Certificates, and (c) the actual number of days in the related Interest Period divided by 360, plus (y) to the extent permitted by applicable law, any interest accrued on such Certificates (including interest on any overdue Class A Monthly Interest or

Class B Monthly Interest, as the case may be) during any prior accrual period which has not been distributed to Certificateholders, plus (z) to the extent that there is available Excess Spread, any Class A Excess Interest or any Class B Excess Interest, as the case may be. Class A Monthly Interest and Class B Monthly Interest will accrue from and including the Distribution Date occurring in the preceding month (in the case of the first Distribution Date, from and including the Closing Date) to and including the day preceding the current Distribution Date. Interest payments will be derived from collections allocated to Finance Charge Receivables and, if necessary, withdrawals from the Cash Collateral Account, amounts paid under the Interest Rate Caps and, for the Class A Certificateholders, certain principal collections otherwise allocable to the Class B Certificates. Allocations of collections of Finance Charge Receivables with respect to any Distribution Date will not exceed the product of the Investor Percentage with respect to Finance Charge Receivables and such collections.

  Each of the Class A Certificates and the Class B Certificates will initially be represented by Certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Transferor, the "Depository") except as set forth below. The Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form. The Transferor has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Certificates. No Certificate Owner acquiring an interest in the Certificates will be entitled to receive a certificate representing such person's interest in the Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See "--Book-Entry Registration" and "--Definitive Certificates".

  Application will be made to list the Class A Certificates on the Luxembourg Stock Exchange.

  In the event that Definitive Certificates are issued, a Class A Certificate that is mutilated, destroyed, lost or stolen may be exchanged or replaced, as the case may be, at the offices of the co-transfer agent and co-registrar in Luxembourg upon presentation of the Class A Certificate or satisfactory evidence of the destruction, loss or theft thereof to the co-transfer agent and co-registrar. An indemnity satisfactory to the co-transfer agent and co-registrar and the Trustee may be required at the expense of the Certificateholder before a replacement Certificate will be issued. The Certificateholder will be required to pay any tax or other governmental charge imposed in connection with such exchange or replacement and any other expenses (including the fees and expenses of the Trustee and the co-transfer agent and co-registrar) connected therewith.

DETERMINATION OF LIBOR

  The Trustee will determine LIBOR for each Interest Period (as defined below) following the Initial Interest Period. For purposes of calculating LIBOR, "London Banking Day" is any day on which commercial banks are open for business (including dealings in foreign exchange and deposits in U.S. dollars) in London.

  "LIBOR" means, for a specific Interest Period (other than the Initial Interest Period), the rate for deposits in U.S. dollars for a period equal to one month (commencing on the first day of an Interest Period) which appears on Telerate Page 3750 (as defined below) as of 11:00 a.m., London time, on the LIBOR Determination Date (as defined below) for such Interest Period. If such rate does not appear on Telerate Page 3750, the rate for such Interest Period will be determined on the basis of the rates at which deposits in U.S. dollars are offered by the Reference Banks (as defined below) at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market for a period equal to one month (commencing on the first day of such Interest Period). The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for such Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for such Interest Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee, at approximately 11:00 a.m., New York City time, on the first day of such Interest Period for loans in U.S. dollars to leading European banks for a period equal to one month (commencing on the first day of such Interest Period).

  "Interest Period" means, with respect to any Distribution Date, a period from and including the preceding Distribution Date to and including the day immediately preceding such Distribution Date; provided, however, that the Initial Interest Period will commence on the Closing Date.

  "LIBOR Determination Date" means with respect to any Interest Period, the second London Banking Day preceding the first day of each Interest Period.

  "Reference Banks" means four major banks in the London interbank market selected by the Trustee.

  "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

THE INTEREST RATE CAPS

  On the Closing Date, the Trustee will enter into the Interest Rate Caps with the Interest Rate Cap Provider. The Class A Interest Rate Cap and the Class B Interest Rate Cap will be for the exclusive benefit of the Class A Certificateholders and the Class B Certificateholders, respectively.

  The notional amount of the Class A Interest Rate Cap (the "Class A Notional Amount") will at all times be equal to the amount of the Expected Class A Principal. Pursuant to the Class A Interest Rate Cap, on each Transfer Date on which the Class A Certificate Rate for the related Interest Period exceeds % (the "Class A Cap Rate"), the Interest Rate Cap Provider will make a payment to the Trustee, on behalf of the Trust, in an amount equal to the product of
(i) such excess, (ii) the Class A Notional Amount as of such Transfer Date and
(iii) the actual number of days in the related Monthly Period divided by 360. The Class A Interest Rate Cap will terminate on the day following the Class A Expected Final Distribution Date; provided, however, that the Class A Interest Rate Cap may be terminated at an earlier date if the Trustee has obtained a substitute interest rate cap or entered into an alternative arrangement satisfactory to the Rating Agencies, which in each case will not result in the reduction or withdrawal of the rating of the Certificates (such substitute interest rate cap, a "Replacement Interest Rate Cap"; such alternative arrangement, a "Qualified Substitute Arrangement").

  The notional amount of the Class B Interest Rate Cap (the "Class B Notional Amount") will at all times be equal to the amount of the Expected Class B Principal. Pursuant to the Class B Interest Rate Cap, on each Transfer Date on which the Class B Certificate Rate for the related Interest Period exceeds % (the "Class B Cap Rate"), the Interest Rate Cap Provider will make a payment to the Trustee, on behalf of the Trust, in an amount equal to the product of
(i) such excess, (ii) the Class B Notional Amount as of such Transfer Date and
(iii) the actual number of days in the related Monthly Period divided by 360. The Class B Interest Rate Cap will terminate on the day following the Class B Expected Final Distribution Date; provided, however, that the Class B Interest Rate Cap may be terminated at an earlier date if the Trustee has obtained a Replacement Interest Rate Cap or entered into a Qualified Substitute Arrangement.

  In the event that the rating of the Interest Rate Cap Provider is reduced or withdrawn, as specified in the Interest Rate Caps, the Trustee, at the direction of the Servicer, shall use its best efforts either to obtain for each such Interest Rate Cap a Replacement Interest Rate Cap, at the expense of the Interest Rate Cap Provider, or to enter into a Qualified Substitute Arrangement.

  The Trustee, on behalf of the Trust, may sell all or a portion of an Interest Rate Cap in an amount equal to the excess on such date of the Class A Notional Amount or the Class B Notional Amount, as applicable, over the Class A Investor Interest or the Class B Investor Interest, respectively, subject to (among other things) Rating Agency confirmation of the rating of the related class of Certificates. Funds from any such sale will be applied as Finance Charge Collections allocable to the related class of Certificates in accordance with the allocations described below in "--Allocation of Funds."

THE INTEREST RATE CAP PROVIDER

  The following information has been obtained from the Interest Rate Cap Provider and has not been verified by People's Bank or the Underwriters. No representation or warranty is made by People's Bank or the Underwriters with respect thereto.

  The interest rate cap provider is Swiss Bank Corporation (the "Bank"), acting through its London Branch.

  The Bank is a full service universal bank, with core businesses of international investment banking and corporate finance; private banking and asset management; and retail and corporate banking in Switzerland. The Bank is the third largest bank in Switzerland and ranks among the 50 largest banks worldwide based on total assets. It is publicly owned, and its shares are listed on each of the Zurich, Basel and Geneva stock exchanges in Switzerland, as well as on the stock exchanges in Frankfurt and Tokyo. American depositary receipts representing the Bank's shares are also traded in the United States.

  As reflected in the Bank's 1995 Annual Report, as of December 31, 1995, the Bank had total unconsolidated assets of Sfr. 242.2 billion ($209.8 billion) and total unconsolidated capital and reserves of Sfr. 14.0 billion ($12.2 billion).

  The foregoing figures in Swiss francs were determined in accordance with generally accepted accounting principles in Switzerland, which differ in certain respects from generally accepted accounting principles in the United States. On December 29, 1995, the exchange rate for Swiss francs and U.S. dollars, based on the noon buying rates in New York City for cable transfers payable in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York was 1.1540 Swiss francs per U.S. dollar, and conversion from Swiss francs to U.S. dollars has been made at that rate.

  Upon written request, the Bank will provide without charge to any person to whom this Prospectus is delivered a copy of the most recent Annual Report of the Bank. Written requests should be directed to Swiss Bank Corporation, New York Branch, Box 395, Church Street Station, New York, New York 10008,
Attention: Director of Public Relations.

BOOK-ENTRY REGISTRATION

  Certificateholders may hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe), which in turn hold through DTC, if they are participants of such systems, or indirectly through organizations that are participants in such systems.

  Cede, as nominee for DTC, will hold the physical Certificate or Certificates. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

  DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants" or "DTC Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include the underwriters of any Series), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

  Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

  Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. See Annex II.

  Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and interest on the Certificates from the Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Certificate Owners. It is anticipated that the only "Certificateholder" (as such term is used in the

Agreement) of Certificates in book-entry form will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Agreement, and Certificate Owners will only be permitted to exercise the rights of Certificateholders indirectly through the Participants who in turn will exercise the rights of Certificateholders through DTC.

  Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal and interest on the Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Certificates, Certificate Owners will receive payments and will be able to transfer their interests.

  Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

  DTC has advised the Transferor that it will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the Transferor that it will take such actions with respect to specified percentages of the Investor Interest only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

  Cedel Bank, societe anonyme ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulations by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series of certificates. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

  The Euroclear System (the "Euroclear System") was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 33 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System,

S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of certificates. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

  Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See Annex II. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a Cedel Participant or a Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

  Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

  The Certificates will be issued in fully registered, certificated form to Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee, only if (i) the Transferor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as Depository with respect to the Certificates, and the Trustee or the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, Certificate Owners representing not less than 50% of each of the Class A Investor Interest and the Class B Investor Interest advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Certificate Owners.

  Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all the Certificate Owners through Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificate representing the Certificates and instructions for re-registration, the Trustee will issue the Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders of the Certificates under the Agreement ("Holders").

  Distribution of principal and interest on the Certificates will be made by the "Paying Agent" (as defined in the Agreement) directly to Holders of Definitive Certificates in accordance with the procedures set forth herein and in the Agreement. During the Revolving Period, interest payments, and during either Amortization Period, interest and principal payments in respect of the Certificates, will be made to Certificateholders as provided herein on each Distribution Date to the holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Holder as it appears on the certificate register. The final payment on any Certificate (whether Definitive Certificates or the Certificates registered in the name of Cede representing the Certificates), however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders not later than the fifth day of the month of such final distributions.

  Definitive Certificates will be transferable and exchangeable at the offices of the "Transfer Agent and Registrar" (as defined in the Agreement), which shall initially be Bankers Trust Company. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The Transfer Agent and Registrar, as the case may be, shall not be required to register the transfer or exchange of Definitive Certificates for a period of 15 days preceding the due date for any payment with respect to such Definitive Certificates.

INTEREST PAYMENTS

  Interest will accrue on the Class A Investor Interest at the Class A Certificate Rate and on the Class B Investor Interest at the Class B Certificate Rate during each Interest Period following the Initial Interest Period and will accrue on the Class A Investor Interest at a rate of % per annum and on the Class B Investor Interest at a rate of % per annum during the Initial Interest Period. Interest will be distributed on July 15, 1996, and on each Distribution Date thereafter to Certificateholders. Interest on the Class A Certificates will be distributed in the amount of the sum of (w) the product of (a) the Class A Certificate Rate, (b) the lesser of the Class A Investor Interest as of the preceding Distribution Date (or, in the case of the first Distribution Date, the Class A Initial Investor Interest) after giving effect to all payments, deposits and withdrawals on such Distribution Date and the Expected Class A Principal as of the preceding Distribution Date, and (c) the actual number of days in the related Interest Period divided by 360, plus (x) an amount equal to the product of (a) the Class A Excess Principal, (b) the lesser of the Class A Certificate Rate and % per annum, and (c) the actual number of days in the related Interest Period divided by 360 (collectively, the "Class A Monthly Interest"), plus (y) to the extent permitted by applicable law, any interest accrued on such Certificates (including interest on any overdue Class A Monthly Interest calculated at a default rate of interest) during any prior accrual period which has not been distributed to the Certificateholders, plus (z) to the extent that there is available Excess Spread, an amount equal to the product of (a) the amount by which the Class A Certificate Rate exceeds % per annum, (b) the Class A Excess Principal, if any, and (c) the actual number of days in the related Interest Period divided by 360 (the "Class A Excess Interest").

  In the case of the Class B Certificates, interest will be distributed in the amount of the sum of (w) the product of (a) the Class B Certificate Rate, (b) the lesser of the Class B Investor Interest as of the preceding Distribution Date (or, in the case of the first Distribution Date, the Class B Initial Investor Interest) after giving effect to all payments, deposits and withdrawals on such Distribution Date and the Expected Class B Principal as of the preceding Distribution Date, and (c) the actual number of days in the related Interest Period divided by 360, plus (x) an amount equal to the product of (a) the Class

B Excess Principal, (b) the lesser of the Class B Certificate Rate and % per annum, and (c) the actual number of days in the related Interest Period divided by 360 (collectively, the "Class B Monthly Interest"), plus (y) to the extent permitted by applicable law, any interest accrued on such Certificates (including interest on any overdue Class B Monthly Interest calculated at a default rate of interest) during any prior accrual period not distributed to the Certificateholders, plus (z) to the extent that there is available Excess Spread, an amount equal to the product of (a) the amount by which the Class B Certificate Rate exceeds % per annum, (b) the Class B Excess Principal, if any, and (c) the actual number of days in the related Interest Period divided by 360 (the "Class B Excess Interest").

  "Expected Class A Principal" means the amount of the Class A Investor Interest equal to (a) on each date to but excluding the first Distribution Date in the Controlled Amortization Period on which a principal payment is scheduled to be made to the Class A Certificateholders (the "Initial Class A Scheduled Principal Payment Date"), the Class A Initial Investor Interest, (b) on each date thereafter through but not including the Class A Expected Final Distribution Date, the Class A Initial Investor Interest less the product of
(i) the Class A Controlled Amortization Amount and (ii) the number of Distribution Dates occurring from and including the Initial Class A Scheduled Principal Payment Date, and (c) on each date thereafter, zero. "Expected Class B Principal" means the amount of the Class B Investor Interest that is equal to (a) the Class B Initial Investor Interest on each date to but excluding the Class B Expected Final Distribution Date, and (b) on each date thereafter, zero. "Class A Excess Principal" and "Class B Excess Principal" (collectively, the "Excess Principal") mean on any date of determination the amount by which the Class A Investor Interest or the Class B Investor Interest exceeds the Expected Class A Principal or the Expected Class B Principal, respectively, after giving effect to all payments, deposits and withdrawals on such date.

  Any amounts in respect of distributable interest specified in clauses (z) above with respect to the Class A Certificates and the Class B Certificates that are unpaid on the Distribution Date following the Interest Period in which they accrued will not be carried over to future Distribution Dates.

  Interest payments up to the Class A Monthly Cap Rate Interest and Class B Monthly Cap Rate Interest on any Distribution Date will be funded from collections of Finance Charge Receivables allocated to the Investor Interest during the preceding Monthly Period and Shared Finance Charge Collections available to the Certificates. The Class A Monthly Interest in excess of the Class A Monthly Cap Rate Interest and Class B Monthly Interest in excess of the Class B Monthly Cap Rate Interest will be funded from payments made pursuant to, respectively, the Class A Interest Rate Cap and the Class B Interest Rate Cap and, if necessary, Excess Spread. To the extent the sum of the applicable Investor Percentage of collections on Finance Charge Receivables (including Excess Spread) during the preceding Monthly Period and Shared Finance Charge Collections available to the Certificates is insufficient to pay such Class A Monthly Cap Rate Interest and Class B Monthly Cap Rate Interest, first, withdrawals from the Cash Collateral Account, up to the Available Cash Collateral Amount, will be used to make such payments and, second, if the Available Cash Collateral Amount is insufficient to pay any remaining interest due with respect to the Class A Certificates, Reallocated Principal Collections (to the extent available) will be used to make such payments to the Class A Certificates.

PRINCIPAL PAYMENTS

  During the Revolving Period (which begins on the Closing Date and ends on the day before the Controlled Amortization Period or the Rapid Amortization Period begins), no principal payments will be made to Certificateholders. During the Controlled Amortization Period, scheduled to begin with the November 2000 Monthly Period, and during the Rapid Amortization Period, which will begin upon the occurrence of a Pay Out Event, and ending no later than the Scheduled Series 1996-1 Termination Date, principal will be paid to the Class A Certificateholders until the Class A Investor Interest is paid in full and, following the final principal payment to the Class A Certificateholders, to the Class B Certificateholders until the Class B Investor Interest is paid in full. The first principal payment will be made to Class A Certificateholders beginning on the Distribution Date following the Monthly Period in which either the Controlled Amortization Period or the Rapid Amortization Period commences. Principal payments on the Class B Certificates will commence on the Class B Payment Commencement Date. The "Class B Payment Commencement Date" means either (i) the Distribution Date on which the Class A Investor Interest is reduced to zero or, (ii) if the Class A Investor Interest is paid in full on the Class A Expected Final Distribution Date, and the Rapid Amortization Period has not commenced, the Distribution Date following the Class A Expected Final Distribution Date. Principal payments will be funded from (among other things) the collections of Principal Receivables allocated to the Investor Interest during or with respect to the preceding Monthly Period and Shared Principal Collections available to the Certificates. See "--Pay Out Events" below for a discussion of events which might lead to the commencement of the Rapid Amortization Period. See "--Application of Collections" and "--Allocation of Funds" below for a discussion of the method by which collections of Principal Receivables and Shared Principal Collections available to the Certificates are allocated during either the Controlled Amortization Period or the Rapid Amortization Period.

SUBORDINATION OF THE CLASS B CERTIFICATES

  The Class B Investor Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates. No payment of principal will be made to the Class B Certificateholders until the Class A Investor Interest is paid in full. In addition, payment of the Required Amounts, which includes payments to cover shortfalls in respect of (among other things) interest and Monthly Servicing Fees, will be made on each Distribution Date first to the Class A Certificateholders and then to the Class B Certificateholders. Certain principal payments otherwise allocable to the Class B Certificateholders may be reallocated to the Class A Certificateholders, and the Class B Investor Interest may thereby decrease. To the extent the Class B Investor Interest is so reduced, the percentage of collections of Finance Charge Receivables allocated to the Class B Certificateholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such decrease in the Class B Investor Interest is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced. See "--Allocation of Funds", "-- Reallocation of Cash Flows".

CONVEYANCE OF RECEIVABLES

  On July 9, 1993 the Transferor transferred and assigned to the Trust all of its right, title and interest in and to the Receivables in the Accounts then outstanding and all Receivables thereafter created in the Accounts and all monies due or to become due with respect thereto (including Principal Receivables, Finance Charge Receivables and all proceeds of such Receivables). On October 4, 1994, on July 14, 1995 and on May 1, 1996, the Transferor transferred and assigned to the Trust Receivables arising from certain Additional Accounts designated pursuant to the Agreement.

  In connection with the transfer of the Receivables to the Trust, the Transferor indicated in its computer files the conveyance of the Receivables to the Trust. In addition, the Transferor provided the Trustee a computer file or a microfiche list containing a true and complete list showing each Account, identified by account number and indicating the total outstanding Receivable balance transferred. The Transferor has provided the Trustee an updated list of each Account, identified by account number and indicating the total outstanding Receivable balance as of April 30, 1996, which list has been and will be further updated periodically to reflect Automatic Additional Accounts and Additional Accounts. The Transferor will not deliver to the Trustee any other records or agreements relating to the Accounts or Receivables. Except as stated above, the records and agreements relating to the Accounts and the Receivables maintained by the Transferor or the Servicer will not be segregated by the Transferor or the Servicer from other documents and agreements relating to other credit card accounts and receivables and will not be stamped or marked to reflect the transfer of the Receivables to the Trust, but the computer records of the Transferor are required to be marked to evidence such transfer. The

Transferor has filed UCC financing statements with respect to the Receivables meeting the requirements of Connecticut state law. See "Risk Factors--Certain Legal Aspects" and "Certain Legal Aspects of the Receivables".

EXCHANGES

  The Agreement provides for the Trustee to issue two types of certificates:
(i) one or more Series of certificates transferable and having the characteristics described below and (ii) the Exchangeable Transferor Certificate, a certificate evidencing the Transferor Interest, currently held by PSFC and transferable only as provided in the Agreement. The Agreement also provides that, pursuant to any one or more Supplements, the Holder of the Exchangeable Transferor Certificate may tender such certificate, or the Holder of the Exchangeable Transferor Certificate may tender the Exchangeable Transferor Certificate and the Transferor may tender the certificates evidencing all or a portion of any Series of certificates, to the Trustee in exchange for one or more new Series and a reissued Exchangeable Transferor Certificate. Under the Agreement, the Transferor and the Trustee will execute a Supplement in conjunction with such an Exchange that will specify, with respect to any newly issued Series, certain terms which may include: (i) its name or designation; (ii) its initial principal amount (or method for calculating such amount); (iii) its coupon rate (or formula for the determination thereof); (iv) the closing date; (v) the rating agency or agencies, if any, rating the Series; (vi) the interest payment date or dates and the date or dates from which interest shall accrue including the interest accrual period with respect to such Series; (vii) the name of the clearing agency, if any; (viii) the method for allocating Collections to certificateholders of such Series; (ix) the names of any accounts to be used by such Series and the terms governing the operations of any such accounts;
(x) the percentage used to calculate monthly servicing fees; (xi) the Minimum Transferor Interest; (xii) the minimum amount of Aggregate Principal Receivables required to be maintained by the Transferor through the designation of Additional Accounts; (xiii) the enhancer and terms of the Enhancement with respect thereto; (xiv) the base rate applicable to such Series; (xv) the terms on which the certificates of such Series may be repurchased by the Transferor or remarketed to other investors; (xvi) the series termination date; (xvii) any deposit into any account maintained for the benefit of certificateholders of such Series; (xviii) the number of classes of such Series, and if more than one class, the rights and priorities of each such class; (xix) the extent to which the certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global certificate or certificates, the terms and conditions, if any, upon which such global certificate may be exchanged, in whole or in part, for definitive certificates, and the manner in which any interest payable on a temporary or global certificate will be paid); (xx) whether the certificates of such Series may be issued in bearer form and any limitations imposed thereon; (xxi) whether Interchange or other fees will be included in funds available to certificateholders of such Series; (xxii) the priority of any Series with respect to any other Series; (xxiii) the rights of the Holder of the Exchangeable Transferor Certificate that have been transferred to the holders of such Series; and (xxiv) any other relevant terms (all such terms, the "Principal Terms" of such Series). None of the Transferor, the Servicer, the Holder of the Exchangeable Transferor Certificate, the Trustee or the Trust is required or intends to obtain the consent of any Certificateholder to issue any additional Series. As a condition of an Exchange, however, the Trustee must receive written confirmation that the Exchange will not result in the Rating Agency reducing or withdrawing its rating of any outstanding Series, including the Certificates. The Transferor may offer any Series to the public under a Disclosure Document in transactions either registered under the Securities Act or exempt from registration thereunder directly, through the Underwriters or one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. Any such Series may be issued in fully registered or book-entry form in minimum denominations determined by the Transferor. The Transferor may offer, from time to time, additional Series.

  The Agreement provides that the Holder of the Exchangeable Transferor Certificate may perform Exchanges and the related Supplements may define Principal Terms such that each Series has a period during which amortization of the principal amount thereof is intended to occur which may have a different length and begin on a different date than such period for any other Series. Further, one or more Series may be in their amortization periods while other Series are not. Thus, certain Series may not be amortizing, while other Series are amortizing. Moreover, each Series may have the benefits of the Enhancement available only to such Series. Under the Agreement, the Trustee shall hold any such form of Enhancement only on behalf of the Series to which the Enhancement relates. Likewise, with respect to each such form of Enhancement, a different form of Enhancement agreement may be delivered to the Trustee. The Agreement also provides that the related Supplements may specify different coupon rates and monthly servicing fees with respect to each Series (or a particular class within such Series) and may vary between Series the terms upon which a Series (or a particular class within such Series) may be repurchased by the Transferor or remarketed to other investors. In addition, a Series Supplement may permit (as does the Series 1996-1 Supplement) an Investor Exchange by which the certificateholders of such Series may elect to exchange their certificates for one or more newly issued Series of certificates upon the satisfaction of certain conditions specified in the Agreement and the related Supplement. Additionally, certain Series may be subordinated to other Series, or classes within a Series may have different priorities. The Series 1996-1 Supplement will not permit the subordination of such Series to any other Series issued or which may hereafter be issued by the Trust. There is no limit to the number of Exchanges that may be performed under the Agreement. The Trust will terminate only as provided in the Agreement.

  Under the Agreement and pursuant to a Supplement, an Exchange may only occur upon the satisfaction of certain conditions provided in the Agreement. Under the Agreement, the Holder of the Exchangeable Transferor Certificate may perform an Exchange by notifying the Trustee at least three days in advance of the date upon which the Exchange is to occur. Under the Agreement, the notice will state the designation of any Series to be issued on the date of the Exchange and, with respect to each such Series: (i) its initial principal amount (or method for calculating such amount) which amount may not be greater than the current principal amount of the Exchangeable Transferor Certificate plus, in the case of an Investor Exchange, the current principal amount of the investor certificates to be exchanged, (ii) its certificate rate (or method for calculating such rate) and (iii) the provider of the Enhancement, if any, which is expected to provide credit support with respect to it. On the date of the Exchange, the Agreement provides that the Trustee will authenticate any such Series only upon delivery to it of the following, among others: (i) a Supplement in form satisfactory to the Trustee signed by the Transferor and specifying the Principal Terms of such Series, (ii) an opinion of counsel to the effect that the certificates of such Series, unless otherwise stated, will be characterized as indebtedness of the Transferor under existing law for Federal, Connecticut and New York state income tax purposes, (iii) an opinion of counsel to the effect that the issuance of such Series will not materially adversely impact the Federal, Connecticut or New York state income tax characterization of any outstanding Series or result in the Trust being subject to Federal, New York or Connecticut tax at the entity level, (iv) the Enhancement, if any, and an appropriate form of Enhancement agreement or instrument with respect thereto executed by the Transferor and the issuer of the Enhancement, (v) written confirmation from the Rating Agency that the Exchange will not result in such Rating Agency reducing or withdrawing its rating on any outstanding Series, (vi) the existing Exchangeable Transferor Certificate and, if applicable, certificates of the Series to be exchanged, and (vii) a certificate of an officer of the Transferor that on the date such Exchange occurs, after giving effect to such Exchange, the Transferor Interest will be at least equal to the Minimum Transferor Interest. Upon satisfaction of such conditions, the Trustee will cancel the existing Exchangeable Transferor Certificate and the certificates of the exchanged Series, if applicable, and authenticate the new Series and a new Exchangeable Transferor Certificate.

REPRESENTATIONS AND WARRANTIES

  The Transferor has made and will make upon execution of each Supplement certain representations and warranties to the Trust to the effect that, among other things, (a) as of the Closing

Date and the closing date of the issuance by the Trust of the initial Series of certificates, the Transferor was duly incorporated and in good standing and that it has the authority to consummate the transactions contemplated by the Agreement and (b) as of the Series Cut-Off Date, or, with respect to any Additional Account or Automatic Additional Account, the date on which such Additional Account or Automatic Additional Account was transferred to the Trust, each Account was an Eligible Account (as defined below). If (i) any of these representations and warranties proves to have been incorrect in any material respect when made, and continues to be incorrect for 60 days after notice to the Transferor by the Trustee or to the Transferor and the Trustee by Certificateholders holding not less than 50% of each of the Class A Investor Interest and the Class B Investor Interest and (ii) as a result the interests of the Certificateholders are materially adversely affected, and continue to be materially adversely affected during such period, then the Trustee or Certificateholders holding not less than 50% of each of the Class A Investor Interest and the Class B Investor Interest may give notice to the Transferor (and to the Trustee in the latter instance) declaring that a Pay Out Event has occurred, thereby commencing the Rapid Amortization Period. See "-Pay Out Events".

  The Transferor has made and will make upon the execution of each Supplement representations and warranties to the Trust relating to the Receivables to the effect, among other things, that (a) as of the closing date of the issuance by the Trust of the related Series of certificates, each of the Receivables then existing is an Eligible Receivable (as defined below) and (b) as of the date of creation of any new Receivable, such Receivable is an Eligible Receivable and the representation and warranty set forth in clause (b) in the immediately following paragraph is true and correct with respect to such Receivable. In the event (i) of a breach of any representation and warranty set forth in this paragraph, within 60 days, or such longer period as may be agreed to by the Trustee (but no longer than 120 days), of the earlier to occur of the discovery of such breach by the Transferor or Servicer or receipt by the Transferor of written notice of such breach given by the Trustee or any "Enhancement Provider" (as defined in the Agreement), or, with respect to certain breaches relating to prior liens, immediately upon the earlier to occur of such discovery or notice and (ii) that, except with respect to certain breaches relating to prior liens, as a result of such breach, the Receivables in the related Accounts are charged off as uncollectible, the Trust's rights in, to or under such Receivables or their proceeds are impaired or the proceeds of such Receivables are not available for any reason to the Trust free and clear of any lien, the Transferor shall accept reassignment of each Principal Receivable as to which such breach relates (an "Ineligible Receivable") on the terms and conditions set forth below; provided, however, that no such reassignment shall be required to be made with respect to such Ineligible Receivable if, on any day within the applicable period (or such longer period as may be agreed to by the Trustee), the representations and warranties with respect to such Ineligible Receivable shall then be true and correct in all material respects. The Transferor shall accept reassignment of each such Ineligible Receivable by (i) depositing into the Collection Account an amount equal to the Finance Charge Receivables collected with respect to such Ineligible Receivable and (ii) directing the Servicer to deduct the amount of each such Ineligible Receivable from the aggregate amount of Principal Receivables used to calculate the Transferor Interest; provided, however, that if the exclusion of an Ineligible Receivable from the calculation of the Transferor Interest would cause the Transferor Interest to be less than the Minimum Transferor Interest or would otherwise not be permitted by law, then such Ineligible Receivable shall be removed upon the Transferor depositing in the Excess Funding Account (for allocation as a Principal Receivable) in immediately available funds an amount equal to the amount by which the Transferor Interest would be reduced below the Minimum Transferor Interest. Any such deduction or deposit shall be considered a repayment in full of the Ineligible Receivable. The obligation of the Transferor to accept reassignment of any Ineligible Receivable is the sole remedy respecting any breach of the representations and warranties set forth in this paragraph with respect to such Receivable available to Certificateholders or the Trustee on behalf of Certificateholders.

  The Transferor has made and will make upon the execution of each Supplement representations and warranties to the Trust to the effect, among other things, that as of the Closing Date and the closing date of the issuance by the Trust of the related Series of certificates (a) the Agreement, including the Supplement, constitutes a legal, valid and binding obligation of the Transferor and (b) the transfer of Receivables by it to the Trust under the Agreement constitutes either a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables (other than Receivables in Additional Accounts), whether then existing or thereafter created and the proceeds thereof (including amounts in any of the accounts established for the benefit of the certificateholders), Recoveries allocable to the Trust and Interchange with respect to the Trust or the grant of a first priority security interest in such Receivables (except for certain tax liens) and the proceeds thereof (including amounts in any of the accounts established for the benefit of the certificateholders), which is effective as to each such Receivable upon the creation thereof and which has been perfected. The Transferor has made, and will make (or has been or will be deemed to make), similar representations and warranties to the Trust in connection with each assignment of Receivables in Additional Accounts or Automatic Additional Accounts. In the event of a breach of any of the representations and warranties described in the first sentence of this paragraph, either the Trustee or the holders of certificates evidencing undivided interests in the Trust aggregating more than 50% of the sum of the investor interests of all Series issued and outstanding, by written notice to the Transferor (and to the Trustee and the Servicer if given by the certificateholders), may direct the Transferor to accept reassignment of the Trust Portfolio within 60 days of such notice, or within such longer period specified in such notice (but no longer than 120 days). The Transferor will be obligated to accept reassignment of such Receivables on a Distribution Date occurring within such applicable period. Such reassignment will not be required to be made, however, if at any time during such applicable period, or such longer period, the representations and warranties shall then be true and correct in all material respects. The deposit amount for such reassignment with respect to each Series of certificates required to be repurchased following such notice, including the Certificates, will generally be equal to the investor interest of each such Series on the last day of the Monthly Period preceding the Distribution Date on which the reassignment is scheduled to be made plus an amount equal to all interest accrued but unpaid on such certificates at the applicable certificate rate (less the amounts previously allocated for payment of interest and principal with respect to each such Series of certificates) through the end of the interest accrual periods of each such Series. The reassignment deposit amount shall equal the sum of the reassignment deposits with respect to each Series then issued and outstanding which is required to be repurchased following such notice. The payment of such reassignment deposit amount into the Collection Account will be considered a prepayment in full of all Receivables and will be paid in full to the certificateholders of such Series upon presentation and surrender of their certificates. In the Series 1996-1 Supplement, the Transferor represents and warrants that, as of the Closing Date, the Agreement, as supplemented by such Supplement, constitutes a legal, valid and binding obligation of the Transferor. Upon a breach of this representation, either the Trustee or the holders of Certificates evidencing aggregate undivided interests in the Trust aggregating more than 50% of each of the Class A Investor Interest and the Class B Investor Interest by written notice to the Transferor (and to the Trustee and the Servicer if given by the Certificateholders) may direct the Transferor to purchase the Certificates (but not the certificates of any other Series) on terms and conditions substantially similar to those set forth above. If the Trustee or the certificateholders (including the Certificateholders) give a notice as provided above, the obligation of the Transferor to make any such deposit or repurchase will constitute the sole remedy respecting a breach of the representations and warranties (set forth in this paragraph) available to the Trustee or the certificateholders.

  An "Eligible Account" is defined to mean a VISA or MasterCard credit card account owned by the Transferor which, as of the Series Cut-Off Date, (a) is payable in United States dollars, (b) has not been identified on the computer files of the Transferor as relating to a cardholder who has died or commenced action relating to bankruptcy or who is the subject of an involuntary bankruptcy, insolvency or similar action, (c) has not been classified by the Transferor as counterfeit, fraudulent, stolen or lost, or as a corporate business card, (d) has not been charged off by the Transferor in its customary and usual manner for charging off such Account as of the Series Cut-Off Date,
(e) has not
been (and no Receivables in such Account have been) sold or pledged to any other person, (f) is not an account on which People's Bank or an affiliate of People's Bank is the obligor and (g) as of the date of origination of such account, the obligor of which had a billing address in the United States, its territories or possessions.

  An "Eligible Receivable" is defined to mean each Receivable (a) arising under an Eligible Account, an Eligible Additional Account (in the case of Additional Accounts) or an Eligible Automatic Additional Account (in the case of Automatic Additional Accounts), as the case may be, (b) created in compliance, in all material respects, with all requirements of law applicable to the Transferor, and pursuant to a credit card agreement complying in all material respects with all requirements of law applicable to the Transferor,
(c) with respect to which all consents or authorizations of, or registrations with, any governmental authority required to be obtained or given by the Transferor in connection with the creation of such Receivable or the execution, delivery, creation and performance by the Transferor of the related credit card agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivable, (d) as to which, at the time of its creation and at all times thereafter, the Transferor or the Trust had good and marketable title free and clear of all liens and security interests (other than certain tax liens for taxes not then due or which the Transferor is contesting), (e) which is the legal, valid and binding payment obligation of the cardholder thereof, legally enforceable against such cardholder in accordance with its terms (with certain bankruptcy-related exceptions), (f) which constitutes an "account" or "general intangible" under and as defined in Article 9 of the UCC as then in effect in the State of New York, (g) as to which as of the time of its transfer to the Trust, the Transferor has satisfied all material obligations on its part with respect to such Receivable required to be satisfied, (h) which is not, at the time of its transfer to the Trust, subject to any right of rescission, setoff, counterclaim or defense (including the defense of usury), other than certain bankruptcy related defenses and (i) as to which the Transferor has done nothing to impair, or omitted to take any action the omission of which would impair, the rights of the Trust or the certificateholders.

  The Trustee has not made, and it is not required or anticipated that the Trustee will make, any general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with the Transferor's representations and warranties or for any other purpose. The Servicer, however, has delivered and will deliver to the Trustee on or before March 31 of each year, beginning in 1994, an opinion of counsel with respect to the validity of the security interest of the Trust in and to the Receivables and certain other components of the Trust. The Transferor has undertaken to file any such opinion of counsel delivered to the Trustee with the Commission as an exhibit to a report on Form 8-K filed under the provisions of the Exchange Act.

SALE OF ACCOUNTS

  The Transferor has the right to sell, transfer or pledge the Accounts; provided, however, that (i) the Rating Agency has advised the Transferor and the Trustee that such sale, transfer or pledge will not result in the reduction or withdrawal of the then-existing rating of the certificates, (ii) the Transferor and the Servicer determine such sale, transfer or pledge will not be materially adverse to the interests of the certificateholders, (iii) such purchaser, transferee or pledgee shall expressly assume in a supplemental agreement the applicable obligations and covenants of the Transferor and (iv) certain other conditions specified in the Agreement are satisfied.

ADDITION OF ACCOUNTS

  On each day an Eligible Automatic Additional Account is originated (and on any day such Account exists but has not been previously added to the Trust as a result of the limitations expressed in the next succeeding sentence), the Transferor will add the Receivables in each such account to the Trust and such accounts shall be treated as Automatic Additional Accounts in an amount not in excess of the Maximum Addition Amount. An "Eligible Automatic Additional Account" is, as of the relevant date of addition, an Automatic Additional Account that is (i) a VISA Account or MasterCard credit card account, satisfying the criteria set forth in the definition of Eligible Account, or (ii) any other consumer revolving credit account (x) satisfying the criteria set forth in the definition of Eligible Account without regard to the requirement that such account be a VISA or MasterCard credit card account,
(y) which would not cause the Rating Agency to indicate in writing that such addition would result in the reduction or withdrawal of its then-existing rating of any Series of certificates and (z) to which, to the extent provided in any Supplement, the provider of any Enhancement for the related Series of certificates consents, which consent shall not be unreasonably withheld. The Agreement provides that Automatic Additional Accounts will be transferred to the Trust only if the following conditions are met: the number of Automatic Additional Accounts the Receivables of which are designated to be added to the Trust since (i) the first day of the eleventh preceding Monthly Period minus the number of Accounts of the type described in clause (ii) in the preceding sentence added on the initial day of the addition of such type of Account since the first day of such eleventh preceding Monthly Period plus the number of Additional Accounts, if any, the Receivables of which have been designated to be added to the Trust since the first day of such eleventh preceding Monthly Period pursuant to the next paragraph minus any Removed Accounts removed since the first day of such eleventh preceding Monthly Period shall not exceed 15% of the number of Accounts on the first day of such eleventh preceding Monthly Period, and (ii) the first day of the second preceding Monthly Period minus the number of Accounts of the type described in clause
(ii) in the preceding sentence added on the initial day of the addition of such type of Account since the first day of such second preceding Monthly Period plus the number of Additional Accounts, if any, the Receivables of which have been designated to be added to the Trust since the first day of such second preceding Monthly Period pursuant to the next paragraph minus any Removed Accounts removed since the first day of such second preceding Monthly Period shall not exceed 10% of the number of Accounts on the first day of such second preceding Monthly Period (the lesser of the amounts described in clauses (i) and (ii) of this sentence, the "Maximum Addition Amount"). The Transferor, at its option, may terminate or suspend the inclusion of Automatic Additional Accounts at any time.

  As described above in "The Receivables", the Transferor has the right and, in some circumstances, is obligated to designate from time to time Additional Accounts to be included as Accounts. The Transferor will be required to add Additional Accounts (i) if on any Record Date the Transferor Interest for the related Monthly Period is less than the Minimum Transferor Interest of the Aggregate Principal Receivables (or such higher amount established pursuant to a Supplement) or (ii) if, on any date of determination, the Aggregate Principal Receivables is less than the Minimum Aggregate Principal Receivables. Each such Additional Account must be an "Eligible Additional Account". An "Eligible Additional Account" is, as of the date such account is added to the Trust, either (i) a VISA or MasterCard credit card account satisfying the criteria set forth in the definition of Eligible Account or
(ii) any other consumer revolving credit account, (a) satisfying the criteria set forth in the definition of Eligible Account (without regard to the requirement that such account be a VISA or MasterCard credit card account),
(b) the addition of the receivables of which would not cause the Rating Agency to indicate in writing that such addition would result in the reduction or withdrawal of its then existing rating of any Series of certificates and (c) to which, to the extent provided in any Supplement, the provider of any Enhancement for the related Series of certificates consents, which consent shall not be unreasonably withheld. The Transferor will convey to the Trust its interest in all Receivables of such Additional Accounts, whether such Receivables are then-existing or thereafter created subject to the following conditions, among others: (i) the Transferor shall have given prior written notice of such additions to the Rating Agency, (ii) the Transferor shall have received notice from the Rating Agency that the inclusion of such accounts as Additional Accounts will not result in the reduction or withdrawal of its then existing rating of any Series of certificates, (iii) no selection procedure believed by the Transferor to be materially adverse to the interests of the holders of any

Series of certificates, including the Certificateholders, was used in selecting the Additional Accounts and (iv) each Account was an Eligible Additional Account.

REMOVAL OF ACCOUNTS

  Subject to the conditions set forth in the next succeeding sentence, on each Determination Date on which the Transferor Interest for the related Monthly Period exceeds 10% of Aggregate Principal Receivables on such Determination Date, the Transferor may, but shall not be obligated to, designate Receivables from Accounts for deletion and removal from the Trust without notice to the certificateholders (the "Removed Accounts"). The Transferor is permitted to designate and require reassignment of Receivables from Removed Accounts only upon satisfaction of the following conditions, among others: (i) the Transferor shall have delivered to the Trustee for execution a written reassignment and a computer file or microfiche list containing a true and complete list of all Removed Accounts, the Accounts to be identified by, among other things, account number and their aggregate amount of Principal Receivables as of the "Removal Date" (as defined in the Agreement); (ii) the Transferor shall represent and warrant that no selection procedure used by the Transferor which is materially adverse to the interests of the certificateholders was utilized in selecting the Removed Accounts; (iii) the removal of any Receivables of any Removed Accounts shall not, in the reasonable belief of the Transferor, (a) cause a Pay Out Event to occur or (b) cause the Transferor Interest as a percentage of Aggregate Principal Receivables to be less than 10% on such Removal Date; (iv) the Transferor shall have delivered prior written notice of the removal to the Rating Agency and prior to the date on which such Receivables are to be removed, the Transferor shall have received notice from the Rating Agency that such removal will not result in the reduction or withdrawal of the then-existing rating of any Series of certificates; (v) the Transferor shall have delivered to the Trustee an officer's certificate confirming the items set forth in clauses (i) through (iv) above; and (vi) the Transferor, the Trustee and the Rating Agency will have received an opinion of counsel that the proposed removal will not adversely affect the federal income tax characterization of the Trust.

COLLECTION AND OTHER SERVICING PROCEDURES

  Pursuant to the Agreement, the Servicer will be responsible for servicing and administering the Receivables in accordance with the Servicer's policies and procedures for servicing credit card receivables comparable to the Receivables. The Servicer maintains a blanket bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as the Servicer believes to be reasonable from time to time.

DISCOUNT OPTION

  The Transferor may at its option at any time designate a specified fixed or variable percentage (the "Discount Percentage") of the amount of Receivables arising in designated Accounts on and after the date such option (the "Discount Option") is exercised that otherwise would have been treated as Principal Receivables to be treated as Finance Charge Receivables. Such designation of the Discount Percentage will become effective only upon satisfaction of the requirements set forth in the Agreement, including confirmation by each Rating Agency that such designation will not result in a withdrawal or reduction of its rating of any outstanding Series of certificates. On the date of processing of any Collections, the product of the Discount Percentage and Collections of Receivables that arise in the designated Accounts on such day on or after the date such option is exercised that otherwise would be Principal Receivables will be deemed collections of Finance Charge Receivables and will be applied accordingly. The Transferor may at its option, at any time, temporarily or permanently suspend the Discount Option. Each Certificateholder by its acceptance of a beneficial interest in a Certificate shall be deemed to have consented to the exercise by the Transferor of the Discount Option at such time as the Transferor determines to exercise such option.

THE COLLECTION ACCOUNT

  The Servicer has established and will maintain, or cause to be maintained, in the name of the Trust, for the benefit of certificateholders, a "Collection Account", which is a non-interest bearing segregated trust account established with a "Qualified Institution", defined either as the corporate trust department of a Qualified Trust Institution or as a depository institution (which may include the Servicer, the Trustee or an affiliate of the Servicer), organized under the laws of the United States or any one of the states thereof, which at all times has a certificate of deposit rating of P-1 by Moody's Investors Services, Inc. ("Moody's") and of A-1+ by Standard & Poor's Corporation ("Standard & Poor's") or a long term rating of at least Aa3 by Moody's and of at least AAA by Standard & Poor's and deposit insurance as required by law and by the FDIC. In addition, the Supplement with respect to any Series may require the Trustee to establish and maintain a subaccount of the Collection Account for such Series (such subaccount, a "Collection Subaccount"). Funds in the Collection Account or, as provided in the related Supplement, any Collection Subaccount, may be invested to the extent provided in such Supplement, at the direction of the Servicer, in specified investments including (i) obligations of or fully guaranteed by the United States of America, (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies, the certificates of deposit of which have a rating from Standard & Poor's of A-1+ and either the certificates of deposit of which have a rating from Moody's of P-1 or the long-term unsecured debt obligations of which have a rating from Moody's of Aa3, and which demand deposits, time deposits and certificates of deposit are fully insured to the limits as required by law and by the FDIC, (iii) commercial paper having, at the time of the Trust's investment, a rating of P-1 and A-1+, respectively, from Moody's and Standard & Poor's, (iv) bankers acceptances issued by any depository institution or trust company described in clause (ii) above, (v) money market funds rated AAA-m or AAA-mG by Standard & Poor's or P-1 by Moody's or which have otherwise been approved in writing by the Rating Agency and (vi) certain open-end diversified investment companies which have been approved in writing by the Rating Agency ("Permitted Investments"). Any earnings (net of losses and investment expenses) on funds in the Collection Account or any Collection Subaccount will be paid monthly to the Transferor or as otherwise specified in the related Supplement. The Servicer has the revocable power to withdraw funds from the Collection Account or any Collection Subaccount for the sole purpose of carrying out the Servicer's duties under the Agreement. The Servicer will initially make daily deposits of Collections allocable to the Investor Interest into the Collection Account and will not be entitled to use any such deposited funds for its own purposes. The Paying Agent shall have the revocable power to withdraw funds from the Collection Account or any Collection Subaccount for the purpose of making distributions to the certificateholders in the manner provided in the related Supplement. The Paying Agent shall initially be the Trustee. The Series 1996-1 Supplement provides for the establishment of a Series 1996-1 Collection Subaccount and the investment of certain funds therein in Permitted Investments. In addition, the Servicer has established and will maintain or cause to be maintained with a Qualified Institution (other than the Transferor) in the name of the Trustee, on behalf of the Trust, a segregated trust account, the "Excess Funding Account" for the benefit of the certificateholders of each Series and the Holder of the Exchangeable Transferor Certificate. Amounts on deposit in such Excess Funding Account will be invested in the manner directed by the Transferor in Permitted Investments.

SERIES 1996-1 ACCOUNTS

  The Servicer will establish and maintain with a Qualified Trust Institution in the name of the Trustee, two separate accounts in a segregated trust account maintained in the corporate trust department of such Qualified Trust Institution (which accounts need not be deposit accounts), a "Finance Charge Account" and a "Principal Account" for the benefit of the Certificateholders. The Servicer will also establish a "Distribution Account" (a non-interest bearing segregated demand deposit account established with a Qualified Trust Institution).

  A "Qualified Trust Institution" is a depository institution (which may include the Trustee) having corporate trust powers, organized under the laws of the United States or any one of the states thereof, which at all times has a long term rating of at least Baa3 by Moody's and of at least BBB- by Standard & Poor's and deposit insurance as required by law and by the FDIC. Funds in the Principal Account and the Finance Charge Account will be invested, at the direction of the Servicer, in Permitted Investments. Any earnings (net of losses and investment expenses) on funds in the Finance Charge Account or the Principal Account will be paid to the Transferor. The Servicer will have the revocable power to withdraw funds from the Collection Account, the Finance Charge Account, the Principal Account and the Excess Funding Account for the purpose of carrying out the Servicer's duties under the Agreement. The Paying Agent shall have the revocable power to withdraw funds from the Distribution Account for the purpose of making distributions to the Certificateholders. The Distribution Account shall not contain any funds of the Transferor or amounts allocable to the Transferor Interest, and no amounts on deposit therein shall be made available to the Transferor.

  The Finance Charge Account, the Principal Account and the Distribution Account are collectively referred to as the "Series 1996-1 Accounts".

THE CASH COLLATERAL ACCOUNT

  The Trust will have the benefit of the Cash Collateral Account, which will be held with a Qualified Trust Institution in the name of the Trustee for the benefit of the Certificateholders. Funds on deposit in the Cash Collateral Account will be invested in Permitted Investments.

  The Cash Collateral Account will have an initial Available Cash Collateral Amount of $36,000,000 to be funded from the proceeds of a loan to be made pursuant to the Loan Agreement by the Cash Collateral Lender and from a deposit by the Transferor.

  On each Determination Date, the Servicer will determine the Required Amounts to be withdrawn from the Cash Collateral Account on the related Distribution Date, up to the Available Cash Collateral Amount, as described below in "-- Allocation of Funds-Payment of Fees, Interest and Other Items". Amounts withdrawn from the Cash Collateral Account will be reimbursed up to the Required Cash Collateral Amount from Excess Spread as described below in "-- Allocation of Funds-Excess Spread". On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will withdraw from the Cash Collateral Account an amount equal to the amount by which the amount on deposit in the Cash Collateral Account exceeds the Required Cash Collateral Amount and apply such amounts as Excess Spread to items (g) through (n) of "-- Allocation of Funds-Excess Spread" below.

  The "Required Cash Collateral Amount" with respect to any Transfer Date means, generally, the product of (i) the Investor Interest as of the last day of the Monthly Period preceding such date and (ii) 9.0%, but in no event less than the lesser of $12,000,000 and the Investor Interest as of the last day of the related Monthly Period; provided, however, that if certain withdrawals are made from the Cash Collateral Account during the Controlled Amortization Period or if a Pay Out Event occurs, the Required Cash Collateral Amount for such Transfer Date shall be the lesser of the Required Cash Collateral Amount for the Transfer Date immediately preceding the occurrence of such withdrawal or such Pay Out Event and the unpaid principal amount of the Certificates.

ALLOCATION PERCENTAGES

  Pursuant to the Agreement, the Servicer will allocate between the Investor Interest, the investor interest of all other Series of certificates issued and outstanding and the Transferor Interest all amounts collected on Finance Charge Receivables, all amounts collected on Principal Receivables and all Receivables in Defaulted Accounts. The Servicer will make each allocation by reference to the applicable Investor Percentage (or the applicable percentage for each other Series) and the Transferor Percentage in each case. "Collections" (as defined in the Agreement) will be applied first, as Collections in respect of Finance Charge Receivables billed ("Finance Charge Collections") and, second, as Collections in respect of Principal Receivables billed.

  The Investor Percentage will be calculated as follows:

  Finance Charge Receivables and Receivables in Defaulted Accounts. When used with respect to Finance Charge Receivables, or when used with respect to Receivables in Accounts written off as uncollectible at any time ("Defaulted Accounts"), "Investor Percentage" means for any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Investor Interest, determined as of the last day of the Monthly Period immediately preceding such date of determination, and the denominator of which is the Aggregate Principal Receivables, determined as of the last day of the Monthly Period immediately preceding such date of determination.

  Principal Receivables during Revolving Period. When used with respect to Principal Receivables during the Revolving Period, "Investor Percentage" means for any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Investor Interest (determined as of the end of the last day of the Monthly Period immediately preceding such date of determination) less, for any date of determination in the Revolving Period occurring during the Paired Amortization Period, the numerator used to calculate the investor percentage for such date of determination with respect to Principal Receivables for the Paired Certificates pursuant to the related Supplement, and the denominator of which is the greater of (a) the Aggregate Principal Receivables (determined as of the end of the last day of the Monthly Period immediately preceding such date of determination) and

(b) the sum of the numerators used to calculate the investor percentages with respect to Principal Receivables for all Series of certificates outstanding.

  Principal Receivables during the Controlled Amortization Period or the Rapid Amortization Period. When used with respect to Principal Receivables for any Monthly Period during the Controlled Amortization Period or the Rapid Amortization Period, "Investor Percentage" means the percentage equivalent of a fraction, the numerator of which is the Investor Interest as of the close of business on the last day of the Revolving Period (or, if there has been an Investor Exchange with respect to the Certificates after the end of the Revolving Period, the Investor Interest as of the end of the Revolving Period will be reduced ratably to reflect the amount of Certificates tendered and cancelled pursuant to any Investor Exchange) less, for any date of determination in the Rapid Amortization Period occurring during the Paired Amortization Period, the numerator used to calculate the investor percentage for such date of determination with respect to Principal Receivables for the Paired Certificates pursuant to the related Supplement, and the denominator of which is the greater of (a) the Aggregate Principal Receivables determined as of the last day of the Monthly Period immediately preceding such date of determination and (b) the sum of the numerators used to calculate the investor percentages for such date of determination with respect to Principal Receivables for all Series of certificates outstanding; provided, however, that during the Controlled Amortization Period, the Investor Percentage of Principal Receivables may be reset at the option of the Servicer (and any such reset Investor Percentage will apply in any Rapid Amortization Period following the Controlled Amortization Period) on the date of issuance of any new Series of certificates to a fixed percentage equivalent of a fraction not to be greater than the fraction described above in this sentence and not to be less than the greater of (i) a fraction, the numerator of which is the Investor Interest, determined as of the close of business on the last day of the Monthly Period immediately preceding the date of determination, and the denominator of which is the greater of (a) the Aggregate Principal Receivables, determined as of the last day of the Monthly Period immediately preceding such date of determination, and (b) the sum of the numerators used to calculate the investor percentages for such date of determination with respect to Principal Receivables for all Series of certificates outstanding and (ii) a fraction, that when multiplied by the amount of collections of Principal Receivables for the preceding Monthly Period will equal the greater of the Class A Controlled Distribution Amount or the Class B Controlled Distribution Amount for such Monthly Period plus 10% of the greater of the Class A Controlled Amortization Amount or the Class B Controlled Amortization Amount minus any Available Shared Principal Collections with respect to such Monthly Period. The Investor Percentage with respect to the allocation of Principal Receivables during the Rapid Amortization Period will (except in connection with the Paired Amortization Period) remain fixed at the then existing Investor Percentage and may not be reset.

  The Investor Percentage of collections so allocated during the Revolving Period and the Amortization Periods to the Certificateholders will be further allocated between the Class A Certificateholders and the Class B Certificateholders in accordance with the Class A Investor Percentage and the Class B Investor Percentage, respectively. The "Class A Investor Percentage" and the "Class B Investor Percentage" mean, respectively, the percentage equivalent of a fraction, the numerator of which is the Class A Investor Interest or the Class B Investor Interest, as the case may be, determined as of the last day of the Monthly Period immediately preceding such date of determination, and the denominator of which is the sum of the Class A Investor Interest and the Class B Investor Interest, determined as of the last day of the Monthly Period immediately preceding such date of determination.

  The term "Available Shared Principal Collections" means, on any date, Shared Principal Collections allocable to the Certificates from each other Series that has a controlled or scheduled amortization or accumulation period beginning after the Class B Expected Final Distribution Date.

  The "Transferor Percentage" will, in all cases, be equal to 100% minus the sum of the applicable Investor Percentage and the applicable investor percentages with respect to all Series of investor certificates issued and outstanding.

  As a result of the calculations described above, collections of Finance Charge Receivables received during any Monthly Period will generally be allocated to the Certificateholders based on the relationship of the amount of the Investor Interest to the Aggregate Principal Receivables in the Trust (which may fluctuate from month to month). As described above, during the Revolving Period the Investor Percentage applied when allocating collections of Principal Receivables is expected to vary from month to month because the Investor Interest as a percentage of the Aggregate Principal Receivables in the Trust will fluctuate from day to day. During the Controlled Amortization Period and the Rapid Amortization Period, however, the amount of collections of Principal Receivables allocated to the Investor Interest each day will generally be equal to the Investor Percentage with respect to Aggregate Principal Receivables on the last day of the Revolving Period or as of the effective date of the most recent tender and cancellation of Certificates pursuant to an Investor Exchange, if any, after the commencement of the Controlled Amortization Period or the Rapid Amortization Period, assuming the Servicer has not elected to reset the Investor Percentage and assuming the Paired Amortization Period is not continuing during such Amortization Period.

EXCESS FUNDING ACCOUNT

  At any time during which no Series is in an accumulation period or amortization period (including any early amortization period), or for a Series in amortization, the principal funding account, if any, is fully funded or amounts have otherwise been deposited in an account established for the benefit of such Series sufficient to pay the principal amount of such Series in full, and the Transferor Interest does not exceed the Minimum Transferor Interest, funds (to the extent available therefor as described herein) otherwise payable to the Holder of the Exchangeable Transferor Certificate will be deposited in the Excess Funding Account on any business day in an amount equal to the difference on such business day between the Transferor Interest and the Minimum Transferor Interest; provided, however, that to the extent the Transferor Interest has been reduced below the Minimum Transferor Interest as a result of Receivables in Defaulted Accounts allocated to the Transferor Interest, no funds will be deposited in the Excess Funding Account in respect of such reduction attributable to Receivables in Defaulted Accounts, as determined below. Funds on deposit in the Excess Funding Account will be withdrawn and paid to the Holder of the Exchangeable Transferor Certificate to the extent that on any day the Transferor Interest exceeds the Minimum Transferor Interest as a result of the addition of new

Receivables to the Trust or allocated to one or more Series when they are in accumulation or amortization periods (including any early amortization period). Such deposits in and withdrawals from the Excess Funding Account may be made on a daily basis. With respect to any date, to the extent that the Minimum Transferor Interest exceeds the Transferor Interest due to the allocation of Principal Receivables in any Defaulted Accounts to the Transferor Interest on such date, the Transferor will not be required to make a deposit to the Excess Funding Account with respect to the portion of such excess equal to the lesser of (i) the product of the Principal Receivables in such Defaulted Accounts and the Transferor Percentage on such date and (ii) the product of (a) the amount by which the Minimum Transferor Interest exceeds the Transferor Interest and (b) a percentage, the numerator of which is the Transferor Percentage of the Principal Receivables in such Defaulted Accounts on such day and the denominator of which is the Aggregate Principal Receivables at the end of the preceding date of processing minus the Aggregate Principal Receivables on the current date prior to the deposit of any amount in the Excess Funding Account.

  Any funds on deposit in the Excess Funding Account at the beginning of the Rapid Amortization Period will be paid to the Certificateholders as a payment in respect of principal, and during the Controlled Amortization Period will be paid to the Certificateholders as a payment in respect of principal to the extent that monthly Collections received in respect of Principal Receivables and Shared Principal Collections allocable to the Investor Interest are insufficient to pay the applicable Controlled Amortization Amount.

  Funds on deposit in the Excess Funding Account will be invested by the Trustee at the direction of the Transferor in Permitted Investments. On each Distribution Date, all net investment income earned on amounts in the Excess Funding Account since the preceding Distribution Date will be withdrawn from the Excess Funding Account and applied as Collections in respect of Finance Charge Receivables as described herein.

APPLICATION OF COLLECTIONS

  The Servicer will deposit into the Collection Account, no later than the second business day following the date of processing, any payment collected by the Servicer on the Receivables. Notwithstanding the foregoing, for as long as
(a) (i) the Servicer provides to the Trustee a letter of credit or other arrangement covering risk of collection of the Servicer acceptable to the Rating Agency and (ii) the Transferor and the Trustee shall have received a notice from the Rating Agency that such letter of credit or other arrangement would not result in the lowering or withdrawal of such Rating Agency's then-existing rating of any Series of certificates or (b) People's Bank remains the Servicer under the Agreement, if People's Bank or any of its affiliates in which the Collection Account is maintained has and maintains a certificate of deposit rating of P-1 by Moody's and of A-1 by Standard & Poor's and deposit insurance as required by law and the FDIC, then the Servicer need not deposit collections on the day indicated in the preceding sentence but may use for its own benefit all such collections until the related Transfer Date at which time the Servicer will make such deposits in an amount equal to the net amount of such deposits and payments which would have been made had the conditions of this proviso not applied.

  Throughout the existence of the Trust, on each business day the Servicer shall allocate and pay to the Holder of the Exchangeable Transferor Certificate, an amount equal to the Transferor Percentage of the aggregate amount of Collections allocable to Principal Receivables and Finance Charge Receivables in respect of such business day.

  On each business day, the Servicer will withdraw the following amounts from the Collection Account for application as indicated:

    (a) an amount equal to the Investor Percentage of the aggregate amount of such deposits in respect of Finance Charge Receivables will be deposited into the Finance Charge Account;

    (b) during the Revolving Period, an amount equal to the applicable Investor Percentage of the aggregate amount of such deposits in respect of Principal Receivables will be applied as Shared Principal Collections;

    (c) during the Controlled Amortization Period, an amount equal to the sum of (i) the applicable Investor Percentage of the aggregate amount of such deposits in respect of Principal Receivables, together with certain amounts treated as Collections of Principal Receivables, including amounts applied with respect to Investor Default Amounts and Investor Charge Offs (collectively, the "Principal Allocation"), (ii) any amount of Shared Principal Collections and (iii) amounts withdrawn from the Excess Funding Account allocated to the Certificates will be deposited in the Principal Account, up to, during any Monthly Period, an amount equal to the applicable Controlled Distribution Amount. On any business day when the amount on deposit in the Principal Account exceeds the applicable Controlled Distribution Amount for the Certificates, such excess will be treated as Shared Principal Collections and applied as such; and

    (d) during the Rapid Amortization Period, if any, an amount equal to the Principal Allocation, any amount of Shared Principal Collections and any amounts withdrawn from the Excess Funding Account allocated to the Certificates, up to the amount of the Investor Interest, will be deposited into the Principal Account.

  During any Monthly Period, Shared Principal Collections will be allocated to each outstanding Series pro rata based on the amount of the shortfall in deposits in respect of Principal Receivables to cover amounts payable to the certificateholders of any Series out of Collections in respect of Principal Receivables. The Servicer will pay any remaining Shared Principal Collections on such business day to the Holder of the Exchangeable Transferor Certificate.

  Any Shared Principal Collections and other amounts not paid to the Transferor because the Transferor Interest on any date, after giving effect to the inclusion in the Trust of all Receivables on or prior to such date and the application of all prior payments to the Transferor, does not exceed the Minimum Transferor Interest, together with any adjustment payments (as described in the third paragraph of "--Defaulted Receivables; Adjustments and Fraudulent Charges" below), will be deposited into and held in the Excess Funding Account, and on the commencement of the Amortization Period with respect to any Series, such amounts will be deposited in the Principal Account of such Series to the extent specified in the related Supplement until the holders of certificates of such Series have been paid in full. Any proceeds from any repurchase of the certificates occurring in connection with a Service Transfer and the proceeds of any sale, disposition or liquidation of Receivables following the occurrence of a Pay Out Event caused by the appointment of a receiver or conservator for the Transferor or in connection with the termination of the Trust will be deposited into the Collection Account immediately upon receipt and will be allocated as collections of Principal Receivables or Finance Charge Receivables, as applicable.

ALLOCATION OF FUNDS

  Payment of Fees, Interest and Other Items. On each Transfer Date (except as noted below), the Servicer or the Trustee, acting pursuant to the Servicer's instructions, will withdraw all amounts on deposit in the Finance Charge Account in respect of allocations of Finance Charge Receivables during the immediately preceding Monthly Period and make the following payments and deposits in the following order:

    (i) An amount equal to the product of (x) the Class A Investor Percentage and (y) the Investor Percentage of Finance Charge Collections deposited into the Collection Account with respect to such preceding Monthly Period will be distributed in the following priority:

      (a) an amount equal to the product of (i) the lesser of the Class A
    Certificate Rate and the Class A Cap Rate (or   % for the Initial
    Interest Period), (ii) the Class A Investor

    Interest determined as of the preceding Distribution Date or, for the Initial Interest Period, the Closing Date (after giving effect to all payments, deposits and withdrawals made on such Distribution Date or Closing Date) and (iii) the actual number of days in the related Interest Period or the Initial Interest Period divided by 360 ("Class A Monthly Cap Rate Interest") plus any overdue Class A Monthly Cap Rate Interest in respect of which a distribution to Class A Certificateholders has not been made, will be deposited in the Distribution Account for distribution to Class A Certificateholders on the next succeeding Distribution Date;

      (b) an amount equal to the Class A Monthly Servicing Fee for the preceding Monthly Period and any accrued and unpaid Class A Monthly Servicing Fees will be paid to the Servicer;

      (c) an amount equal to the Class A Investor Default Amount for the preceding Monthly Period will be treated as Collections of Principal Receivables and will be (i) treated as Shared Principal Collections during the Revolving Period and (ii) deposited in the Distribution Account for distribution to Class A Certificateholders on the next succeeding Distribution Date, during either the Controlled Amortization Period (in which case such deposit, together with any other funds in the Distribution Account, will not exceed the Class A Controlled Distribution Amount) or the Rapid Amortization Period (in which case such deposit, together with any other funds in the Distribution Account, will not exceed the Class A Investor Interest);

      (d) an amount equal to the unreimbursed Class A Investor Charge Offs will be treated as Collections of Principal Receivables and will be applied in accordance with subclauses (i) and (ii) of clause (c) above; and

      (e) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described below.

  The excess of the Class A Monthly Interest over the Class A Monthly Cap Rate Interest will be funded from and to the extent of payments made pursuant to the Class A Interest Rate Cap and from Excess Spread.

    (ii) An amount equal to the product of (x) the Class B Investor Percentage and (y) the Investor Percentage of Finance Charge Collections deposited into the Collection Account with respect to such preceding Monthly Period will be distributed in the following priority:

      (a) an amount equal to the product of (i) the lesser of the Class B
    Certificate Rate and the Class B Cap Rate (or   % for the Initial
    Interest Period), (ii) the Class B Investor Interest determined as of the preceding Distribution Date or, for the Initial Interest Period, the Closing Date (after giving effect to all payments, deposits and withdrawals made on such Distribution Date or Closing Date) and (iii) the actual number of days in the related Interest Period or the Initial Interest Period divided by 360 ("Class B Monthly Cap Rate Interest"), plus any overdue Class B Monthly Cap Rate Interest in respect of which a distribution to Class B Certificateholders has not been made, will be deposited in the Distribution Account for distribution to Class B Certificateholders on the next succeeding Distribution Date;

      (b) an amount equal to the Class B Monthly Servicing Fee for the preceding Monthly Period and any accrued and unpaid Class B Monthly Servicing Fees will be paid to the Servicer;

      (c) an amount equal to the Class B Investor Default Amount for the preceding Monthly Period will be treated as Collections of Principal Receivables and will be (i) treated as Shared Principal Collections during the Revolving Period and (ii) deposited in the Distribution Account for distribution to the Class A Certificateholders on the next succeeding Distribution Date until paid in full and then to the Class B Certificateholders on the Class B Payment Commencement Date and on each succeeding Distribution Date, during either the Controlled Amortization Period (in which case such deposit, together with any other funds in the

    Distribution Account, will not exceed the Class B Controlled
    Distribution Amount) or the Rapid Amortization Period (in which case such deposit, together with any other funds in the Distribution Account, will not exceed the Class B Investor Interest);

      (d) an amount equal to the unreimbursed Class B Investor Charge Offs will be treated as Collections of Principal Receivables and (other than those amounts treated as Reallocated Principal Collections) will be applied in accordance with subclauses (i) and (ii) of clause (c) above; and

      (e) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described below.

  The excess of the Class B Monthly Interest over the Class B Monthly Cap Rate Interest will be funded from and to the extent of payments made pursuant to the Class B Interest Rate Cap and from Excess Spread.

  Excess Spread. Excess Spread will be allocated and distributed in the following priority:

    (a) an amount equal to the Class A Required Amount will be applied to pay such Class A Required Amount;

    (b) an amount equal to the Class B Required Amount will be applied to pay such Class B Required Amount;

    (c) an amount equal to the amount of any accrued and unpaid interest on any overdue Class A Monthly Interest, calculated on the basis of (x) a default rate of interest equal to the Class A Certificate Rate plus 0.5% and (y) the actual number of days such Class A Monthly Interest is or was at any time overdue, divided by 360;

    (d) an amount equal to the amount of any accrued and unpaid interest on any overdue Class B Monthly Interest, calculated on the basis of (x) a default rate of interest equal to the Class B Certificate Rate plus 0.5% and (y) the actual number of days such Class B Monthly Interest is or was at any time overdue, divided by 360;

    (e) an amount equal to any reductions in the Class B Investor Interest in connection with the payment of the Class A Required Amount will be applied to reinstate the Class B Investor Interest;

    (f) an amount equal to the amount by which the Required Cash Collateral Amount exceeds the amount on deposit in the Cash Collateral Account will be deposited in the Cash Collateral Account;

    (g) an amount equal to the amount by which the Class A Monthly Interest for the preceding Interest Period exceeds the Class A Monthly Cap Rate Interest (other than Class A Excess Interest), to the extent such amount is not paid by the Interest Rate Cap Provider pursuant to the Class A Interest Rate Cap, and any such accrued and unpaid amounts for prior Interest Periods;

    (h) an amount equal to the amount by which the Class B Monthly Interest for the preceding Interest Period exceeds the Class B Monthly Cap Rate Interest (other than Class B Excess Interest), to the extent such amount is not paid by the Interest Rate Cap Provider pursuant to the Class B Interest Rate Cap, and any such accrued and unpaid amounts for prior Interest Periods;

    (i) any amounts due and payable under the Loan Agreement will be applied in accordance with and to the extent specified in the Loan Agreement;

    (j) an amount equal to the amount of any Class A Excess Interest accruing during the related Interest Period;

    (k) an amount equal to the amount of any Class B Excess Interest accruing during the related Interest Period;

    (l) the balance will constitute Shared Finance Charge Collections, to be applied and distributed as described below in "--Shared Finance Charge Collections";

    (m) any amounts remaining after application as Shared Finance Charge Collections will be applied to the payment of other accrued and unpaid expenses of the Trust, if any; and

    (n) any amounts remaining after application as Shared Finance Charge Collections and to expenses of the Trust, if any, will be paid to the Holder of the Exchangeable Transferor Certificate.

  Shared Finance Charge Collections. Shared Finance Charge Collections derived from Excess Spread will be applied to cover any shortfalls with respect to amounts payable from Finance Charge Collections allocable to any other Series then outstanding. Any such Shared Finance Charge Collections remaining after covering shortfalls with respect to all outstanding Series will be distributed to the Holder of the Exchangeable Transferor Certificate. Any amounts designated as Shared Finance Charge Collections pursuant to Supplements for any other Series and allocable to the Certificates will be applied first, to the extent of any shortfalls in the amount available from the Finance Charge Account, to make the payments and deposits described in clauses (i)(a) through
(d) above, second, to make the payments and deposits described in clauses
(ii)(a) through (d) above, third, to reimburse any reductions in the Class B Investor Interest arising in connection with the payment of the Class A Required Amount and fourth, to make the payments described above in clauses
(g) and (h) of "--Excess Spread" and thereafter paid to the Holder of the Exchangeable Transferor Certificate. If the amount on deposit in the Finance Charge Account with respect to the allocations of Finance Charge Receivables during the preceding Monthly Period and any amounts designated as Shared Finance Charge Collections pursuant to the Supplements for any other Series and allocable to the Certificates are insufficient to make any of the payments or deposits specified in clauses (i)(a) through (d) and (ii)(a) through (d) above, the Trustee, acting pursuant to the Servicer's instructions, will make a withdrawal from the Cash Collateral Account of the remaining Required Amounts, up to the Available Cash Collateral Amount, to be applied first to the remaining Class A Required Amount and then to the remaining Class B Required Amount, and if the Available Cash Collateral Amount is less than the remaining Required Amounts, apply collections of Principal Receivables allocated to the Class B Certificate as Reallocated Principal Collections on the Transfer Date to cover any remaining Class A Required Amount. See "--The Cash Collateral Account" and "--Reallocation of Cash Flows".

  Payments of Principal. On the Transfer Date in the Monthly Period for each Series following the Monthly Period in which either Amortization Period begins and on each Transfer Date thereafter, the Trustee, acting in accordance with instructions from the Servicer, will withdraw all amounts on deposit in the Principal Account in respect of allocations of Principal Receivables during or in respect of the immediately preceding Monthly Period plus the amount of any Shared Principal Collections allocable to the Certificates, and deposit such amounts in the Distribution Account for distribution to the Certificateholders on the next succeeding Distribution Date. The first principal payment will be made to Class A Certificateholders beginning on the Distribution Date following the Monthly Period in which either the Controlled Amortization Period or the Rapid Amortization Period commences.

REALLOCATION OF CASH FLOWS

  On each Distribution Date during the Revolving Period, the Controlled Amortization Period and the Rapid Amortization Period, if any, the Servicer will determine the Class A Required Amount and the Class B Required Amount. If the Class A Required Amount is greater than zero after application of available Finance Charge Collections, Excess Spread, and Shared Finance Charge Collections, in each case allocable to the Class A Certificates, a withdrawal will be made from the Cash Collateral Account, to the extent of the Class A Required Amount remaining after such application (but not more than the Available Cash Collateral Amount). If the Available Cash Collateral Amount is less than such remaining Class A Required Amount, collections of Principal Receivables allocable to the Class B

Certificates will then be reallocated and applied to fund the remaining Class A Required Amount (such reallocated collections, "Reallocated Principal Collections"). The Class B Investor Interest will be reduced by the amount of Reallocated Principal Collections.

  If, as of such Distribution Date, the Available Cash Collateral Amount and Reallocated Principal Collections are insufficient to fund the remaining Class A Required Amount for such Distribution Date, the Class B Investor Interest will be further reduced (but not, in the aggregate, in excess of the Class A Investor Default Amount for such Distribution Date) by the amount of such remaining insufficiency. If the Class B Investor Interest is reduced to zero, the Class A Investor Interest will be reduced by the amount of any unpaid Class A Required Amount for such Distribution Date, but not in excess of the Class A Investor Default Amount for such Distribution Date, and the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust.

  If, on any such Distribution Date, the Class B Required Amount is greater than zero, after application of available Finance Charge Collections, Excess Spread, and Shared Finance Charge Collections, in each case allocable to the Class B Certificates, a withdrawal will be made from the Cash Collateral Account, to the extent of the Class B Required Amount remaining after such application (but not more than the portion of the Available Cash Collateral Amount, if any, not required to pay the Class A Required Amount).

  If, as of such Distribution Date, such portion of the Available Cash Collateral Amount is not sufficient to fund the remaining Class B Required Amount, the Class B Investor Interest will be reduced (but not in excess of the Class B Investor Default Amount for such Distribution Date) by the amount of any unpaid Class B Required Amount for such Distribution Date.

  Collections of Principal Receivables allocable to the Class B Certificates for the purpose of determining Collections available to be applied as Reallocated Principal Collections will be determined for any Monthly Period during the Revolving Period and Amortization Periods by multiplying the Class B Investor Percentage by the applicable Investor Percentage of Collections of Principal Receivables for such Monthly Period, and adding certain other amounts treated as collections of Principal Receivables (including amounts applied with respect to Investor Default Amounts and Investor Charge Offs).

  Any reductions of the Class B Investor Interest due to payment of the Class A Required Amount will thereafter be reimbursed and the Class B Investor Interest increased on each Distribution Date by the amount, if any, of Excess Spread and any Shared Finance Charge Collections from other Series available for that purpose.

DEFAULTED RECEIVABLES; ADJUSTMENTS AND FRAUDULENT CHARGES

  On the eighth business day of each month but not later than the tenth calendar day (and if such day is not a business day, the preceding business day) (such date, a "Determination Date"), the Servicer will calculate the Class A Investor Default Amount and the Class B Investor Default Amount for the preceding Monthly Period. The terms "Class A Investor Default Amount" and "Class B Investor Default Amount" mean, respectively, for any Monthly Period, the product of (a) the Class A Investor Percentage or the Class B Investor Percentage, as the case may be, determined as of the end of the Monthly Period, (b) the Investor Percentage for Defaulted Accounts and (c) the amount of Defaulted Receivables (the sum of the Class A Investor Default Amount and the Class B Investor Default Amount is sometimes referred to as the "Investor Default Amount"); the term "Defaulted Receivables" means, for any Monthly Period, Receivables which in such Monthly Period were written off as uncollectible in accordance with the Servicer's policies and procedures for servicing credit card receivables comparable to the Receivables.

  If the amount payable on a Distribution Date in respect of interest on the Certificates and the Class A Investor Default Amount or the Class B Investor Default Amount, as the case may be, as described in "--Allocation of Funds-- Payment of Fees, Interest and Other Items", exceeds the amount on deposit in the Finance Charge Account with respect to allocations of collections of Finance Charge Receivables during the preceding Monthly Period, Shared Finance Charge Collections allocable to the Certificates, the Available Cash Collateral Amount and available Reallocated Principal Collections, then the Class A Investor Interest or the Class B Investor Interest, as the case may be, will be reduced by the amount of such excess, but not by more than such Class A Investor Default Amount or such Class B Investor Default Amount (respectively, a "Class A Investor Charge Off" and a "Class B Investor Charge Off" and together, "Investor Charge Offs"). Such reduction will have the effect of reducing, pro rata, the principal balance of each Class A Certificate or Class B Certificate, as the case may be. Investor Charge Offs will be reimbursed on any Distribution Date to the extent amounts on deposit in the Finance Charge Account with respect to allocations of collections of Finance Charge Receivables during the preceding Monthly Period, Shared Finance Charge Collections allocable to the Certificates and the Available Cash Collateral Amount exceed the interest on the Certificates and any Investor Default Amount payable on such date, as described above in "--Allocation of Funds--Payment of Fees, Interest and Other Items". Such reimbursements of Investor Charge Offs will result in an increase in the Investor Interest, which will have the effect of increasing, pro rata, the principal balance of each Certificate.

  The Servicer shall be obligated to reduce on a net basis at the end of each Monthly Period the aggregate amount of Principal Receivables (i) created in respect of merchandise refused or returned by the obligor thereunder or as to which the obligor thereunder has asserted a counterclaim or defense, (ii) reduced by the Servicer by any charge-back or other principal adjustment,
(iii) created as a result of a fraudulent or counterfeit charge, (iv) resulting from adjustments relating to returned or dishonored checks, or (v) resulting from Servicer error. The Transferor Interest will be reduced by the amount of any such adjustment; provided, however, that if the Transferor Interest would be reduced below the Minimum Transferor Interest by virtue of any such adjustment, the Transferor will be required to make an adjustment payment to be deposited to the Excess Funding Account in an amount equal to the amount by which the Transferor Interest would have been reduced below the Minimum Transferor Interest.

FINAL PAYMENT OF PRINCIPAL; TERMINATION OF TRUST

  The Certificates will be subject to optional purchase by the Transferor on any Distribution Date on or after which the Investor Interest is reduced to an amount less than or equal to 5% of the Initial Investor Interest if certain conditions set forth in the Agreement are met. The Investor Interest will be subject to mandatory purchase by the Transferor on the Distribution Date immediately preceding the Scheduled Series 1996-1 Termination Date if the Investor Interest is reduced to an amount less than or equal to 5% of the Initial Investor Interest, if certain conditions set forth in the Agreement are met. The mandatory purchase requirement is in addition to any other provisions and remedies provided by the Agreement and will not serve to relieve any party of obligations it may otherwise have or waive any remedy that is otherwise provided. The purchase price will be equal to the Investor Interest, plus accrued and unpaid interest (other than Class A Excess Interest or Class B Excess Interest, as the case may be) on the Certificates at the applicable Certificate Rate through the date preceding the date on which the purchase occurs, less the amounts, if any previously accumulated for the payment of principal and interest. The net proceeds of such purchase and any collections on the Receivables will be distributed pro rata to certificateholders including the Certificateholders on the Distribution Date following the Monthly Period in which such purchase occurs as final payment of the Certificates. Subject to prior termination as provided above, the Agreement provides that the final distribution of principal and interest on the Certificates will be made no later than the November 2004 Distribution Date (the "Scheduled Series 1996-1 Termination Date").

  Unless the Servicer and the Holder of the Exchangeable Transferor Certificate instruct the Trustee otherwise, the Trust will terminate on the earlier of: (a) the day after the Distribution Date with respect to any Series following the day on which funds shall have been deposited in the Collection Account or the applicable Series account sufficient to pay in full (i) the aggregate investor interest of all Series outstanding plus accrued interest thereon (other than Class A Excess Interest or Class B Excess Interest, as the case may be) at the applicable certificate rates through the applicable interest accrual period prior to the Distribution Date with respect to each such Series and (ii) all amounts owed to each Enhancement Provider and (b) if a trust extension has occurred, the extended trust termination date, which shall be no later than the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the father of the late President of the United States, living on the date of the Agreement. Upon the termination of the Trust and the surrender of the Exchangeable Transferor Certificate, the Trustee shall convey to the Holder of the Exchangeable Transferor Certificate all right, title and interest of the Trust in and to the Receivables and other funds of the Trust (other than funds on deposit in the Collection Account and other similar bank accounts of the Trust with respect to other Series).

  In the event that the Investor Interest is greater than zero on the Scheduled Series 1996-1 Termination Date, the Trustee will sell or cause to be sold interests in the Receivables or certain Receivables as specified in the Agreement, in an amount up to 110% of the Investor Interest of the Certificates at the close of business on such date (but not more than the total amount of Receivables allocable to the Certificates). The net proceeds of such sale and any collections on the Receivables will be distributed on the Scheduled Series 1996-1 Termination Date, as the final payment of the Certificates, first, pro rata to the Class A Certificateholders in an amount sufficient to pay the Class A Investor Interest in full, and the balance pro rata to the Class B Certificateholders.

PAY OUT EVENTS

  The Revolving Period will continue through the end of the October 2000 Monthly Period and the Controlled Amortization Period will begin at such time, unless a Pay Out Event occurs. The Rapid Amortization Period will commence when a Pay Out Event occurs or is deemed to occur. A Pay Out Event with respect to the Certificates refers to any of the following events:

    (i) failure on the part of the Transferor or the Holder of the Exchangeable Transferor Certificate (a) to make any payment or deposit on the date required under the Agreement (or within the applicable grace period which will not exceed five business days), unless such failure is due to certain force majeure events, or (b) duly to observe or perform in any material respect any covenants or agreements of the Transferor, which in the case of subclause (b) hereof has a material adverse effect on the Certificateholders (which determination shall be made without regard to whether funds are on deposit in the Cash Collateral Account or amounts are available under the Interest Rate Caps), continues unremedied for a period of 60 days after written notice and continues to affect materially and adversely the interests of the Certificateholders for such period;

    (ii) any representation or warranty made by the Transferor in the Agreement, including the Series 1996-1 Supplement, or any information required to be given by the Transferor to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Certificateholders are materially and adversely affected; provided, however, that a Pay Out Event described in this clause (ii) shall not be deemed to occur if the Transferor has accepted the transfer of the related Receivable or all such Receivables, if applicable, during such period (or such longer period as the Trustee may specify) in accordance with the provisions thereof;

    (iii) certain events of insolvency, conservatorship or receivership relating to the Transferor;

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

    (iv) the average of the Portfolio Yield for any three consecutive Monthly Periods is a rate which is less than the Base Rate;

    (v) the Trust becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

    (vi) after any applicable grace period, a failure by the Transferor to convey Receivables in Additional Accounts to the Trust when required by the Agreement;

    (vii) any Servicer Default occurs which would have a material adverse effect on the certificateholders (which determination shall be made without regard to whether funds are on deposit in the Cash Collateral Account or amounts are available under the Interest Rate Caps);

    (viii) on any Transfer Date the Available Cash Collateral Amount is less than the lesser of the Investor Interest as of the last day of the related Monthly Period and 3% of the Initial Investor Interest;

    (ix) failure to have paid each Certificate in full on the applicable Expected Final Distribution Date; or

    (x) failure of the Interest Rate Cap Provider to make any payment under the Class A Interest Rate Cap or the Class B Interest Rate Cap within five days of the date such payment was due.

  In the case of any event described in clause (i), (ii) or (vii), a Pay Out Event will be deemed to have occurred with respect to the Certificates only if, after any applicable grace period described in such clauses, either the Trustee or Certificateholders evidencing undivided interests aggregating more than 50% of each of the Class A Investor Interest and the Class B Investor Interest, by written notice to the Transferor and the Servicer (and to the Trustee, if given by the Certificateholders) declare that, as of the date of such notice, a Pay Out Event has occurred. In the case of either event described in clause (iii) or (v), a Pay Out Event with respect to all Series, and in the case of any event described in clause (iv), (vi), (viii), (ix), or
(x), a Pay Out Event with respect to only the Certificates, will be deemed to have occurred without any notice or other action on the part of the Trustee or the Certificateholders or all certificateholders, as appropriate, immediately upon the occurrence of such event. The Rapid Amortization Period will commence on the date a Pay Out Event occurs or is deemed to have occurred. Monthly distributions of principal to the Certificateholders will begin (if they have not already) on the first Distribution Date in the Monthly Period following the Monthly Period in which such Pay Out Event occurs. Thus, Certificateholders may begin receiving distributions of principal earlier than they otherwise would have, which may shorten the final maturity of the Certificates.

  In addition to the consequences of a Pay Out Event discussed above, if pursuant to certain provisions of federal or state law, the Transferor voluntarily enters liquidation or a receiver is appointed for the Transferor (an "Insolvency Event"), on the day of such event the Transferor will immediately cease to transfer Principal Receivables to the Trust and promptly give notice to the Trustee of such event. Under the terms of the Agreement, within 15 days, the Trustee will publish a notice of the occurrence of the Insolvency Event stating that the Trustee intends to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner, unless otherwise instructed within a specified period by the certificateholders representing undivided interests aggregating more than 50% of the investor interest of each Series (or, with respect to any Series with two or more classes, 50% of each class) to the effect that such certificateholders disapprove of the liquidation of Receivables and wish to continue having Principal Receivables transferred to the Trust as before such Insolvency Event, and if not so instructed the Trustee will sell, dispose of, or otherwise liquidate the portion of the Receivables allocable to each Series that did not vote to disapprove of the liquidation of the Receivables in accordance with the Agreement in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as collections of the Receivables and applied as provided above in "--Application of Collections".

  If the only Pay Out Event to occur is either the insolvency of a Transferor or the appointment of a conservator or receiver for a Transferor, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period. In addition, a conservator or receiver may have the power to cause the early sale of the Receivables and the early retirement of the Certificates.

COLLECTION AND OTHER SERVICING PROCEDURES

  Pursuant to the Agreement, the Servicer is responsible for servicing, collecting, enforcing and administering the Receivables in accordance with the policies and procedures for servicing credit card receivables and exercising a degree of skill and care consistent with those of a reasonable and prudent servicer of credit card receivables, but in any event at least comparable with the policies and procedures and the degree of skill and care applied or exercised with respect to its own credit card receivables. The Servicer maintains blanket bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as the Servicer believes to be reasonable from time to time.

  Servicing activities performed by the Servicer include collecting and recording payments, communicating with cardholders, investigating payment delinquencies, evaluations in relation to increasing credit limits and in issuing credit cards, providing billing records to cardholders and maintaining internal records with respect to each Account. Managerial and custodial services performed by the Servicer on behalf of the Trust include providing assistance in any inspections of the documents and records relating to the Accounts and Receivables by the Trustee pursuant to the Agreement, maintaining the agreements, documents and files relating to the Accounts and Receivables as custodian for the Trust and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee.

SERVICER COVENANTS

  In the Agreement, the Servicer covenants with the certificateholders (including the Certificateholders) and the Trustee, as to each Receivable and related Account, that: (a) it will duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivables and the related Accounts, and will maintain in effect all qualifications required in order to service the Receivables and the related Accounts, the failure to comply with which would have a material adverse effect on the certificateholders (including the Certificateholders); (b) it will not permit any rescission or cancellation of the Receivables, except in accordance with the credit and collection policies of the Transferor or as ordered by a court of competent jurisdiction or other governmental authority; (c) it will do nothing to impair the rights of the certificateholders (including the Certificateholders) in the Receivables or the related Accounts; and (d) it will not reschedule, revise or defer payments due on the Receivables except in accordance with the credit and collection policies of the Transferor for servicing receivables.

  Under the terms of the Agreement, all Receivables in an Account will be assigned and transferred or reassigned and transferred to the Servicer and such account shall no longer be included as an Account if the Servicer discovers, or receives written notice from the Trustee, that any covenant of the Servicer set forth above has not been complied with and such noncompliance has not been cured within 60 days thereafter and has a material adverse effect on the certificateholders' interest in such Receivable. If the Transferor is the Servicer, such reassignment and retransfer shall be made on or before the end of the Monthly Period in which such reassignment obligation arises, by the Servicer deducting the portion of any such Receivable which is a Principal Receivable from the aggregate amount of Principal Receivables used to calculate the Transferor Interest. In addition, if the Transferor Interest would be reduced below the Minimum Transferor Interest, People's Bank as Servicer will deposit into the Collection Account an amount equal to the amount by which the Transferor Interest will be reduced below the Minimum Transferor Interest (such reassignment and retransfer to the Servicer to be effected only upon such deposit by the Servicer in the Excess Funding Account). If the Transferor is not the Servicer, such assignment and transfer will be made when the Servicer deposits an amount equal to the amount of such Receivable in the Collection Account no later than the Transfer Date following the Monthly Period during which such obligation arises. The amount of such deposit shall be allocated as Collections pursuant to the Agreement. In either case, this retransfer and reassignment or transfer and assignment to the Servicer constitutes the sole remedy available to the certificateholders if such covenant or warranty of the Servicer is not satisfied. In either case, the Trust's interest in any such assigned Receivables shall be automatically assigned to the Servicer.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  The Servicer's compensation for its servicing activities and reimbursement for its expenses is a monthly servicing fee (the "Servicing Fee"). The Servicing Fee will be allocated among the Transferor Interest (the "Transferor Servicing Fee"), the Certificateholders and certificateholders of all of the other Series. The portion of the Servicing Fee allocable to each Series of certificates, including the Certificates, on any Distribution Date will generally be equal to one-twelfth of the product of (a) the applicable servicing fee percentage with respect to such Series and (b) the investor interest of such Series with respect to the related Monthly Period. The portion of the Servicing Fee allocable to each of the Class A Certificateholders and the Class B Certificateholders on each Distribution Date (respectively, the "Class A Monthly Servicing Fee" and the "Class B Monthly Servicing Fee"; together, the "Monthly Servicing Fees") will be equal to one-twelfth of the product of 2% per annum and the Class A Investor Interest or the Class B Investor Interest, as the case may be, as of the last day of the related Monthly Period. The Monthly Servicing Fees will be paid each month from the Finance Charge Account; however, payment thereof will be made after payment to Certificateholders of the distributions of interest. On any Distribution Date with respect to any Monthly Period, the Transferor Servicing Fee will equal one-twelfth of the product of (a) the Transferor Interest and (b) the weighted average servicing fee percentage with respect to all Series of certificates.

  The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the Trustee, Paying Agent, Transfer Agent and Registrar and independent accountants and other fees which are not expressly stated in the Agreement to be payable by the Trust or the certificateholders other than federal, state and local income and franchise taxes, if any, of the Trust.

CERTAIN MATTERS REGARDING THE TRANSFEROR AND THE SERVICER

  The Servicer may not resign from its obligations and duties under the Agreement, except upon determination that performance of its duties is no longer permissible under applicable law and except as described below. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Agreement. Notwithstanding the foregoing, People's Bank may transfer its servicing obligations to any of its affiliates (which meets certain eligibility standards set forth in the Agreement) or, subject to certain conditions set forth in the Agreement, to any other entity which the Rating Agency has advised in writing will not result in the reduction or withdrawal of its then-existing rating of the Certificates and be relieved of its obligations and duties under the Agreement.

  The Agreement provides that the Servicer will indemnify the Trust, for the benefit of the certificateholders (including the Certificateholders), and the Trustee from and against any reasonable loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to the activities of the Trust or the Trustee pursuant to the Agreement; provided, however, that the Servicer shall not indemnify (a) the Trustee for liabilities imposed by reason of or resulting from fraud, negligence, breach of fiduciary duty or willful misconduct by the Trustee in the performance of its duties under the Agreement, (b) the Trust, the Certificateholders or the Certificate Owners for liabilities arising from actions taken by the Trustee at the request of Certificateholders, (c) the Trust, the Certificateholders or the Certificate Owners for any losses, claims, damages or liabilities incurred by any Certificateholder in its capacity as an investor, including without limitation, losses incurred as a result of defaulted Receivables or Receivables which are written off as uncollectible or (d) the Trust, the Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust, the Certificateholders or the Certificate Owners arising under any tax law, including without limitation any federal, state or local income or franchise tax or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Certificateholders or the Certificate Owners in connection therewith to any taxing authority.

  The Agreement provides that neither the Transferor nor the Servicer nor any of their respective directors, officers, employees or agents will be under any other liability to the Trust, the Certificateholders or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Agreement. Neither the Transferor, the Servicer nor any of their respective directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of the Transferor, the Servicer or any such person in the performance of its duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement and which in its opinion may expose it to any expense or liability.

  The Agreement provides that, in addition to Exchanges, the Holder of the Exchangeable Transferor Certificate may transfer all or a portion of the Exchangeable Transferor Certificate to any other party upon written consent of the Transferor; provided, however, that, in each case, prior to any such transfer (i) (a) the Trustee receives written notification from the Rating Agency then rating each Series that such transfer will not result in a lowering of its then-existing rating of the certificates rated by it and (b) the Trustee receives (among other things) a written opinion of counsel confirming that such transfer would not adversely affect the treatment of the Certificates of each series as debt for Federal, New York or Connecticut state income tax purposes or result in the trust being treated as a taxable entity and will not be treated as a taxable exchange to Certificateholders or (ii) such transfer complies with the provisions of the next succeeding paragraph. The Transferor, in its capacity as the original holder of the Exchangeable Transferor Certificate, transferred its interest in the Exchangeable Transferor Certificate to PSFC in accordance with the requirements described in clause (i) of the preceding sentence, pursuant to an Assignment and Assumption Agreement dated as of December 15, 1995 by and between the Transferor and PSFC.

  Any person into which, in accordance with the Agreement, the Transferor or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Transferor or the Servicer is a party, or any person succeeding to the business of the Transferor or the Servicer, upon execution of a supplemental agreement and delivery of an officer's certificate with respect to the compliance of the transaction with the applicable provisions of the Agreement and an opinion of counsel to the effect that such supplemental agreement is legal, valid and binding, will be the successor to the Transferor or the Servicer, as the case may be, under the Agreement. The Transferor may effect any sale, transfer or pledge of the Accounts or any of its obligations under the Agreement or effect any merger, consolidation or assumption which is not in accordance with the provisions of the preceding sentence so long as, among other conditions set forth in the Agreement: (a) the Transferor and Servicer determine that such event will not be adverse to the interests of the certificateholders of any Series; (b) the Rating Agency indicates that such event will not adversely affect the then-existing rating of certificates of any Series outstanding, including the Certificates; and (c) the purchaser, transferee, pledgee or successor entity executes a supplemental agreement whereby such entity agrees to assume the obligations of the Transferor.

SERVICER DEFAULT

  In the event of any Servicer Default (as defined below), either the Trustee or holders representing undivided interests aggregating more than 50% of the sum of the investor interests of all certificates outstanding, by written notice to the Servicer (and to the Trustee if given by the certificateholders), may terminate all of the rights and obligations of the Servicer as servicer under the Agreement and in and to the Receivables and the proceeds thereof and the Trustee may appoint a new Servicer (a "Service Transfer"). The rights and interest of the Transferor and the Holder of the Exchangeable Transferor Agreement under the Agreement and, as applicable, in the Transferor Interest will not be affected by such termination. The Trustee shall as promptly as possible appoint a successor Servicer, which successor Servicer must satisfy certain eligibility criteria contained in the Agreement. If no such Servicer has been appointed and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power and obligations of the Servicer under the Agreement shall pass to and be vested in the Trustee. If the Trustee is unable to obtain any bids from eligible servicers and the Servicer delivers an officer's certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, and if the Trustee is legally unable to act as successor Servicer, then the Trustee shall give the Transferor the right to accept reassignment of the Receivables at a price generally equal to the higher of the outstanding principal balance of the certificates plus accrued interest through the date of reassignment and the average bid quoted by two recognized dealers for a similar security rated in the highest rating category by the Rating Agency and having a remaining maturity approximately equal to the remaining maturity of such Series.

  A "Servicer Default" refers to any of the following events:

    (a) failure by the Servicer to make any payment, transfer or deposit or to give instructions to the Trustee to make any withdrawal, on the date the Servicer is required to do so under the Agreement (or within the applicable grace period, which shall not exceed five business days);

    (b) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer which has a material adverse effect on the holders of outstanding Series, including the Certificateholders (which determination shall be made without regard to whether funds are available in any Enhancement) and which continues unremedied for a period of 60 days after written notice and continues to have a material adverse effect on the certificateholders for such period; or the delegation by the Servicer of its duties under the Agreement, except as specifically permitted thereunder;

    (c) any representation, warranty or certification made by the Servicer in the Agreement or any Supplement, or in any certificate delivered pursuant to the Agreement or any Supplement, proves to have been incorrect when made which has a material adverse effect on the rights of certificateholders (which determination shall be made without regard to whether funds are available in any Enhancement) and which continues to be incorrect in any material respect for a period of 60 days after written notice; or

    (d) the occurrence of certain events of bankruptcy, insolvency or receivership of the Servicer.

  In the event of a Servicer Default, if a conservator or receiver is appointed for the Servicer and no Servicer Default other than such conservatorship or receivership or the insolvency of the Servicer exists, the conservator or receiver may have the power to prevent either the Trustee or the majority of the certificateholders from effecting a Service Transfer.

REPORTS TO CERTIFICATEHOLDERS

  On each Distribution Date, the Paying Agent will forward to each Certificateholder of record a statement (the "Monthly Servicer Report") prepared by the Servicer setting forth among other things: (a) the total amount distributed to Class A Certificateholders and the Class B Certificateholders, respectively, (b) the amount of the distribution made on such Distribution Date allocable to principal on the Class A Certificates and the Class B Certificates, respectively, (c) the amount of the distribution made on such Distribution Date allocable to interest on the Class A Certificates and the Class B Certificates, respectively, (d) the amount of collections of Principal Receivables processed during the preceding Monthly Period and allocated in respect of the Class A Certificates and the Class B Certificates, (e) the aggregate amount of Principal Receivables, the Class A Investor Interest and the Class B Investor Interest and the Class A Investor Percentage and the Class B Investor Percentage as of the end of the last day of the preceding Monthly Period, (f) the aggregate outstanding balance of Accounts which are up to 30 days delinquent, 31 to 60 days delinquent, and 61 or more days delinquent in accordance with the Servicer's then existing credit card guidelines by class of delinquency as of the end of the preceding Monthly Period, (g) the Class A Investor Default Amount and the Class B Investor Default Amount for the preceding Monthly Period, (h) the aggregate amount of Class A Investor Charge Offs and Class B Investor Charge Offs for the preceding Monthly Period and the aggregate amount of Investor Charge Offs reimbursed to each class on the Transfer Date immediately preceding such Distribution Date, (i) the amount of the Class A Monthly Servicing Fee and the Class B Monthly Servicing Fee for the preceding Monthly Period, (j) the Available Cash Collateral Amount as of the close of business on such Distribution Date, (k) the "Pool Factor" as of the end of the last day of the preceding Monthly Period (consisting of a seven-digit decimal expressing the ratio of Investor Interest to Initial Investor Interest), (l) the Deficit Controlled Amortization Amount for each class of the Series, (m) the aggregate amount of collections of Finance Charge Receivables allocable to the Investor Interest for the preceding Monthly Period, (n) the Required Amounts, if any, to be withdrawn from the Cash Collateral Account and, if the Available Cash Collateral Amount, the amount payable under the Interest Rate Caps and Shared Finance Charge Collections available to the Certificates are insufficient to satisfy the Required Amount, the amount of Reallocated Principal Allocations to be applied thereto, and any reductions in the Class B Investor Interest to satisfy the Class A Required Amount and (o) the ratio of the Available Cash Collateral Amount to the Investor Interest of the Certificates as of the last day of the preceding Monthly Period.

  On or before January 31 of each calendar year, beginning with 1997, the Paying Agent will furnish to each person who at any time during the preceding calendar year was a Certificateholder of record a statement prepared by the Servicer containing the information required to be contained in the Monthly Servicer Report, as set forth in clauses (a), (b) and (c) above aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information (consistent with the treatment of the Certificates as debt) as the Trustee or the Servicer deems necessary or desirable to enable the Certificateholders to prepare their tax returns.

  The Trustee will publish or will cause to be published following each Distribution Date (including the Scheduled Series 1996-1 Termination Date) in a daily newspaper in Luxembourg (expected to be the Luxemburger Wort) a notice to the effect that the information described in "Description of the Certificates--Reports to Certificateholders" in the prospectus will be available for review at the main office of the listing agent of the Trust in Luxembourg.

  Notices to Certificateholders will be given by publication in a daily newspaper in Luxembourg, which is expected to be the Luxemburger Wort. In the event that Definitive Certificates are issued, notices to Certificateholders will also be given by mail to the addresses of such holders as they appear in the certificate register.

EVIDENCE AS TO COMPLIANCE

  The Agreement provides that on or before March 31 of each calendar year, beginning in 1994, the Servicer will cause a firm of independent accountants to furnish a report to the effect that such firm has made a study and evaluation of the Servicer's internal accounting controls relative to the servicing of Accounts under the Agreement, and that, on the basis of such study and evaluation, such firm is of the opinion that the system of internal accounting controls in effect on the date set forth in such report relating to certain servicing procedures performed by the Servicer under the Agreement, taken as a whole, was sufficient for the prevention and detection of errors and irregularities in amounts that would be material to the financial statements of the Servicer and that such servicing was conducted in compliance with the applicable sections of the Agreement, except for such exceptions, errors or irregularities as such firm shall believe to be immaterial to the financial statements of the Servicer and such other exceptions, errors or irregularities as shall be set forth in such report. In addition, on or before March 31 of each calendar year, beginning in 1994, such firm has compared or will compare the amounts contained in the Servicer's statements and certificates delivered during such year with the computer reports of the Servicer and statements of any agents engaged by the Servicer to perform servicing activities which were the source of such amounts and deliver a report confirming that such amounts are in agreement except for such exceptions as it believes to be immaterial to the financial statements of the Servicer and such other exceptions as shall be set forth in such report.

  The Agreement provides for delivery to the Trustee on or before March 31 of each calendar year, beginning in 1994, of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fully performed, or has caused to be performed, its obligations in all material respects under the Agreement throughout the preceding year, or, if there has been a default in the performance of any such obligation in any material respect, specifying the nature and status of the default.

AMENDMENTS

  The Agreement and any Supplement may be amended by the Transferor, the Servicer and the Trustee, without certificateholder consent, to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein, and to add any other provisions with respect to matters or questions arising under the Agreement and any Supplement which are not inconsistent with the provisions of the Agreement and any Supplement. See "The Receivables". The Agreement may be amended from time to time without the consent of the Certificateholders by the Trustee, and by the Transferor or the Servicer with the consent of the Trustee, to (a) provide for the transfer by the Transferor of its interest in and to all or part of the Accounts in accordance with the provisions of the Agreement and (b) provide for the purchase of Principal Receivables by the Trust at a price which is less than 100% of the outstanding balance thereof, and to provide for the treatment of Collections of Principal Receivables, in an amount up to the aggregate amount by which the purchase price of Principal Receivables as sold thereafter is less than 100%, as Collections of Finance Charge Receivables; provided, however, that any such action shall not adversely affect in any material respect the interests of the certificateholders (each Certificateholder will be deemed to have agreed that the exercise of such option by the Transferor, at such time the Transferor determines to exercise such options, will not adversely affect in any material respects the interests of Certificateholders); provided, further, however, that the Servicer and the Trustee shall have received notice from the Rating Agency that any such amendment will not result in the reduction or withdrawal of its then-existing rating of the certificates of any Series. Moreover, any Supplement and any amendments regarding the addition or removal of Receivables to or from the Trust will not be considered amendments requiring certificateholder consent under the provisions of the Agreement or any Supplement.

  The Agreement may be amended by the Transferor, the Servicer and the Trustee with the consent of the holders of certificates evidencing undivided interests aggregating not less than 66 2/3% of the principal amount of all Series adversely affected, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Agreement or any Supplement or of modifying in any manner the rights of certificateholders of any Series. No such amendment, however, may (a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on such Series, (b) change the definition of or the manner of calculating the interest of any certificateholder of such Series or (c) reduce the aforesaid percentage of undivided interests, the holders of which are required to consent to any such amendment, in each case without the consent of all certificateholders of all Series adversely affected. Promptly following the execution of any amendment to the Agreement or any Supplement, the Trustee will furnish written notice of the substance of such amendment to each certificateholder of all Series (or with respect to an amendment of a Supplement, to the applicable Series).

LIST OF CERTIFICATEHOLDERS

  Upon written request of Certificateholders of record representing undivided interests in the Trust aggregating not less than 10% of the Investor Interest, the Trustee after having been adequately indemnified by such Certificateholders for its costs and expenses, and having given the Servicer notice that such request has been made, will afford such Certificateholders access during business hours to the current list of certificateholders of the Trust for purposes of communicating with other Certificateholders with respect to their rights under the Agreement. The Agreement generally does not provide for any annual or other meetings of certificateholders. See "--Book-Entry Registration" and "--Definitive Certificates" above.

                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

  The Transferor independently represents and warrants in the Agreement that the transfer of Receivables, Interchange and Recoveries constitutes either a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables, Interchange and Recoveries, except for the interest of the Transferor as the then current holder of the Exchangeable Transferor Certificate, or the grant to the Trust of a security interest in such property. The Transferor also independently represents and warrants in the Agreement that, in the event the transfer of Receivables, Interchange and Recoveries by the Transferor to the Trust is deemed to create a security interest under the Uniform Commercial Code (the "UCC"), as in effect in the State of New York, there will exist a valid, subsisting and enforceable first priority perfected security interest in such property in existence at the time of the formation of the Trust in favor of the Trust and a valid, subsisting and enforceable first priority perfected security interest in such property created thereafter in favor of the Trust on and after their creation, except for certain tax and other customary liens. For a discussion of the Trust's rights arising from a breach of these warranties, see "Description of the Certificates-- Representations and Warranties".

  The Transferor independently represents that the Receivables are "accounts" or "general intangibles" for purposes of the UCC as in effect in the States of New York and Connecticut. The transfer and assignment of accounts and the transfer of accounts and general intangibles as security for an obligation are covered by Article 9 of the UCC, with the transfer and assignments of accounts treated in the same fashion as the creation and perfection of a security interest therein. The filing of an appropriate financing statement is required to perfect the interest of the Trust therein. Financing statements covering the Receivables have been filed with the appropriate governmental authority to protect the interests of the Trust in the Receivables.

  There are certain limited circumstances under the UCC in which a prior or subsequent transferee of Receivables coming into existence after the closing date of the issuance by the Trust of the initial Series of certificates could have an interest in such Receivables with priority over the Trust's interest. Under the Agreement, however, the Transferor represents and warrants that it has transferred the Receivables to the Trust free and clear of the lien of any third party. In addition, the Transferor covenants that it will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to the Trust. A tax or other government lien on property of the Transferor arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivable. In addition, if the FDIC were appointed as receiver of the Transferor, certain administrative expenses of the receiver or the State of Connecticut Department of Banking may have priority over the interest of the Trust in such Receivable.

CERTAIN MATTERS RELATING TO CONSERVATORSHIP AND RECEIVERSHIP

  The Transferor is chartered as a Connecticut stock savings bank and is subject to regulation and supervision by the State of Connecticut Department of Banking. If the Transferor becomes insolvent or is in an unsound condition or if certain other circumstances occur, the State of Connecticut Department of Banking may request the Attorney General of Connecticut to apply to the Connecticut Court for an order appointing a conservator or receiver for the Transferor. Since the Transferor is a FDIC-insured bank, Connecticut law requires the conservator or receiver to be the Connecticut Banking Commissioner and permits the Commissioner to request that the FDIC be appointed conservator or receiver. In addition, the FDIC may appoint itself as conservator or receiver for the Transferor if the FDIC determines that one or more of certain conditions exist (such as, but not limited to, the Transferor's assets being insufficient for obligations, substantial dissipation of assets or earnings, the existence of unsafe or unsound conditions, the willful violation of a cease-and-desist order, concealment of records or assets, inability to meet obligations, the incurrence (or likelihood) of losses resulting in depletion of substantially all of its capital, violations of law likely to cause financial deterioration, cessation of insured status or undercapitalization of the Transferor).

  The FDIA sets forth certain powers that the FDIC in its capacity as conservator or receiver for the Transferor could exercise. To the extent that the Transferor has granted a security interest in the Receivables to the Trust, and that interest was validly perfected before the appointment of the FDIC as conservator or receiver and before the Transferor's insolvency, was not taken in contemplation of the insolvency of the Transferor, and was not taken with the intent to hinder, delay or defraud the Transferor or the creditors of the Transferor, such security interest should not be subject to avoidance if the Pooling and Servicing Agreement and Supplements thereto and related documents are approved by the Transferor and are continuously maintained as records of the Transferor (as required by the FDIA) and the transactions represent bona fide and arm's length transactions undertaken for adequate consideration in the ordinary course of business and the secured party is neither an insider nor an affiliate of the Transferor. As a result, payments to the Trust with respect to the Receivables (up to the amount of actual, direct compensatory damages, as described below) should not be subject to recovery by the FDIC as conservator or receiver of the Transferor. The foregoing conclusions regarding avoidance or recovery are based on FDIC general counsel opinions and policy statements regarding the application of certain provisions of the FDIA. If, however, the FDIC, as conservator or receiver for the Transferor were to assert a contrary position, or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to the Transferor as provided under the FDIA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. The FDIA provides that the FDIC may repudiate contracts determined by it to be burdensome and that claims for repudiated obligations are limited to actual, direct compensatory damages determined as of the date of the appointment of the conservator or receiver. The FDIA does not define the term "actual direct compensatory damages". On April 10, 1990, the RTC, formerly a sister agency of the FDIC, adopted a statement of policy (the "RTC Policy Statement") with respect to the payment of interest on direct collateralized borrowings of savings associations. The RTC Policy Statement states that interest on such borrowings will be payable at the contract rate up to the date of the redemption or payment by the conservator, receiver, or the trustee of an amount equal to the principal owed plus the contract rate of interest up to the date of such payment or redemption, plus any expenses of liquidation if provided for in the contract to the extent secured by the collateral. However, in a case involving zero-coupon bonds issued by a savings association which were repudiated by the RTC, a federal district court in the Southern District of New York held, in 1993, that the RTC was obligated to pay holders the fair market value of repudiated bonds as of the date of repudiation. The FDIC itself has not adopted a policy statement on payment of interest on collateralized borrowings of banks. The FDIC, as conservator or receiver, would also have the rights and powers conferred under Connecticut law.

  The Agreement provides that, upon the appointment of a conservator or receiver or upon a voluntary liquidation with respect to the Transferor, the Transferor will promptly give notice thereof to the Trustee and a Pay Out Event will occur with respect to all Series then outstanding. Pursuant to the Agreement, newly created Principal Receivables will not be transferred to the Trust on and after any such appointment or voluntary liquidation (although Finance Charge Receivables on existing balances will continue to be transferred), and unless otherwise instructed within a specified period by holders of more than 50% of the investor interest of each Series outstanding (or, with respect to any Series with two or more classes, 50% of each class) to the effect that such certificateholders disapprove of the liquidation of the Receivables and wish to continue having Principal Receivables transferred to the Trust as before such appointment or voluntary liquidation, the Trustee will proceed to sell, dispose of or otherwise liquidate the portion of the Receivables allocable to each Series that did not vote to disapprove of the liquidation of the Receivables in accordance with the Agreement in a commercially reasonable manner and on commercially reasonable terms. There can be no assurance, however, that a receiver or conservator will allow and not seek avoidance of continued transfer of Receivables to the Trust after receivership or conservatorship of the Transferor. Under the Agreement, the proceeds from the sale of the Receivables would be treated as collections of the Receivables and the Investor Percentage of such proceeds would be distributed to the Certificateholders. This procedure could be delayed, as described above. If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a conservator or receiver for the Transferor, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables, the commencement of the Rapid Amortization Period and the transfer of servicing obligations from the Transferor. A conservator or receiver would have the power to cause the early sale of the Receivables and the early retirement of the Certificates, to prohibit the continued transfer of Principal Receivables to the Trust, and to repudiate the servicing obligations of the Transferor. See "Description of the Certificates--Pay Out Events". In addition, the appointment of a receiver or conservator could adversely affect the Transferor's ability to repurchase ineligible Receivables from the Trust or make cash deposits in respect of credits, adjustments or fraudulent charges and could result in administrative expenses of the receiver or conservator having priority over the interest of the Trust in the Receivables.

CONSUMER PROTECTION LAWS

  The relationship of the cardholder and credit card issuer is extensively regulated by federal and state consumer protection laws. With respect to credit cards issued by the Transferor, the most significant laws include the federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting and Fair Debt Collection Practice Acts and applicable state law. These statutes impose disclosure requirements when a credit card account is advertised, when it is opened, at the end of monthly Billing Cycles, and at year end. In addition, these statutes limit cardholder liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and impose certain limitations on the type of account-related charges that may be assessed. Cardholders are entitled under these laws to have payments and credits applied to the credit card accounts promptly, to receive prescribed notices and to require billing errors to be resolved promptly. The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee from the Transferor with respect to obligations arising before transfer of the Receivables to the Trust or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against his obligation to pay the amount of Receivables owing. The Transferor warrants to the Trust in the Agreement that all Receivables have been and will be created in compliance with the requirements of such laws. The Servicer has also agreed in the Agreement to indemnify the Trust, among other things, for any liability arising from such violations caused by the Servicer. For a discussion of the Trust's rights arising from the breach of these warranties, see "Description of the Certificates--Representations and Warranties".

  Certain jurisdictions may attempt to require out-of-state credit card issuers to comply with such jurisdiction's consumer protection laws (including laws limiting the charges imposed by such credit card issuers) in connection with their operations in such jurisdictions. A successful challenge by such a jurisdiction could have an adverse impact on the Transferor's credit card operations or the yield on the Receivables in the Trust.

  Application of federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders if such laws result in any Receivables being written off as uncollectible when there are insufficient funds available in the Cash Collateral Account. See "Description of the Certificates-- Defaulted Receivables; Adjustments and Fraudulent Charges".

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

  The following discussion represents the opinion of Mayer, Brown & Platt, special tax counsel to the Transferor ("Tax Counsel"), subject to the exceptions and qualifications described herein, as to the material Federal income tax consequences of the purchase, ownership and disposition of the Certificates. This discussion, however, does not address every aspect of the Federal income tax laws that may be relevant to holders of Certificates in light of their personal investment circumstances or to certain types of Certificateholders subject to special treatment under the Federal income tax laws (for example, banks and life insurance companies). Accordingly, investors should consult their own tax advisors regarding Federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Certificates in their own particular circumstances. The discussion is generally limited to those persons who are the initial holders of the Certificates and to investors who will hold Certificates as capital assets. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, the Treasury regulations thereunder, and published rulings and court decisions in effect (or, in the case of certain Treasury regulations, that are proposed) as of the date hereof, all of which are subject to change, possibly retroactively. No ruling on any of the issues discussed below has been or will be sought from the Internal Revenue Service (the "IRS") and no assurance can be given that the IRS will not take contrary positions. It is anticipated that the Trust will not be indemnified for any Federal income tax that may be imposed upon it, and the imposition of any such taxes on the Trust could result in a reduction in the amounts available for distribution to the Certificateholders.

TREATMENT OF THE CERTIFICATES AS INDEBTEDNESS

  Tax Counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, based upon its analysis of the factors discussed below, the Certificates, when issued, will be characterized for Federal income tax purposes as indebtedness that is secured by the Receivables and the Trust will be disregarded.

  The Transferor and Certificateholders will express in the Agreement the intent that, for Federal, state and local income and franchise tax purposes, and for the purposes of any other tax imposed on or measured by income, the Certificates will be indebtedness secured by the Receivables. The Transferor, by entering into the Agreement, PSFC, by its beneficial ownership of the Transferor Interest, and each Certificateholder, by virtue of accepting a beneficial interest in a Certificate, will agree to treat the Certificates (or the beneficial interests therein) as indebtedness secured by the Receivables for Federal, state and local income and franchise tax purposes and for the purposes of any other tax imposed on or measured by income. Because, however, different criteria are used in determining the nontax accounting treatment of a transaction, the Transferor and PSFC will treat the Agreement for financial accounting purposes as a transfer of an ownership interest in the Receivables and not as creating a debt obligation.

  The economic substance of a transaction generally determines its Federal income tax consequences and the form of a transaction, while a relevant factor, is generally not conclusive evidence of its economic substance. In appropriate circumstances the courts have allowed taxpayers, as well as the IRS, to treat a transaction in accordance with its economic substance, notwithstanding that participants characterized the transaction differently for nontax purposes. In some instances, however, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel believes that the rationale of those cases will not apply to this transaction.

  The determination of whether the economic substance of a transfer of an interest in property is a sale or a loan secured by the transferred property depends on numerous factors that indicate whether the transferor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. Among the primary factors considered are whether the transferee has obtained the opportunity for gain if the property increases in value, has assumed the risk of loss if the property decreases in value and whether the transferee, at the time of transfer, has a fixed interest in the proceeds of the receivable when collected. Based upon its analysis of such factors, Tax Counsel is of the opinion that the Certificates will be characterized for Federal income tax purposes as indebtedness secured by the Receivables. Contrary characterizations that could be asserted by the IRS are described under "--Possible Characterization of the Arrangement as an Association Taxable as a Corporation or a Partnership" below. Except as otherwise expressly indicated, the following discussion assumes that the Certificates will be treated as debt obligations for Federal income tax purposes.

INTEREST INCOME TO CERTIFICATEHOLDERS

  It is anticipated that the Certificates will be issued at par value (or at an insubstantial discount from par value). To the extent that stated interest on the Certificates constitutes "qualified stated interest", it will be taxable as ordinary income for Federal income tax purposes when received or accrued by Certificateholders in accordance with their respective methods of tax accounting. Qualified stated interest generally includes stated interest that is unconditionally payable at least annually at a single fixed rate or at a qualified floating or objective variable rate that appropriately takes into account the length of the interval between payments. To the extent the Certificates were treated as being issued with original issue discount (generally, the excess of the "stated redemption price at maturity" of a Certificate, or all payments other than qualified stated interest, over the Certificate issue price) a Certificateholder would be required, subject to a de minimis exception, to include original issue discount ("OID") in income as interest over the term of the Certificate under a constant yield method, and, in general, OID must be included in income in advance of the receipt of cash representing that income.

  Because payment of a portion of the interest at the Certificate Rates may be subordinated during an Amortization Period to payments of other amounts, it is possible that all or a significant portion of the stated interest on the Certificates may not be treated as contingent interest. If any portion of the interest on the Certificates is treated as contingent interest, the manner in which such contingent interest would accrue is unclear. No currently effective Treasury regulations would govern the accrual of such contingent interest on a Certificate and it is not expected that regulations will be promulgated that would apply to the Certificates. Although Treasury regulations governing the treatment of debt instruments that provide for contingent payments were published on June 11, 1996, those regulations are only effective for debt instruments issued on or after August 13, 1996 and therefore are not expected to apply to the Certificates. The Treasury Department background statement accompanying those regulations provides that for debt instruments providing for contingent payments that are issued before August 13, 1996, a taxpayer may use any reasonable method to account for the debt instrument. In the absence of governing regulations one reasonable method of treating contingent interest (if any) payable in respect of the Certificates would permit a holder to include such contingent interest in income when received. If instead stated interest is treated neither as qualified stated interest nor as contingent interest, the amount of such stated interest would be included in the stated redemption price at maturity of a Certificate, and, as a result, the Certificates may be treated as having been issued with OID and taxed as above. Because of the uncertainty of treatment, Tax Counsel is unable to opine as to the appropriate treatment of stated interest on the Certificates. Holders are urged to consult their own tax advisors regarding the treatment of stated interest on the Certificates.

  A Certificateholder who purchases a Certificate at a market discount may be subject to the "market discount" rules of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the Certificate, and for the deferral of interest deductions with respect to debt incurred to acquire or carry the market discount Certificate.

  If a Certificate is purchased by a Certificateholder at a premium, such premium will be amortized as an offset to interest income (with a corresponding reduction in the Certificateholder's basis) under a constant yield method over the term of the Certificate if an election under Section 171 of the Code is made or is previously in effect.

DISPOSITION OF CERTIFICATES

  If a Certificate is sold, exchanged or otherwise disposed of, a Certificateholder generally will recognize gain or loss in an amount equal to the difference between the amount realized on the sale, exchange or disposition and the Certificateholder's adjusted basis in the Certificate. The adjusted basis of a Certificate generally will equal the cost of the Certificate to the Certificateholder, increased by any OID or market discount previously includible in the Certificateholder's gross income, and reduced by the portion of the basis of the Certificate allocable to payments on the Certificate previously received by the Certificateholder and any amortized premium. Subject to the market discount rules, gain or loss on the sale or other disposition of a Certificate will be capital gain or loss if the Certificate is held by the Certificateholder as a capital asset, except to the extent a holder realizes ordinary income attributable to accrued interest. Capital gain or loss will be long-term if the Certificate is held by the Certificateholder for more than one year and otherwise will be short-term.

POSSIBLE CHARACTERIZATION OF THE ARRANGEMENT AS AN ASSOCIATION TAXABLE AS A CORPORATION OR A PARTNERSHIP

  Although, as described above, it is the opinion of Tax Counsel that the Certificates are properly characterized as debt for Federal income tax purposes, such opinion is not binding on the IRS or the courts and no assurance can be given that this characterization would prevail. If the IRS were to contend successfully that the Certificates were not debt obligations for Federal income tax purposes, the arrangement created by the Agreement might be classified for Federal income tax purposes as an association taxable as a corporation that owns the Receivables or, possibly, as a partnership, including a "publicly traded partnership".

  If the arrangement created by the Agreement were treated as either an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, the resulting entity may be subject to Federal income taxes at corporate tax rates on its taxable income from the Receivables. Such a tax might result in reduced distributions to Certificateholders and Certificateholders might be liable for a share of such a tax. Moreover, it is unlikely that distributions by the entity would be deductible in computing the entity's taxable income (assuming that the Certificates were treated as ownership interests in the Receivables rather than as debt) with the result that the entity would have significant taxable income and tax liability. In addition, all or part of the distributions to Certificateholders would generally be treated as dividend income to the Certificateholders.

  If, alternatively, the Certificates were treated as interests in a partnership, the income reportable by the Certificateholders as partners could differ from the income reportable by the Certificateholders as holders of debt obligations. For example, a cash basis Certificateholder might be required to report income when it accrued to the partnership rather than when it is received by the Certificateholder. Moreover, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income, and would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Certificates. Finally, if a class of Certificates were treated as interests in a partnership and another class of Certificates were treated as debt, a portion of the taxable income allocated to a Certificateholder of the class of Certificates treated as interests in a partnership that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) would constitute "unrelated business taxable income" generally taxable to the holder under the Code.

  Since the Transferor and PSFC will treat the Certificates as indebtedness for Federal income tax purposes, neither the Transferor nor PSFC will comply with the tax reporting requirements that would apply under these alternative characterizations of the Certificates.

FOREIGN INVESTORS

  Assuming the Certificates represent debt obligations for Federal income tax purposes, if interest (including OID) paid to a nonresident alien individual, foreign corporation, foreign partnership or foreign estate or trust is not effectively connected with the conduct of a United States trade or business of the recipient, it will be considered "portfolio interest" and will (subject to the discussion of backup withholding below) be generally exempt from United States withholding tax; provided, however, that the Certificateholder complies with applicable certification requirements (and does not actually or constructively own ten percent or more of the voting stock of the Transferor or PSFC and is not a controlled foreign corporation related to the Transferor or its affiliates).

  If the Certificates were recharacterized as interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, to the extent distributions under the Agreement were treated as dividends, a nonresident alien individual or foreign corporation would generally be subject to withholding tax on the gross amount of such dividends at the rate of 30% (or lower rate as provided by an applicable treaty). If the IRS were to contend successfully that the Certificates represent interests in a partnership (not taxable as a corporation), a Certificateholder that is a nonresident alien, foreign corporation or foreign estate or trust might be required to file a United States individual or corporate income tax return and pay tax on its share of partnership income at regular U.S. rates, including the branch profits tax in the case of a Certificateholder that is a corporation, and would be subject to withholding tax on its share of partnership income.

INFORMATION REPORTING AND BACKUP WITHHOLDING

  The Servicer will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for Federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). Each non-exempt Certificateholder will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct Federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Certificateholder fail to provide the required certification, the Certificateholder will be subject to backup withholding of U.S. Federal income tax at a rate of 31% of the amounts otherwise payable to the holder. Such amount would be remitted to the IRS as a credit against the holder's Federal income tax liability.

                       STATE AND LOCAL TAX CONSEQUENCES

GENERAL

  State tax consequences to each Certificateholder will depend upon the provisions of the state tax laws to which the Certificateholder is subject. Most states modify or adjust the taxpayer's Federal taxable income to arrive at the amount of income potentially subject to state tax. Resident individuals generally pay state tax on 100% of such state-modified income, while corporations and other taxpayers generally pay state tax only on that portion of state-modified income assigned to the taxing state under the state's own apportionment and allocation rules. Because each state's tax law varies, it is impossible to predict the tax consequences to the Certificateholders in all of the state taxing jurisdictions in which they are already subject to tax.

CONNECTICUT

  The activities to be undertaken by the Servicer in servicing and collecting the Receivables will take place in Connecticut. Connecticut imposes an income tax on corporations doing business in Connecticut measured by their net income apportioned to Connecticut. This discussion is based upon present provisions of Connecticut law and regulations, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Connecticut Department of Revenue.

  Assuming the Certificates are treated as indebtedness for Federal income tax purposes, Pullman & Comley, LLC, special Connecticut counsel to the Transferor, is of the opinion that this treatment will also apply for Connecticut tax purposes. Pursuant to this treatment, Certificateholders not otherwise subject to Connecticut tax would not become subject to such tax solely because of their ownership of the Certificates. Certificateholders already subject to taxation in Connecticut as corporations, however, could be required to pay tax on the income generated from ownership of these Certificates.

  In the alternative, if the Certificates are treated as interests in a partnership (not taxable as a corporation) for Federal income tax purposes, the same treatment should also apply for Connecticut tax purposes. In such case, Connecticut could view the partnership as doing business in Connecticut. Connecticut would not impose any tax on the Trust, but a Certificateholder not otherwise subject to taxation in Connecticut could become subject to Connecticut income taxes as a result of its mere ownership of Certificates.

  If the Certificates are instead treated as ownership interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, then the entity could be subject to Connecticut income tax. Such taxes could result in reduced distributions to Certificateholders. A Certificateholder not otherwise subject to tax in Connecticut would not become subject to Connecticut taxes as a result of its mere ownership of such an interest.

  Because each state's income tax laws vary, it is impossible to predict the income tax consequences to the Certificateholders in all of the state taxing jurisdictions in which they are already subject to tax. There can be no assurance that other states will not claim that the Servicer has undertaken activities in such states. If such a claim were made, no assurances can be given as to whether the Certificates would be treated as indebtedness by any particular state. Certificateholders are urged to consult their own tax advisors with respect to state taxes.

  ALL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

                 CERTAIN EMPLOYEE BENEFIT PLAN CONSIDERATIONS

  Section 406 of ERISA and section 4975 of the Code prohibit certain pension, profit sharing or other employee benefit plans, Keogh plans, individual retirement accounts or annuities and employee annuity plans (collectively, "Benefit Plans") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Benefit Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

  A possible violation of the prohibited transaction rules could occur if the Certificates were to be purchased with assets of any Benefit Plan if the Transferor, the Servicer, the Trustee or the Underwriters were a "party in interest" or a "disqualified person", with respect to such Benefit Plan. The Transferor, the Servicer, the Trustee and the Underwriters are "parties in interest" or "disqualified persons" with respect to many Benefit Plans. Prior to the purchase of a Certificate, the fiduciary of any

Benefit Plan should consider whether a prohibited transaction might arise by virtue of the relationship between the Benefit Plan and the Transferor, the Servicer, the Trustee, the Underwriters or any affiliate of any thereof and, if so, should consult counsel regarding the purchase. The Department of Labor (the "DOL") has issued five class exemptions that may apply to otherwise prohibited transactions arising from the purchase or holding of the
Certificates: DOL Prohibited Transaction Exemption 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts) and 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers).

  Other prohibited transactions may arise through the operation of a regulation (the "Plan Asset Regulation") issued by the DOL. Under certain circumstances, the Plan Asset Regulation treats the assets of an entity in which a Benefit Plan has an equity interest as assets of such Benefit Plan. Although the Transferor and the Certificate Owners have agreed to treat the Certificates as debt instruments for tax purposes, the Certificates may be considered equity interests in the Trust for purposes of the Plan Asset Regulation. In such a case, if investment in the Certificates by Benefit Plans is substantial, the Plan Asset Regulation may apply to treat assets of the Trust as assets of an investing Benefit Plan unless the exception described below applies.

  The assets of the Trust would not be treated as plan assets if the Certificates constitute "publicly offered securities". A publicly-offered security is a security that is (a) freely transferable, (b) part of a class of securities that is owned, immediately subsequent to the initial offering, by 100 or more investors independent of the issuer and of one another and (c) either is (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act or (ii) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. For the purpose of this exception, the Class A Certificates should be deemed a "class" of securities that would be tested separately from any other securities that may be issued by the Trust. It is anticipated that the Class A Certificates will meet the criteria of publicly-offered securities as set forth above. The Class A Underwriters will not sell the Class A Certificates to Benefit Plans unless they believe that the Class A Certificates will be held by at least 100 persons at the conclusion of the offering. In addition, there are no restrictions imposed on the transfer of the Class A Certificates; and the Class A Certificates will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act. The Class B Certificates may not be acquired with the assets of any Benefit Plan.

  If the Plan Asset Regulation were to apply so that the Trust is considered to hold "plan assets", transactions involving the Trust and "parties in interest" or "disqualified persons" with respect to a Benefit Plan that is a Certificate Owner might be prohibited under Section 406 of ERISA and section 4975 of the Code unless an exemption is applicable. The five DOL class exemptions mentioned above may not provide relief for all transactions involving the Trust's assets even if they would otherwise be applicable to the purchase of a Certificate by a Benefit Plan.

  In light of the foregoing, fiduciaries of a Benefit Plan considering the purchase of Certificates should consult their own counsel regarding whether the assets of the Trust would be considered plan assets, the consequences that would apply if the Trust's assets were considered plan assets and the possibility of exemptive relief from the prohibited transaction rules.

  Finally, fiduciaries of a Benefit Plan should consider the fiduciary standards under ERISA or other applicable law in the context of the Benefit Plan's particular circumstances before authorizing an investment of a portion of a Benefit Plan's assets in the Certificates. Accordingly, among other factors, such fiduciaries should consider whether the investment (i) satisfies the diversification requirement of ERISA or other applicable law, (ii) is in accordance with the Benefit Plan's governing instruments and (iii) is prudent considering the "Risk Factors" and other factors discussed in this Prospectus.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in the underwriting agreement with respect to the Certificates (the "Underwriting Agreement"), PSFC and the Transferor have agreed with respect to the Class A Certificates to sell to each of the Underwriters named below (the "Class A Underwriters"), and each of the Class A Underwriters has severally agreed to purchase, the principal amount of Class A Certificates set forth opposite its name below:

                                                            PRINCIPAL AMOUNT OF
   UNDERWRITERS                                             CLASS A CERTIFICATES
   ------------                                             --------------------
   Goldman, Sachs & Co.....................................      106,334,000
   J.P. Morgan Securities Inc..............................      106,333,000
   Salomon Brothers Inc....................................      106,333,000
   Lehman Brothers Inc.....................................       20,000,000
   Morgan Stanley & Co. Incorporated.......................       20,000,000
   SBC Warburg.............................................       20,000,000
                                                                ------------
                                                                $379,000,000
                                                                ============

  Under the terms and conditions of the Underwriting Agreement, the several Class A Underwriters are committed to take and pay for all of the Class A Certificates, if any are taken.

  Subject to the terms and conditions set forth in the Underwriting Agreement, PSFC and the Transferor have agreed with respect to the Class B Certificates to sell to Goldman, Sachs & Co. (the "Class B Underwriters" and together with the Class A Underwriters, the "Underwriters"), and the Class B Underwriters have agreed to purchase, the Class B Certificates.

  Under the terms and conditions of the Underwriting Agreement, the Class B Underwriters are committed to take and pay for all of the Class B
Certificates, if any are taken.

  PSFC and the Transferor have been advised by the Class A Underwriters that they propose initially to offer the Class A Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price
less concessions not in excess of   % of the principal amount of the Class A
Certificates. The Class A Underwriters may allow, and such dealers may
reallow, concessions not in excess of   % of the principal amount of the Class
A Certificates to certain brokers and dealers. After the Class A Certificates are released for sale to the public, the public offering price and other selling terms may from time to time be varied by the Class A Underwriters.

  PSFC and the Transferor have been advised by the Class B Underwriters that they propose initially to offer the Class B Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price
less concessions not in excess of   % of the principal amount of the Class B
Certificates. The Class B Underwriters may allow, and such dealers may
reallow, concessions not in excess of   % of the principal amount of the Class
B Certificates to certain brokers and dealers. After the Class B Certificates are released for sale to the public, the public offering price and other selling terms may from time to time be varied by the Class B Underwriters.

  Application will be made to list the Class A Certificates on the Luxembourg Stock Exchange.

  Each Underwriter has represented and agreed that (a) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom; (b) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or who is a person to whom the document may otherwise lawfully be issued or passed on; and (c) if that Underwriter is an authorized person under the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation
1.02 of the Financial Services (Promotion of Unregulated Schemes) Regulations
1991) to any person in the United Kingdom the scheme described herein if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991.

  PSFC and the Transferor will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

                                 LEGAL MATTERS

  Certain legal matters relating to the issuance of the Certificates will be passed upon for the Transferor by William T. Kosturko, General Counsel to People's Bank. Certain legal matters relating to the Certificates will be passed upon for the Transferor by Mayer, Brown & Platt, New York, New York. Certain legal matters relating to the federal tax consequences of the issuance of the Certificates and certain other matters relating thereto will be passed upon for the Transferor by Mayer, Brown & Platt, New York, New York and certain legal matters relating to Connecticut state income tax consequences will be passed upon for the Transferor by Pullman & Comley, LLC, Bridgeport, Connecticut, special Connecticut counsel to People's Bank. Certain legal matters relating to the issuance of the Certificates will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom, New York, New York.

                               INDEX OF KEY TERMS

Accounts....................................................................  14
Additional Accounts.........................................................  15
Affinity Program Accounts...................................................  34
Agent Bank Accounts.........................................................  34
Aggregate Principal Receivables.............................................   8
Agreement...................................................................   3
Amortization Period.........................................................   7
Automatic Additional Accounts...............................................  15
Available Cash Collateral Amount............................................  17
Available Shared Principal Collections......................................   8
Bank Portfolio..............................................................  33
Base Rate...................................................................  29
Benefit Plans...............................................................  91
Billing Cycle...............................................................  35
Cash Collateral Account.....................................................   4
Cash Collateral Lender......................................................  17
Cede........................................................................   2
Cedel Participants..........................................................  52
Cedel.......................................................................  52
Certificate Owners..........................................................   2
Certificate Rate............................................................   9
Certificate Rates...........................................................   9
Certificateholder...........................................................  51
Certificateholders..........................................................   3
Certificates................................................................   1
Class A Cap Rate............................................................  49
Class A Certificate Rate....................................................   9
Class A Certificateholders..................................................   3
Class A Certificates........................................................   1
Class A Controlled Amortization Amount......................................  43
Class A Controlled Distribution Amount......................................  11
Class A Excess Interest.....................................................   9
Class A Excess Principal....................................................  55
Class A Expected Final Distribution Date....................................  12
Class A Initial Investor Interest...........................................   6
Class A Interest Rate Cap...................................................   4
Class A Investor Charge Off.................................................  19
Class A Investor Default Amount.............................................  73
Class A Investor Interest...................................................   6
Class A Investor Percentage.................................................   9
Class A Monthly Cap Rate Interest...........................................  18
Class A Monthly Interest....................................................   9
Class A Monthly Servicing Fee...............................................  78
Class A Notional Amount.....................................................  49
Class A Payment Amount......................................................  18
Class A Required Amount.....................................................  18
Class A Underwriters........................................................  93
Class B Cap Rate............................................................  49
Class B Certificate Rate....................................................   9
Class B Certificateholders..................................................   3

Class B Certificates........................................................   1
Class B Controlled Amortization Amount......................................  43
Class B Controlled Distribution Amount......................................  11
Class B Excess Interest.....................................................  10
Class B Excess Principal....................................................  55
Class B Expected Final Distribution Date....................................  12
Class B Initial Investor Interest...........................................   6
Class B Interest Rate Cap...................................................   4
Class B Investor Charge Off.................................................  20
Class B Investor Default Amount.............................................  73
Class B Investor Interest...................................................   6
Class B Investor Percentage.................................................   9
Class B Monthly Cap Rate Interest...........................................  19
Class B Monthly Interest....................................................  10
Class B Monthly Servicing Fee...............................................  78
Class B Notional Amount.....................................................  49
Class B Payment Amount......................................................  19
Class B Payment Commencement Date...........................................  56
Class B Required Amount.....................................................  19
Closing Date................................................................   5
Code........................................................................  87
Collection Account..........................................................  16
Collection Subaccount.......................................................  64
Collections.................................................................  65
Commission..................................................................   2
Congress....................................................................  26
Controlled Amortization Amount..............................................  43
Controlled Amortization Date................................................  11
Controlled Amortization Period..............................................  11
Controlled Distribution Amount..............................................  11
Cooperative.................................................................  53
Defaulted Accounts..........................................................  66
Defaulted Receivables.......................................................  73
Deficit Controlled Amortization Amount......................................  12
Definitive Certificates.....................................................  53
Depositaries................................................................  51
Depository..................................................................  48
Determination Date..........................................................  73
Disclosure Document.........................................................  13
Discount Option.............................................................  63
Discount Percentage.........................................................  63
Distribution Account........................................................  64
Distribution Date...........................................................   1
DOL.........................................................................  92
DTC Participants............................................................  51
DTC.........................................................................   2
Eligible Account............................................................  60
Eligible Additional Account.................................................  62
Eligible Automatic Additional Account.......................................  62
Eligible Receivable.........................................................  61
Enhancement Provider........................................................  59
Enhancement.................................................................   4

ERISA.....................................................................    23
Euroclear Operator........................................................    52
Euroclear Participants....................................................    52
Euroclear System..........................................................    52
Euroclear.................................................................    52
Excess Funding Account....................................................    64
Excess Principal..........................................................    55
Excess Spread.............................................................    20
Exchange..................................................................    13
Exchange Act..............................................................     2
Exchangeable Transferor Certificate.......................................     5
Expected Class A Principal................................................    55
Expected Class B Principal................................................    55
Expected Final Distribution Date..........................................    12
FDIA......................................................................    25
FDIC......................................................................     1
Finance Charge Account....................................................    64
Finance Charge Collections................................................    65
Finance Charge Receivables................................................    14
FIRREA....................................................................    25
GAO.......................................................................    26
Global Securities......................................................... AII-1
Holders...................................................................    54
Indirect Participants.....................................................    50
Ineligible Receivable.....................................................    59
Initial Cash Collateral Amount............................................    17
Initial Class A Scheduled Principal Payment Date..........................    55
Initial Interest Period...................................................    10
Initial Investor Interest.................................................     6
Insolvency Event..........................................................    76
Interchange...............................................................    39
Interest Period...........................................................    49
Interest Rate Cap Provider................................................     4
Interest Rate Caps........................................................     4
Investor Charge Offs......................................................    74
Investor Default Amount...................................................    73
Investor Exchange.........................................................    13
Investor Interest.........................................................     6
Investor Percentage.......................................................     6
IRS.......................................................................    87
LIBOR.....................................................................     9
LIBOR Determination Date..................................................    49
Loan Agreement............................................................    17
London Banking Day........................................................    48
MasterCard................................................................    33
Maximum Addition Amount...................................................    62
Minimum Aggregate Principal Receivables...................................    40
Minimum Transferor Interest...............................................    40
Monthly Period............................................................     7
Monthly Servicer Report...................................................    80
Monthly Servicing Fees....................................................    78
Moody's...................................................................    64

OID.........................................................................  88
Paired Amortization Period..................................................   7
Paired Certificates.........................................................   7
Participants................................................................  51
Pay Out Event...............................................................  43
Paying Agent................................................................  54
Permitted Investments.......................................................  64
Plan Asset Regulation.......................................................  92
Pool Factor.................................................................  81
Portfolio Yield.............................................................  29
Principal Account...........................................................  64
Principal Allocation........................................................  11
Principal Receivables.......................................................  14
Principal Terms.............................................................  57
PSFC........................................................................   1
Qualified Institution.......................................................  64
Qualified Substitute Arrangement............................................  49
Qualified Trust Institution.................................................  64
Rapid Amortization Period...................................................  12
Rating Agency...............................................................  31
Reallocated Principal Collections...........................................  18
Receivables.................................................................   1
Record Date.................................................................  47
Recoveries..................................................................  14
Reference Banks.............................................................  49
Removal Date................................................................  63
Removed Accounts............................................................  15
Replacement Interest Rate Cap...............................................  49
Representative Portfolio....................................................  37
Required Amounts............................................................  19
Required Cash Collateral Amount.............................................  17
Revolving Period............................................................  10
Securities Act..............................................................   2
Series......................................................................   3
Series Cut-Off Date.........................................................  14
Service Transfer............................................................  80
Servicer....................................................................  16
Servicer Default............................................................  80
Servicing Fee...............................................................  78
Shared Finance Charge Collections...........................................  21
Standard & Poor's...........................................................  64
Supplement..................................................................  12
Tax Counsel.................................................................  87
Telerate Page 3750..........................................................  49
Terms and Conditions........................................................  53
Total System................................................................  33
Transfer Agent and Registrar................................................  54
Transfer Date...............................................................  17
Transferor..................................................................   1
Transferor Exchange.........................................................  13
Transferor Interest.........................................................   6
Transferor Percentage.......................................................  67

Transferor Servicing Fee..................................................    78
Trust.....................................................................     1
Trust Portfolio...........................................................     5
Trustee...................................................................     3
U.S. Person............................................................... AII-4
UCC.......................................................................    84
Underwriting Agreement....................................................    92
VISA......................................................................    33

                                                                        ANNEX I

                              PRIOR SERIES ISSUED

  The table below sets forth the principal characteristics of the four Series previously issued by the Trust: the Series 1993-1 Certificates, the Series 1994-1 Certificates, the Series 1994-2 Certificates and the Series 1995-1 Certificates. For more specific information with respect to a Series, any prospective investor should contact People's Bank at (203) 338-7171. People's Bank will provide, without charge, to any prospective purchaser of the Certificates, a copy of the Disclosure Documents for any previously publicly-issued Series.

SERIES 1993-1
Initial Investor Interest....................................       $200,000,000
Certificate Rate.............................................    4.80% per annum
Current Investor Interest....................................       $100,000,000
Controlled Amortization Amount...............................     $16,666,666.67
Controlled Amortization Date.................................   December 1, 1995
Monthly Servicing Fee........................................       2% per annum
Initial Cash Collateral Amount...............................         $6,000,000
Surety Bond Initial Amount...................................        $19,000,000
Issuer of the Surety Bond.................................... Financial Guaranty
                                                               Insurance Company
Expected Series Final Distribution Date......................      December 1996
                                                               Distribution Date
Scheduled Series Termination Date............................      December 1998
                                                               Distribution Date
Series Issuance Date.........................................       July 9, 1993
SERIES 1994-1
Initial Investor Interest....................................       $200,000,000
Certificate Rate.............................................    5.10% per annum
Current Investor Interest....................................       $200,000,000
Controlled Amortization Amount...............................     $16,666,666.67
Controlled Amortization Date.................................     August 1, 1996
Monthly Servicing Fee........................................       2% per annum
Initial Cash Collateral Amount...............................         $6,000,000
Surety Bond Initial Amount...................................        $19,000,000
Issuer of the Surety Bond.................................... Financial Guaranty
                                                               Insurance Company
Expected Series Final Distribution Date......................        August 1997
                                                               Distribution Date
Scheduled Series Termination Date............................        August 2000
                                                               Distribution Date
Series Issuance Date.........................................  February 16, 1994

SERIES 1994-2
Initial Investor Interest.....................................      $400,000,000
Class A Certificate Rate
 through November 14, 1994.................................... 5.0875% per annum after November 14, 1994......................................  LIBOR plus 0.15%
Class B Certificate Rate
 through November 14, 1994.................................... 5.3375% per annum after November 14, 1994......................................  LIBOR plus 0.40%
Current Investor Interest.....................................      $400,000,000
Class A Controlled Amortization Amount........................    $27,142,857.14
Class B Controlled Amortization Amount........................       $20,000,000
Controlled Amortization Date..................................     March 1, 1997
Monthly Servicing Fee.........................................   2.00% per annum
Initial Cash Collateral Amount................................       $36,000,000
Class A Expected Final Distribution Date......................          May 1998
                                                               Distribution Date
Class B Expected Final Distribution Date......................         June 1998
                                                               Distribution Date
Scheduled Series 1994-2 Termination Date......................        March 2001
                                                               Distribution Date
Series Issuance Date..........................................  October 27, 1994
SERIES 1995-1
Initial Investor Interest.....................................      $400,000,000
Class A Certificate Rate
 through April 16, 1995.......................................  6.325% per annum after April 16, 1995.........................................  LIBOR plus 0.20%
Class B Certificate Rate
 through April 16, 1995.......................................  6.475% per annum after April 16, 1995.........................................  LIBOR plus 0.35%
Current Investor Interest.....................................      $400,000,000
Class A Controlled Amortization Amount........................    $27,142,857.14
Class B Controlled Amortization Amount........................       $20,000,000
Controlled Amortization Date..................................    August 1, 1999
Monthly Servicing Fee.........................................   2.00% per annum
Initial Cash Collateral Amount................................       $36,000,000
Class A Expected Final Distribution Date......................      October 2000
                                                               Distribution Date
Class B Expected Final Distribution Date......................     November 2000
                                                               Distribution Date
Scheduled Series 1995-1 Termination Date......................       August 2003
                                                               Distribution Date
Series Issuance Date..........................................    March 21, 1995

                                                                       ANNEX II

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

  Except in certain limited circumstances, the globally offered People's Bank Credit Card Master Trust Floating Rate Class A Asset Backed Certificates, Series 1996-1 and Floating Rate Class B Asset Backed Certificates, Series 1996-1 (collectively, the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through The Depository Trust Company ("DTC"), Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

  Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

  Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior People's Bank Credit Card Master Trust issues.

  Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

  Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

  All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as Participants and Indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

  Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior People's Bank Credit Master Trust issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

  Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in the same-day funds.

SECONDARY MARKET TRADING

  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

  Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior People's Bank Credit Card Master Trust issues in same-day funds.

                                     AII-1

  Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

  Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the accounts of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued to the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of actual days elapsed and a 360 day year. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

  Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

  As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

  Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

  Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of actual days elapsed and a 360 day year. The payment will then be reflected in

                                     AII-2
the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in a debit position in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

  Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

    (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

    (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

  A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

  Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

  Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

  Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or its agent.

                                     AII-3

  Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

  U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, its agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

  The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.


                                     AII-4

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

 NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFOR-MATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PEOPLE'S BANK OR THE UNDERWRITERS. NEITHER THE DE-LIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUM-STANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION.
                                  -----------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          -----
Reports to Certificateholders............................................     2
Available Information....................................................     2
Prospectus Summary.......................................................     3
Risk Factors.............................................................    25
The Trust................................................................    32
The Credit Card Business of People's Bank................................    33
The Receivables..........................................................    39
Maturity Assumptions.....................................................    43
Receivable Yield Considerations..........................................    45
Use of Proceeds..........................................................    46
People's Bank............................................................    46
Description of the Certificates..........................................    47
Certain Legal Aspects of the Receivables.................................    84
Certain Federal Income Tax Consequences..................................    87
State and Local Tax Consequences.........................................    90
Certain Employee Benefit Plan Considerations.............................    91
Underwriting.............................................................    93
Legal Matters............................................................    94
Index of Key Terms.......................................................    95
Annex I Prior Series Issued..............................................  AI-1
Annex II Global Clearance, Settlement and Tax Documentation Procedures... AII-1

                                  -----------

 UNTIL       , 1996 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                               $400,000,000

                           PEOPLE'S BANK CREDIT CARD
                                 MASTER TRUST

                        $379,000,000 FLOATING RATE
                             CLASS A ASSET BACKED
                          CERTIFICATES, SERIES 1996-1

                        $21,000,000 FLOATING RATE
                             CLASS B ASSET BACKED
                          CERTIFICATES, SERIES 1996-1

                                 people's bank

                            TRANSFEROR AND SERVICER

                                  -----------

                                  PROSPECTUS

                                  -----------


                 UNDERWRITERS OF THE CLASS A CERTIFICATES


                           GOLDMAN, SACHS & CO.

                            J.P. MORGAN & CO.

                           SALOMON BROTHERS INC


                 UNDERWRITERS OF THE CLASS B CERTIFICATES

                           GOLDMAN, SACHS & CO.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

PROSPECTUS SUPPLEMENT
TO PRELIMINARY PROSPECTUS DATED JUNE 21, 1996
(THE "SEC PROSPECTUS")

                                 $400,000,000

                    PEOPLE'S BANK CREDIT CARD MASTER TRUST

 $ 379,000,000 FLOATING RATE CLASS A ASSET BACKED CERTIFICATES, SERIES 1996-1
  $ 21,000,000 FLOATING RATE CLASS B ASSET BACKED CERTIFICATES, SERIES 1996-1

                                 PEOPLE'S BANK
                            TRANSFEROR AND SERVICER

  Each of the Floating Rate Class A Asset Backed Certificates, Series 1996-1 (the "Class A Certificates") and each of the Floating Rate Class B Asset Backed Certificates, Series 1996-1 (the "Class B Certificates" and, together with the Class A Certificates, the "Certificates") offered hereby will evidence undivided interests in certain assets of the People's Bank Credit Card Master Trust (the "Trust") created pursuant to a pooling and servicing agreement dated as of June 1, 1993 between People's Bank, as transferor and servicer (the "Transferor" or "Peoples Bank"), and Bankers Trust Company, as trustee. The property of the Trust includes, among other things, receivables (the "Receivables") generated from time to time in a portfolio of VISA(R) and MasterCard(R) credit card accounts, all monies due or to become due in payment of the Receivables, Recoveries, Interchange, the benefits of the funds and securities on deposit in a Cash Collateral Account with respect to the Certificates and certain interest rate cap agreements. People's Bank services the Receivables and People's Structured Finance Corp. ("PSFC"), a wholly-owned subsidiary of People's Bank, owns the undivided interest in the Trust not represented by the Certificates or other series of investor certificates issued by the Trust. Principal with respect to the Class A Certificates is scheduled to be distributed on each Distribution Date commencing with the December 2000 Distribution Date, but may be paid earlier under certain limited circumstances as described in the SEC Prospectus. Principal with respect to the Class B Certificates is scheduled to be distributed on the February 2002 Distribution Date, but may be paid earlier or later under certain limited circumstances as described in the SEC Prospectus.

  Interest on the Certificates will accrue from July 2, 1996.

  This Prospectus Supplement contains certain limited information about the offering of the Certificates which is relevant to non-U.S. persons. Detailed information concerning the offering is contained in the SEC Prospectus and purchasers are urged to read each of this Prospectus Supplement, which is attached to the SEC Prospectus, and the SEC Prospectus together and in full. Sales of the Certificates may not be consummated unless the purchaser has received this Prospectus Supplement and the SEC Prospectus.

  Application will be made to list the Class A Certificates on the Luxembourg Stock Exchange.

  The distribution of this Prospectus Supplement and the SEC Prospectus and the offering of the Certificates in certain jurisdictions may be restricted by law. Persons into whose possession this Prospectus Supplement and the SEC Prospectus come are required by the Underwriters to inform themselves about and to observe any such restrictions.

  This Prospectus Supplement and the SEC Prospectus do not constitute an offer to sell or the solicitation of an offer to buy the Certificates in any jurisdiction in which such offer or solicitation is unlawful.

  No person has been authorized to give information or make statements other than those of this Prospectus Supplement and of the SEC Prospectus and no person may rely on such information or statements as having been authorized. The publication of this Prospectus Supplement does not imply that the information contained herein is still valid after the date of publication.

  As used in this Prospectus Supplement and the SEC Prospectus, all reference to "dollars" and "$" are to United States dollars.

                          DESCRIPTION OF CERTIFICATES

  Reference should be made to the accompanying SEC Prospectus for a detailed summary of the provisions of the Certificates. Certain terms used and not defined in this Prospectus Supplement are defined in the SEC Prospectus.

DISTRIBUTIONS ON THE CERTIFICATES

  Interest will accrue on the Class A Investor Interest at the Class A Certificate Rate and on the Class B Investor Interest at the Class B Certificate Rate during each Interest Period following the Initial Interest Period and will accrue on the Class A Investor Interest at a rate of % per annum and on the Class B Investor Interest at a rate of % per annum during the Initial Interest Period. Interest will be distributed to Certificateholders on July 15, 1996, and on the 15th day of each month thereafter (or, if such 15th day is not a Business Day, on the next succeeding Business Day (each a "Distribution Date"). Certificateholders will receive all distributions of principal of and interest on the Certificates in the manner described under "Description of the Certificates--Book Entry Registration" and "--Definitive Certificates" in the SEC Prospectus. For further discussion of distributions of principal and interest with respect to the Certificates, see "Prospectus Summary--Interest," "--Principal Payments; Controlled Amortization Period," "--Principal Payments; Rapid Amortization Period" and "--Final Payment of Principal and Interest" and "Description of the Certificates-- General," "--Interest Payments" and "--Principal Payments" in the SEC Prospectus. "Interest Period" means, with respect to any Distribution Date, a period from and including the preceding Distribution Date to and including the day immediately preceding such Distribution Date; provided, however, that the Initial Interest Period will commence on the Closing Date. A "Business Day" for purposes other than determining LIBOR is any day other than a Saturday or Sunday and other than a day on which banking institutions in New York, New York or Connecticut are authorized or obligated by law or executive order to be closed.

  The Trustee will maintain a paying agency in Luxembourg for so long as the Class A Certificates are outstanding. The name and address of the paying agent are set forth at the end of this Prospectus Supplement. If Definitive Certificates are issued, such paying agent also will act as co-transfer agent and co-registrar with respect to the Definitive Certificates. In addition, upon maturity or final payment, such Definitive Certificates may be presented for payment at the offices of such paying agent in Luxembourg up to two years after maturity or final payment.

  No additional amounts will be payable to a Certificateholder in the event any deduction or withholding for or on account of any present or future tax, assessment or other governmental charge is imposed upon any payment to such Certificateholder by the United States or any political subdivision or taxing authority therein or thereof.

REPLACEMENT CERTIFICATES

  In the event that Definitive Certificates are issued, a Class A Certificate that is mutilated, destroyed, lost or stolen may be exchanged or replaced, as the case may be, at the offices of the co-transfer agent and co-registrar in Luxembourg upon presentation of the Class A Certificate or satisfactory evidence of the destruction, loss or theft thereof to the co-transfer agent and co-registrar. An indemnity satisfactory to the co-transfer agent and co-registrar and the Trustee may be required at the expense of the Certificateholder before a replacement Certificate will be issued. The Certificateholder will be required to pay any tax or other governmental charge imposed in connection with such exchange or replacement and any other expenses (including the fees and expenses of the Trustee and the co-transfer agent and co-registrar) connected therewith.

REPORTS; NOTICES

  The Trustee will publish or will cause to be published following each Distribution Date in a daily newspaper in Luxembourg (expected to be the Luxemburger Wort) a notice to the effect that the information set forth in the statement described under "Description of the Certificates--Reports to Certificateholders" in the SEC Prospectus will be available at the main office of the listing agent of the issuer in Luxembourg City, Bankers Trust Luxembourg S.A., 14 Boulevard F.D. Roosevelt, Luxembourg.

  Notices to Class A Certificateholders will be given by publication in a daily newspaper in Luxembourg, which is expected to be the Luxemburger Wort. In the event that Definitive Certificates are issued, notices to Certificateholders will also be given by mail to the addresses of such holders as they appear in the certificate register.

STATUS OF THE CERTIFICATES

  The Class A Certificates and Class B Certificates constitute general contractual obligations of the Trust and rank pari passu among themselves within each respective class and collectively as a Series with other present and future outstanding unsubordinated obligations of the Trust.

USE OF PROCEEDS

  The net proceeds from the sale of the Certificates, approximately $ before deduction of expenses, will be paid to PSFC. PSFC intends to distribute substantially all of such proceeds to the Transferor through the declaration and payment of a dividend and/or a distribution of capital to the Transferor, and the Transferor will use such proceeds for its general corporate purposes.

PAY OUT EVENTS

  The rights of Certificateholders upon the occurrence of a Pay Out Event are described under "Description of the Certificates--Pay Out Events" in the SEC Prospectus. In addition to the consequences of a Pay Out Event described therein, if a receiver or conservator is appointed for the Transferor, on the day of such appointment the Transferor will (pursuant to the Agreement and subject to the actions of the Certificateholders) immediately cease to transfer Receivables to the Trust and promptly give notice to the Trustee of such appointment. Under the terms of the Agreement the Trustee will publish a notice of the appointment of a receiver or conservator stating that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms unless within a specific period of time the holders of more than 50% of the principal amount of each Series outstanding (or 50% of each class of each such Series with more than one class) instruct the Trustee not to dispose of or liquidate the Receivables and to continue having Principal Receivables transferred to the Trust as before such appointment of a receiver or conservator. The proceeds from the sale, disposition or liquidation of the Receivables allocable to any Series that did not vote to disapprove the liquidation of the Receivables will be treated as collections on the Receivables (payable solely to such Series). If the portion of such proceeds allocated to the Certificateholders and the proceeds of any collections on the Receivables in the Distribution Account allocable to the Certificateholders are not sufficient to pay the Certificateholders in full, the amount of principal returned to Certificateholders will be reduced and the Certificateholders will incur a loss.

LIABILITY OF THE TRANSFEROR

  The Agreement provides that the Servicer will indemnify the Trust, for the benefit of the certificateholders (including the Certificateholders), and the Trustee from and against any reasonable loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to the activities of the Trust or the Trustee pursuant to the Agreement; provided, however, that the Servicer shall not indemnify (a) the Trustee for liabilities imposed by reason of or resulting from fraud, negligence, breach of fiduciary duty or willful misconduct by the Trustee in the performance of its duties under the Agreement, (b) the Trust, the Certificateholders or the Certificate Owners for liabilities arising from actions taken by the Trustee at the request of Certificateholders, (c) the Trust, the Certificateholders or the Certificate Owners for any losses, claims, damages or liabilities incurred by any Certificateholder in its capacity as an investor, including without limitation losses incurred as a result of defaulted Receivables or Receivables which are written off as uncollectible or (d) the Trust, the Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust, the Certificateholders or the Certificate Owners arising under any tax law, including without limitation any federal, state or local income or franchise tax or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Certificateholders or the Certificate Owners in connection therewith to any taxing authority.

  The Agreement provides that neither the Transferor nor the Servicer nor any of their respective directors, officers, employees or agents will be under any other liability to the Trust, the Certificateholders or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Agreement. Neither the Transferor, the Servicer, nor any of their respective directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of the Transferor, the Servicer or any such person in the performance of its duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement and which in its opinion may expose it to any expense or liability.

                                 PEOPLE'S BANK

  People's Bank was formed in 1842 and is headquartered in Bridgeport, Connecticut. People's Bank is a majority-owned subsidiary of People's Mutual Holdings, which as of March 31, 1996 owns 62.5% of the issued and outstanding common stock of People's Bank. In May 1993, People's Bank issued $69,000,000 of convertible preferred stock. In May 1996, People's Bank notified its preferred shareholders of its intent to redeem all shares of preferred stock, as soon as practicable, subject to regulatory approval. After such stock is fully converted, People's Mutual Holdings will own 60.1% of the common stock of People's Bank. People's Bank is chartered as a Connecticut stock savings bank, and as a state chartered non-member bank is regulated by the State of Connecticut Department of Banking and by the FDIC. As of March 31, 1996, People's Bank's total assets were approximately $6.9 billion, total liabilities were approximately $6.3 billion, and total stockholders' equity was approximately $565 million. At March 31, 1996, People's Bank Tier 1 leverage capital ratio was 7.7%, satisfying the minimum ratio of 4.0% to 5.0% generally required by the FDIC. People's Bank is also subject to the FDIC's risk-based capital regulations, which require minimum ratios of Tier 1 Capital and total capital to risk-weighted assets of 4.0% and 8.0%, respectively. People's Bank satisfied these requirements at March 31, 1996 with ratios of 10.7% and 12.0%, respectively. People's Bank regulatory capital ratios at March 31, 1996, exceed the FDIC's numeric criteria for classification as a "well-capitalized" institution. People's Bank's principal business is to provide full banking services to individuals and businesses within the State of Connecticut. People's Bank's lending activities consist of originating loans secured by residential and commercial properties, and extending secured and unsecured loans to consumers and businesses.

                        LISTING AND GENERAL INFORMATION

  Application will be made to list the Class A Certificates on the Luxembourg Stock Exchange. In connection with the listing application, the Articles of Association and By-laws of the Transferor, as well as legal notice relating to the issuance of the Class A Certificates, will be deposited prior to listing with the Chief Registrar of the District Court in Luxembourg, where copies thereof may be obtained upon request. Once the Class A Certificates have been so listed, trading of the Class A Certificates may be effected on the Luxembourg Stock Exchange. The Certificates will be accepted for clearance through the facilities of The Depository Trust Company and Cedel Bank, societe
anonyme, and the Euroclear System (ISIN number US    with respect to the Class
A Certificates and ISIN number US    with respect to the Class B Certificates
and Common Code number     with respect to the Class A Certificates and Common
Code number     with respect to the Class B Certificates).

  The transactions contemplated in this Prospectus and the SEC Prospectus were authorized by resolutions adopted by the Transferor on May 16, 1996 and by PSFC on June 6, 1996.

  The Trust was formed on June 1, 1993 pursuant to the Pooling and Servicing Agreement. The Trust has no assets other than those described in the SEC Prospectus.

  Copies of the Agreement, the Series 1996-1 Supplement, the annual report of independent public accountants, the documents listed under "Available Information" in the SEC Prospectus and the reports to Certificateholders referred to in the second paragraph under "Description of Certificates-- Reports to Certificateholders" in the SEC Prospectus, will be available at the office of Bankers Trust Luxembourg S.A., the Listing Agent of the Issuer in Luxembourg, whose address is 14 Boulevard F.D. Roosevelt, Luxembourg City, Luxembourg. Financial information regarding the Transferor is included in the consolidated financial statements of People's Bank's Annual Report and Form F-2 for the fiscal year ended December 31, 1995 and Form F-4 for the fiscal quarter ended March 31, 1996, each of which will be available at the office of the Listing Agent in Luxembourg.

  On or prior to each Distribution Date the Luxembourg Stock Exchange shall be advised of (i) the Class A Certificate Rate as determined under "Prospectus Summary--Interest" and "Description of Certificates--Determination of LIBOR" in the SEC Prospectus, for the immediately following Distribution Date, (ii) the amount of interest to be distributed in respect of the Class A Certificates for the Distribution Date referred to in (i) above and (iii) the principal amount of the Class A Certificates that will be outstanding after the principal distribution made on the Distribution Date on which such report is being furnished. Also, promptly following each Distribution Date a notice will be published in a daily newspaper (expected to be the Luxemburger Wort) specifying the information described above in Items (i) and (ii).

  The Certificates, the Agreement and the Series 1996-1 Supplement are governed by the laws of the State of New York.

                       PRINCIPAL OFFICE OF PEOPLE'S BANK
                               Bridgeport Center
                                850 Main Street
                           Bridgeport, CT 06604-4913

                                    TRUSTEE

                             BANKERS TRUST COMPANY
                                4 Albany Street
                                   10th Floor
                            New York, New York 10005

                                 PAYING AGENTS

        BANKERS TRUST COMPANY                   BANKERS TRUST LUXEMBOURG,
           4 Albany Street                                S.A.
             10th Floor                        14 Boulevard F.D. Roosevelt
      New York, New York 10005                       Luxembourg City
                                                       Luxembourg

                                 LISTING AGENT

                           BANKERS TRUST LUXEMBOURG,
                                      S.A.
                          14 Boulevard F.D. Roosevelt
                                Luxembourg City
                                   Luxembourg

        LEGAL ADVISER TO THE                      LEGAL ADVISER TO THE
                BANK                                  UNDERWRITERS
       As to United States Law                   As to United States Law
        MAYER, BROWN & PLATT                      SKADDEN, ARPS, SLATE,
            1675 Broadway                            MEAGHER & FLOM
    New York, New York 10019-5820                   919 Third Avenue
                                                New York, New York 10022

                               ACCOUNTANTS TO THE
                                      BANK
                               KPMG PEAT MARWICK
                              2001 M Street, N.W.
                                   9th Floor
                             Washington, D.C. 20036

                                    PART II

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   Registration Fee................................................ $137,931.04
   Printing and Engraving..........................................      70,000
   Legal Fees and Expenses.........................................     150,000
   Blue Sky Fees and Expenses......................................      10,000
   Accountants' Fees and Expenses..................................      30,000
   Rating Agency Fees..............................................     162,500
   Miscellaneous Fees..............................................      75,000
                                                                    -----------
     Total......................................................... $635,431.04
                                                                    ===========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Article X of the Articles of Incorporation of People's Bank provides that the Bank shall indemnify its directors, officers, employees, agents, and all other persons eligible for indemnification by People's Bank, to the fullest extent permitted or required by Section 33-320a of the Connecticut General Statutes and as provided by the Bylaws of the Bank. Furthermore, no director of People's Bank shall be personally liable to People's Bank or its stockholders for monetary damages for breach of duty as a director in any amount in excess of the compensation received by the director for serving People's Bank in that capacity during the year such violation occurred, unless such breach (1) involves a knowing and culpable violation of law by the director, (2) enables the director or an associate of such director (as defined in subdivision (3) of Section 33-374d of the Connecticut General Statutes), to receive an improper personal economic gain, (3) shows a lack of good faith and a conscious disregard for the duty of the director to People's Bank under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to People's Bank, (4) constitutes a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to People's Bank, or (5) creates liability under Section 36-9 of the Connecticut General Statutes. Furthermore,
Article X of the Articles of Incorporation provides that any repeal or modification of Article X by the stockholders of People's Bank shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of People's Bank existing at the time of such repeal or modification.

  Article VI of the By-laws of People's Bank provides that the Bank shall indemnify (a) its currently acting and its former directors, officers, employees or agents to the fullest extent that indemnification of directors is permitted by the Connecticut Stock Corporation Act and (b) its officers to the same extent as its directors (and to such further extent as is consistent with law). In addition, Article VI of such By-Laws provides that People's Bank shall indemnify its directors and officers who, while serving as directors or officers of People's Bank, also serve at the request of People's Bank as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan to the fullest extent permitted by the Connecticut Stock Corporation Act.

  Article VI of People's Bank's By-laws also provides that any director or officer seeking indemnification within the foregoing rights of indemnification shall be entitled to advances from People's Bank for payment of the reasonable expenses incurred by him in connection with the matter as to which he is seeking indemnification as authorized by the Board of Directors in accordance with the provisions of and in the manner and to the fullest extent permissible under the Connecticut Stock Corporation Act. Further, such Section provides that the foregoing rights of indemnification shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking indemnification may be entitled and shall inure to the benefit of the heirs, executors and administrators of such director or officer. Furthermore, any such right of indemnification shall be consistent with the laws of the State of Connecticut.

  The Connecticut Stock Corporation Act provides that a corporation may indemnify any person made a party to any proceeding, other than an action by or in the right of the corporation, by reason of the fact that he, or the person whose legal representative he is, is or was a shareholder, director, officer, employee or agent of the corporation, or an eligible outside party, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses actually incurred by him, and the person whose legal representative he is, in connection with such proceeding such person shall not be entitled to indemnification if (1) it is established that such person, and the person whose legal representative he is, was successful on the merits in the defense of any proceeding referred to in this subsection, or (2) it shall be concluded that such person, and the person whose legal representative he is, acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation or, in the case of a person serving as a fiduciary of an employee benefit plan or trust, either in the best interests of the corporation or in the best interests of the participants and beneficiaries of such employee benefit plan or trust and consistent with the provisions of such employee benefit plan or trust and, with respect to any criminal action or proceeding, that he had no reasonable cause to believe his conduct was unlawful, or (3) the court shall have determined that in view of all the circumstances such person is fairly and reasonably entitled to be indemnified, and then for such amount as the court shall determine; except that, in connection with an alleged claim based upon his purchase or sale of securities of the corporation or of another enterprise, which he serves or served at the request of the corporation, the corporation shall only indemnify such person after the court shall have determined that in view of all the circumstances such person is fairly and reasonably entitled to be indemnified, and then for such amount as the court shall determine.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  The Trust has not previously issued any unregistered securities.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS

  (a) Exhibits

 1.1  --Form of Underwriting Agreement.
 3.1  --Articles of Incorporation as amended. (Incorporated herein by reference to Exhibit of
       Registration Statement No. 33-63146 of People's Bank)
 3.2  --By-laws, as amended. (Incorporated herein by reference to Exhibit 3.2 of Registration
       Statement No. 33-90012 of People's Bank)
 4.1  --Pooling and Servicing Agreement, and certain other related agreements as Exhibits thereto.
 4.2  --Form of Series 1996-1 Supplement, including form of Series 1996-1 Certificate, and certain other related agreements as Exhibits thereto.
 4.3  --Form of Interest Rate Caps
 5.1  --Opinion of Mayer, Brown & Platt with respect to legality.
 8.1  --Opinion of Mayer, Brown & Platt with respect to tax matters.
 8.2  --Opinion of Pullman & Comley, LLC with respect to tax matters.
23.1  --Consent of Mayer, Brown & Platt (included in its opinions filed as Exhibit 5.1 and Exhibit 8.1).
23.2  --Consent of Pullman & Comley, LLC (included in its opinion filed as an Exhibit to Exhibit 8.2.)
24.1  --Powers of Attorney.*

- --------

* Previously filed.

  (b) Financial Statements

  All financial statements, schedules and historical financial information have been omitted as they are not applicable.

ITEM 17. UNDERTAKINGS

  The undersigned registrant hereby undertakes as follows:

  (a) To provide to the Underwriters at the closing specified in the Underwriting Agreement Certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

  (c) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

  (d) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BRIDGEPORT, STATE OF CONNECTICUT, ON JUNE 20, 1996.

                                          People's Bank, as originator of the
                                           Trust (Registrant)

                                                  /s/ George W. Morriss
                                          By: _________________________________
                                                    GEORGE W. MORRISS
                                           Executive Vice President and Chief
                                                    Financial Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED ON JUNE 20, 1996 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

              SIGNATURES                                TITLE

                   *                        President and Chief Executive
_______________________________________     Officer,  Director
           DAVID E.A. CARSON

                   *                        Executive Vice President, Director
_______________________________________
            JAMES P. BIGGS

         /s/ George W. Morriss              Executive Vice President and Chief
_______________________________________     Financial  Officer
           GEORGE W. MORRISS

                   *                        Senior Vice President,
_______________________________________     Comptroller,  as Chief Accounting
            CARLOS R. MELLO                 Officer

                   *                                  Director
_______________________________________
           GEORGE P. CARTER

                   *                                  Director
_______________________________________
           JOSEPH E. CLANCY

                   *                                  Director
_______________________________________
           GEORGE R. DUNBAR

                   *                                  Director
_______________________________________
        NORWICK R.G. GOODSPEED

               SIGNATURES                                TITLE

                   *                                    Director
________________________________________
            SAMUEL W. HAWLEY

                   *                                    Director
________________________________________
          BETTY RUTH HOLLANDER

                   *                                    Director
________________________________________
           JEAN M. LAVECCHIA

                   *                                    Director
________________________________________
            EUNICE S. GROARK

                   *                                    Director
________________________________________
              SAUL KWARTIN

                   *                                    Director
________________________________________
            JACK E. MCGREGOR

                   *                                    Director
________________________________________
            JOHN F. MERCHANT

                   *                                    Director
________________________________________
         WILMOT F. WHEELER, JR.

         /s/ George W. Morriss
*By: ___________________________________
           GEORGE W. MORRISS
          as attorney-in-fact

                                 EXHIBIT INDEX

 1.1  --Form of Underwriting Agreement.
 3.1  --Articles of Incorporation, as amended. (Incorporated herein by reference to Exhibit 3.1 of
       Registration Statement No. 33-63146 of People's Bank)
 3.2  --By-laws, as amended. (Incorporated herein by reference to Exhibit 3.2 of Registration
       Statement No. 33-90012 of People's Bank)
 4.1  --Pooling and Servicing Agreement, and certain other related agreements as Exhibits thereto.
 4.2  --Form of Series 1996-1 Supplement, including form of Series 1996-1 Certificate, and certain other related agreements as Exhibits thereto.
 4.3  --Form of Interest Rate Caps
 5.1  --Opinion of Mayer, Brown & Platt with respect to legality.
 8.1  --Opinion of Mayer, Brown & Platt with respect to tax matters.
 8.2  --Opinion of Pullman & Comley, LLC with respect to tax matters.
23.1  --Consent of Mayer, Brown & Platt (included in its opinions filed as Exhibit 5.1 and Exhibit 8.1).
23.2  --Consent of Pullman & Comley, LLC (included in its opinion filed as an Exhibit to Exhibit 8.2).
24.1  --Powers of Attorney.*

- --------

* Previously filed